                                                                   EXHIBIT 10.15
                                                                  EXECUTION COPY

                      AMENDED AND RESTATED CREDIT AGREEMENT

                           dated as of July 16, 2003,

                                      among

                              CALPINE CORPORATION,
                                as the Borrower,

                    CERTAIN COMMERCIAL LENDING INSTITUTIONS,
                                 as the Lenders,

                             THE BANK OF NOVA SCOTIA
      as Administrative Agent, Funding Agent, Lead Arranger and Bookrunner,

                  BAYERISCHE LANDESBANK, CAYMAN ISLANDS BRANCH
             as Lead Arranger, Co-Bookrunner and Documentation Agent

                                       and

                ING CAPITAL LLC and TORONTO DOMINION (TEXAS) INC.
           as Lead Arrangers, Co-Bookrunners and Co-Syndication Agents

                                TABLE OF CONTENTS

                                                                                                                     PAGE
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS.......................................................................      1

         SECTION 1.1.   Defined Terms............................................................................      1
         SECTION 1.2.   Use of Defined Terms.....................................................................     31
         SECTION 1.3.   Cross-References.........................................................................     31
         SECTION 1.4.   Accounting and Financial Determinations..................................................     31

ARTICLE II COMMITMENTS, BORROWING PROCEDURES AND NOTES...........................................................     31

         SECTION 2.1.   Commitments/Loans........................................................................     31
         SECTION 2.2.   Reduction of Revolving Commitment Amount and Term B Loans................................     33
         SECTION 2.3.   Borrowing Procedure......................................................................     34
         SECTION 2.4.   Continuation and Conversion Elections....................................................     34
         SECTION 2.5.   Funding .................................................................................     34
         SECTION 2.6.   Notes; Register..........................................................................     35

ARTICLE III REPAYMENTS, PREPAYMENTS, INTEREST AND FEES...........................................................     35

         SECTION 3.1.   Repayments and Prepayments...............................................................     35
         SECTION 3.2.   Interest Provisions......................................................................     40
         SECTION 3.3.   Fees ....................................................................................     41

ARTICLE IV LETTERS OF CREDIT.....................................................................................     42

         SECTION 4.1.   Issuance Requests........................................................................     42
         SECTION 4.2.   Issuances and Extensions.................................................................     43
         SECTION 4.3.   Expenses ................................................................................     44
         SECTION 4.4.   Other Revolving Lenders' Participation...................................................     44
         SECTION 4.5.   Disbursements............................................................................     45
         SECTION 4.6.   Reimbursement............................................................................     45
         SECTION 4.7.   Cash Collateral..........................................................................     46
         SECTION 4.8.   Nature of Reimbursement Obligations......................................................     46
         SECTION 4.9.   Increased Costs; Indemnity...............................................................     48
         SECTION 4.10.   Existing Letters of Credit..............................................................     49
         SECTION 4.11.   Equivalent Amount Determinations........................................................     49
         SECTION 4.12.   Currency Fluctuations, etc..............................................................     49

ARTICLE V CERTAIN LIBO RATE AND OTHER PROVISIONS.................................................................     50

         SECTION 5.1.   LIBO Rate Lending Unlawful...............................................................     50
         SECTION 5.2.   Deposits Unavailable.....................................................................     50
         SECTION 5.3.   Increased LIBO Rate Loan Costs, etc......................................................     50
         SECTION 5.4.   Funding Losses...........................................................................     51
         SECTION 5.5.   Increased Capital Costs..................................................................     51

         SECTION 5.6.   Taxes ...................................................................................     52
         SECTION 5.7.   Payments, Computations, etc..............................................................     53
         SECTION 5.8.   Sharing of Payments......................................................................     54
         SECTION 5.9.   Use of Proceeds..........................................................................     54

ARTICLE VI CONDITIONS PRECEDENT..................................................................................     55

         SECTION 6.1.   Effectiveness; Initial Credit Extension..................................................     55
         SECTION 6.2.   All Credit Extensions....................................................................     57

ARTICLE VII REPRESENTATIONS AND WARRANTIES.......................................................................     59

         SECTION 7.1.   Organization, etc........................................................................     59
         SECTION 7.2.   Due Authorization, Non-Contravention, etc................................................     59
         SECTION 7.3.   Government Approval, Regulation, etc.....................................................     59
         SECTION 7.4.   Validity, etc............................................................................     60
         SECTION 7.5.   Financial Information....................................................................     60
         SECTION 7.6.   No Material Adverse Effect...............................................................     60
         SECTION 7.7.   Litigation, Labor Controversies, etc.....................................................     60
         SECTION 7.8.   Subsidiaries.............................................................................     60
         SECTION 7.9.   Ownership of Properties..................................................................     61
         SECTION 7.10.   Taxes ..................................................................................     61
         SECTION 7.11.   Pension and Welfare Plans...............................................................     61
         SECTION 7.12.   Environmental Warranties................................................................     61
         SECTION 7.13.   Regulations U and X.....................................................................     63
         SECTION 7.14.   Accuracy of Information.................................................................     63
         SECTION 7.15.   Protection under Security Documents.....................................................     63
         SECTION 7.16.   Indebtedness of Certain Subsidiaries....................................................     63
         SECTION 7.17.   Designation of Subsidiaries.............................................................     63

ARTICLE VIII COVENANTS...........................................................................................     63

         SECTION 8.1.   Affirmative Covenants....................................................................     63
         SECTION 8.2.   Negative Covenants.......................................................................     69
         SECTION 8.3.   No Restriction on Payments to the Borrower...............................................     82

ARTICLE IX EVENTS OF DEFAULT.....................................................................................     82

         SECTION 9.1.   Listing of Events of Default.............................................................     82
         SECTION 9.2.   Action if Bankruptcy.....................................................................     85
         SECTION 9.3.   Action if Other Event of Default.........................................................     85

ARTICLE X THE AGENT..............................................................................................     85

         SECTION 10.1.   Actions.................................................................................     85
         SECTION 10.2.   Funding Reliance, etc...................................................................     86
         SECTION 10.3.   Exculpation.............................................................................     86
         SECTION 10.4.   Successor...............................................................................     86

         SECTION 10.5.   Loans or Letters of Credit Issued by Agent or any Issuer................................     87
         SECTION 10.6.   Credit Decisions........................................................................     87
         SECTION 10.7.   Copies, etc.............................................................................     87
         SECTION 10.8.   Other Agents; Lead Arrangers............................................................     87
         SECTION 10.9.   Collateral Matters......................................................................     88

ARTICLE XI MISCELLANEOUS PROVISIONS..............................................................................     89

         SECTION 11.1.   Waivers, Amendments, etc................................................................     89
         SECTION 11.2.   Notices.................................................................................     90
         SECTION 11.3.   Payment of Costs and Expenses...........................................................     90
         SECTION 11.4.   Indemnification.........................................................................     91
         SECTION 11.5.   Survival ...............................................................................     93
         SECTION 11.6.   Severability............................................................................     93
         SECTION 11.7.   Headings ...............................................................................     93
         SECTION 11.8.   Execution in Counterparts, Effectiveness, etc...........................................     93
         SECTION 11.9.   Governing Law; Entire Agreement.........................................................     93
         SECTION 11.10.   Successors and Assigns.................................................................     93
         SECTION 11.11.   Sale and Transfer of Loans and Notes; Participations in Loans and Notes................     94
         SECTION 11.12.   Other Transactions.....................................................................     97
         SECTION 11.13.   Forum Selection and Consent to Jurisdiction............................................     97
         SECTION 11.14.   Waiver of Jury Trial...................................................................     98
         SECTION 11.15.   Confidentiality........................................................................     98
         SECTION 11.16.   Judgment Currency......................................................................     99

SCHEDULE I       -   Disclosure Schedule
SCHEDULE II      -   Percentages
SCHEDULE 1.1     -   Organizational Chart
SCHEDULE 4.10    -   Existing Letters of Credit

EXHIBIT A-1      -   Form of Revolving Note
EXHIBIT A-2      -   Form of Term Note
EXHIBIT B        -   Form of Borrowing Request
EXHIBIT C        -   Form of Continuation/Conversion Notice
EXHIBIT D        -   Form of Issuance Request
EXHIBIT E        -   Form of Lender Assignment Agreement
EXHIBIT F-1      -   Form of Opinion of general counsel of the Borrower
EXHIBIT F-2      -   Form of Opinion of special counsel to the Borrower
EXHIBIT G        -   Form of Prepayment Option Notice
EXHIBIT H        -   Form of Canadian Stock Pledge Agreement
EXHIBIT I        -   Form of Collateral Trust Agreement
EXHIBIT J        -   Form of Gilroy Assignment Agreement
EXHIBIT K        -   Form of LLC Pledge Agreement
EXHIBIT L        -   Form of Note Pledge Agreement
EXHIBIT M        -   Form of Guarantee and Collateral Agreement
EXHIBIT N        -   Form of Stock Pledge Agreement

                      AMENDED AND RESTATED CREDIT AGREEMENT

         THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 16, 2003, among CALPINE CORPORATION, a Delaware corporation (together with its successors, the "Borrower"), the various financial institutions as are or may become parties hereto (collectively, the "Lenders"), various lead Arrangers (as defined below), and THE BANK OF NOVA SCOTIA ("Scotia Capital"), as administrative agent and funding agent (in such capacity, the "Agent").

                              W I T N E S S E T H:

         WHEREAS, the Borrower is a party to the Credit Agreement, dated as of March 8, 2002, as amended (the "2002 Credit Agreement"), with the lenders party thereto, the agents named therein, and Scotia Capital, as joint administrative agent and funding agent;

         WHEREAS, the Borrower has requested that the Lenders and the Agent amend and restate the 2002 Credit Agreement in its entirety to, among other things, (i) extend the maturity of the Revolving Loan Commitments until July 15, 2005, (ii) decrease the aggregate Revolving Loan Commitments to an amount equal to $300,000,000 and (iii) provide for a new term B loan facility in an aggregate principal amount equal to $200,000,000;

         WHEREAS, the Lenders and the Agent are willing to amend and restate the 2002 Credit Agreement and to make credit facilities available to the Borrower upon and subject to the terms and conditions hereinafter set forth; and

         WHEREAS, (i) the 2002 Credit Agreement is being amended and restated pursuant to this Agreement, (ii) certain indebtedness under the 2002 Credit Agreement, as amended and restated in connection with this Agreement, will be continued under this Agreement and (iii) all obligations of the Borrower under the Loan Documents and all liens and security interests created under the Loan Documents will be continued, amended and restated as provided herein and therein and will not be cancelled or discharged;

         NOW, THEREFORE, the parties hereto agree that the 2002 Credit Agreement shall be amended and restated in its entirety as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "Acquisition" means an acquisition by the Borrower or any of its Subsidiaries of power projects, reserves of geothermal steam and fluids, natural gas reserves, and other assets within the scope of its existing business.

         "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

                  (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

                  (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Agent pursuant to
Section 10.4.

         "Aggregate Percentage" means, relative to any Lender, the percentage set forth opposite its name on Schedule II under the caption "Aggregate Percentage" or as set forth in its Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 11.11.

         "Agreement" means, on any date, this Amended and Restated Credit Agreement as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

         "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of

                  (a) the rate of interest most recently established by Scotia Capital at its Domestic Office as its base rate; and

                  (b) the Federal Funds Rate most recently determined by Scotia Capital plus 1/2of 1%.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Agent in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans or any L/C Advances will take effect simultaneously with each change in the Alternate Base Rate. The Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate.

         "Applicable Margin" means (i) for any Base Rate Loan, 3.00% per annum and (ii) for any LIBO Rate Loan or L/C Advance, 4.00% per annum.

         "Approved Fund" means (i) a CLO and (ii) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "Arranger" or "Arrangers" means, individually or collectively as the case may be, each of Scotia Capital, BayernLB, Toronto Dominion (Texas) Inc. and ING Capital LLC.

         "Asset Sale" means any sale, transfer, lease or other disposition of property or assets, other than (i) a transfer of assets between or among the Borrower and its Subsidiaries, (ii) the sale or disposition of cash or Cash Equivalent Investments, (iii) the sale or lease of products, services or accounts receivable in the ordinary course of business and (iv) the sale or disposition of Excluded Assets.

         "Assignee Lender" is defined in Section 11.11.1.

         "Attributable Debt" means, with respect to a Sale/Leaseback Transaction, the present value as of the date of determination (discounted at the weighted average interest rate borne by the Senior Notes, compounded annually) of the total obligations of the lessee for rental payments for the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

         "Authorized Officer" means, relative to any Obligor, the president, any executive vice president, any senior vice president, the vice president - finance, the chief financial officer and the treasurer, in each case for whom a signature and incumbency certificate has been delivered to the Agent.

         "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

         "BayernLB" means Bayerische Landesbank, Cayman Islands Branch.

         "Borrower" is defined in the preamble.

         "Borrower EBITDA" means, for any period, the consolidated EBITDA of the Borrower and its Subsidiaries, minus that portion of Consolidated Interest Expense payable by the consolidating Subsidiaries, minus the principal payments of the consolidating Subsidiaries, minus the consolidated non-discretionary Capital Expenditures (i.e., Capital Expenditures which are expressly required to be made under any agreement, contract, instrument, permit, license, law, regulation, judgment or other arrangement (other than those arrangements and contracts that relate to the performance of the work for which the Capital Expenditure is being made) binding on the Borrower or any Subsidiary) of the Borrower and its Subsidiaries, plus, without duplication, cash and Cash Equivalent Investments of the Borrower's Wholly Owned Subsidiaries and Cogen America that are legally and contractually available to each such Subsidiary for the payment of dividends, but only to the extent the source of such cash and Cash Equivalent Investments is from such Subsidiary's EBITDA or from repayments to such Subsidiary of loans made by such Subsidiary.

         "Borrower Interest Expense" means, for any period, as applied to the Borrower, the sum of (a) the total interest expense of the Borrower for such period as determined in accordance with GAAP, including, without limitation, all interest paid by the Borrower under its subordinated debt securities issued to a Trust, plus (b) all but the principal component of rentals in respect of Capitalized Lease Liabilities paid, accrued, or scheduled to be paid or accrued by the Borrower, plus (c) one-third of all operating lease obligations paid, accrued and/or scheduled to be paid by the Borrower, plus (d) capitalized interest, plus (e) dividends paid in respect of preferred stock of the Borrower held by Persons other than the Borrower, plus (f) cash contributions to any employee stock ownership plan to the extent such contributions are used by such employee stock ownership plan to pay interest or fees to any person (other than Borrower) in connection with loans incurred by such employee stock ownership plan to purchase capital stock of the Borrower.

         "Borrowing" means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with
Section 2.1.

         "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B.

         "Business Day" means

                  (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in San Francisco or New York; and

                  (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day on which dealings in Dollars are carried on in the London interbank market.

         "Calpine Gilroy" means Calpine Gilroy Cogen, L.P., a Delaware limited partnership and an indirect, Wholly Owned Subsidiary of the Borrower.

         "Calpine Holdings" means Calpine CCFC Holdings, Inc., an indirect, Wholly Owned Subsidiary of the Borrower.

         "Canadian Dollars" and the sign "Cdn$" shall each mean freely transferable lawful money of Canada.

         "Canadian Gas Reserves" means the oil and gas reserves of the Borrower's Canadian Subsidiaries.

         "Canadian Stock Pledge Agreement" means the First Amendment Pledge Agreement, dated as of July 16, 2003, by QM, JOQ and QCH in favor of the Collateral Trustee (for the benefit of, among others, the Lenders), in the form attached hereto as Exhibit H, as amended, supplemented, restated or otherwise modified from time to time.

         "Capex Requirement" means, with respect to the utilization for Capital Expenditures of the Net Available Cash from any Asset Sale, Monetization, Insurance Event or incurrence of secured Indebtedness covered by any of those clauses of Section 3.1.1(c) which include a statement referring to the Capex Requirement, the requirement that, if such Net Available Cash is derived from assets owned by the Borrower, any Pledged Entity or any Subsidiary of a Pledged Entity, such Net Available Cash may only be used to make Capital Expenditures by the Borrower, any Pledged Entity or any Subsidiary of a Pledged Entity.

         "Capital Expenditures" means, for any period, the aggregate amount of all (i) construction expenditures, (ii) major maintenance and gas drilling expenditures, (iii) equipment expenditures and (iv) general development expenditures of the Borrower and its Subsidiaries made during such period, in each case determined in accordance with GAAP.

         "Capitalized Lease Liabilities" means all rental obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Cash Equivalent Investment" means, at any time:

                  (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States government or an agency or instrumentality thereof;

                  (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by

                           (i) a corporation (excluding Affiliates of the Borrower) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-l by S&P or P-l by Moody's, or

                           (ii)     any Lender (or its holding company or
                  Affiliates);

                  (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by either

                           (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or

                           (ii)     any Lender;

                  (d) money market mutual funds registered with the Securities and Exchange Commission;

                  (e) corporate evidences of indebtedness rated A or better by S&P or A2 or better by Moody's;

                  (f) any repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in clause (c)(i)) which

                           (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (e); and

                           (ii)     has a market value at the time such
                  repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder; or

                  (g) any other investment approved by the Required Lenders.

         "CCEC" means Calpine Canada Energy Ltd., a Nova Scotia limited liability company and an indirect, Wholly Owned Subsidiary of the Borrower.

         "CCEF" means Calpine Canada Energy Finance ULC, a Nova Scotia unlimited liability company and a direct, Wholly Owned Subsidiary of QCH.

         "CCEF Indenture" means that certain Indenture dated as of April 25, 2001, between CCEF and Wilmington Trust Company, as Trustee, as amended by the Amended and Restated Indenture, dated as of October 16, 2001, between CCEF and such Trustee.

         "CCEF Notes" means the $2,030,000,000 of 8 1/2% Senior Notes due 2008 and the Cdn$200,000,000 of 8 3/4% Senior Notes due 2007, in each case issued by CCEF pursuant to the CCEF Indenture.

         "CCEFII" means Calpine Canada Energy Finance II ULC, a Nova Scotia unlimited liability company and a direct, Wholly Owned Subsidiary of CCRC.

         "CCEFII Indenture" means that certain Indenture dated as of October 18, 2001, as supplemented by the First Supplemental Indenture, dated as of October 18, 2002, between CCEFII and Wilmington Trust Company, as Trustee.

         "CCEFII Notes" means the (pound)200,000,000 of 8 7/8% Senior Notes due 2011 and the (euro)175,000,000 of 8 3/8% Senior Notes due 2008, in each case issued by CCEFII pursuant to the CCEFII Indenture.

         "CCFCI" means Calpine Construction Finance Company, L.P., a Delaware limited partnership and an indirect, Wholly Owned Subsidiary of the Borrower.

         "CCFCI Credit Agreement" means the Amended and Restated Credit Agreement, dated as of February 15, 2001, among CCFCI, the lenders party thereto, Credit Suisse First Boston, as Lead Arranger, Syndication Agent and Bookrunner, The Bank of Nova Scotia, as Lead Arranger LC Bank and Administrative Agent, TD Securities (USA) Inc., as Co-Arranger and Co-Documentation Agent, and CIBC World Markets Corp., as Co-Arranger and Co-Documentation Agent, as amended, supplemented, restated or otherwise modified from time to time.

         "CCFCII" means Calpine Construction Finance Company II, LLC, a Delaware limited liability company and an indirect, Wholly Owned Subsidiary of the Borrower.

         "CCFCII Credit Agreement" means the Credit Agreement, dated as of October 16, 2000, among CCFCII, the lenders party thereto, Credit Suisse First Boston, as Lead Arranger and Administrative Agent, The Bank of Nova Scotia, as Lead Arranger, Co-Syndication Agent and Bookrunner, Banc of America Securities LLC, as Arranger and Co-Syndication Agent, ING

(U.S.) Capital LLC, as Arranger and Co-Syndication Agent, Bayerische Landesbank Girozentrale, as Arranger, Co-Documentation Agent, and LC Bank, CIBC World Markets Corp., as Arranger and Co-Documentation Agent, Dresdner Kleinwort Benson North America Services LLC, as Arranger and Co-Documentation Agent, TD Securities (USA) Inc., as Arranger and Co-Documentation Agent, as amended, supplemented, restated or otherwise modified from time to time.

         "CCI" means Calpine Calgary, Inc., a Delaware corporation and an indirect, Wholly Owned Subsidiary of the Borrower.

         "CCNGC" means Calpine Canada Natural Gas Company, a Nova Scotia corporation and an indirect, Wholly Owned Subsidiary of the Borrower.

         "CCNGP" means Calpine Canada Natural Gas Partnership, an Alberta general partnership and an indirect, Wholly Owned Subsidiary of the Borrower.

         "CCRC" means Calpine Canada Resources Company, an Alberta corporation and an indirect, Wholly Owned Subsidiary of the Borrower.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

         "CES" means Calpine Energy Services, L.P., a Delaware limited partnership and an indirect, Wholly Owned Subsidiary of the Borrower.

         "CES Assets" means all assets owned by CES or any of its Subsidiaries on the Closing Date and any additional assets to the extent CES or any of its Subsidiaries obtains an interest in such assets after the Closing Date.

         "CES Credit Facility" means any credit facility in favor of CES, the proceeds of which are used solely for monthly purchases by CES of natural gas on a commodity basis.

         "Change in Control" means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Borrower and/or (ii) any "Change of Control" under (and as defined in) the High Yield Indentures.

         "CLO" means, with respect to any Lender, any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by such Lender or an Affiliate of such Lender.

         "Closing Date" means the date specified in a written notice from the Agent on which this Agreement becomes effective pursuant to Section 11.8 and which is intended to be July 16, 2003.

         "CNGH" means Calpine Natural Gas Holdings, LLC, a Delaware limited liability company, and a direct, Wholly-Owned Subsidiary of the Borrower.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Cogen America" means Calpine Cogeneration Corporation (previously named Cogeneration Corporation of America), a Delaware corporation of which the Borrower indirectly owns not less than 50% of the outstanding voting stock.

         "Collateral" means any property of or other items belonging to the Borrower or certain of its Subsidiaries subject or purported to be subject from time to time to a Lien under any Loan Document to secure any or all of the Obligations.

         "Collateral Trust Agreement" means the Collateral Trust Agreement, dated as of July 16, 2003, among the Borrower, the Agent, the Collateral Trustee, Wilmington Trust Company and Goldman Sachs Credit Partners, L.P., in the form attached hereto as Exhibit I, as amended, supplemented, restated or otherwise modified from time to time.

         "Collateral Trustee" means The Bank of New York, as Collateral Trustee under the Collateral Trust Agreement, and any successor collateral trustee serving from time to time thereunder.

         "Commitment" means, relative to any Term B Lender, its Term B Loan Commitment and, relative to any Revolving Lender, its Revolving Loan Commitment.

         "Commitment Amount" means, as the context may require, either the Term B Loan Commitment Amount or the Revolving Commitment Amount.

         "Commitment Fee" is defined in Section 3.3.1.

         "Commitment Termination Date" means, as the context may require, either the Revolving Loan Commitment Termination Date or the Term B Loan Commitment Termination Date.

         "Commitment/Loan Termination Event" means

                  (a) the occurrence of any Default described in clauses (a) through (d) of Section 9.1.9 with respect to the Borrower or any Significant Subsidiary; or

                  (b) the occurrence and continuance of any other Event of Default and either

                           (i) the declaration of the Loans to be due and payable pursuant to Section 9.3, or

                           (ii) in the absence of such declaration, the giving of notice by the Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

         "Consolidated Income Tax Expense" means, for any period, as applied to the Borrower, the provision for local, state, federal or foreign income taxes on a consolidated basis for such period determined in accordance with GAAP.

         "Consolidated Interest Expense" means, for any period, as applied to the Borrower, the sum of (a) the total interest expense of the Borrower and its consolidated Subsidiaries for such period as determined in accordance with GAAP, plus (b) all but the principal component of rentals in respect of Capitalized Lease Liabilities paid, accrued, or scheduled to be paid or accrued by the Borrower or its consolidated Subsidiaries, plus (c) one-third of all operating lease obligations paid, accrued, and/or scheduled to be paid by the Borrower and its consolidated Subsidiaries, plus (d) capitalized interest, plus (e) dividends paid in respect of preferred stock of the Borrower or any Subsidiary held by Persons other than the Borrower or a Wholly Owned Subsidiary, including, without limitation, but without duplication of payments by the Borrower to a Trust, all payments by a Trust of dividends and distributions with respect to the Guaranteed Preferred Securities, plus (f) cash contributions to any employee stock ownership plan to the extent such contributions are used by such employee stock ownership plan to pay interest or fees to any Person (other than the Borrower or a Subsidiary) in connection with loans incurred by such employee stock ownership plan to purchase capital stock of the Borrower.

         "Consolidated Net Income (Loss)" means, for any period, as applied to the Borrower, the Consolidated Net Income (loss) of the Borrower and its consolidated Subsidiaries for such period, determined in accordance with GAAP, adjusted by excluding (without duplication), to the extent included in such net income (loss), the following: (i) all extraordinary gains or losses; (ii) any net income of any Person if such Person is not incorporated or organized in the United States, a state thereof or the District of Columbia, except that (A) the Borrower's equity in the net income of any such Person for such period shall be included in Consolidated Net Income (Loss) up to the aggregate amount of cash actually distributed by such Person during such period to the Borrower or a Subsidiary incorporated or organized in the United States, a state thereof or the District of Columbia, as a dividend or other distribution and (B) the equity of the Borrower or a Subsidiary in a net loss of any such Person for such period shall be included in determining Consolidated Net Income (Loss); (iii) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not at the time thereof permitted, directly or indirectly, by operation of the terms of its charter or by-laws or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or its stockholders; (iv) any net income (or loss) of any Person combined with the Borrower or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of such combination; (v) any gain (but not loss) realized upon the sale or other disposition of any property, plant or equipment of the Borrower or its Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition by the Borrower or any Subsidiary of any capital stock of any Person, provided that losses shall be included on an after-tax basis; and
(vi) the cumulative effect of a change in accounting principles; and further adjusted by subtracting from such net income the tax liability of any parent of the Borrower to the extent of payments made to such parent by the Borrower pursuant to any tax sharing agreement or other arrangement for such period.

         "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall be calculated on a net basis (i.e., after taking into effect agreements, undertakings and other arrangements between the Person whose obligations are being guaranteed and the counterparty to such Person's obligations) and shall (subject to any limitation set forth therein) be deemed to be the outstanding net principal amount (or maximum net principal amount, if larger) of the debt, obligation or other liability guaranteed thereby, or, if the principal amount is not stated or determinable, the maximum reasonably anticipated net liability in respect thereof as determined by the Person in good faith, provided that (y) the amount of any Contingent Liability arising out of any indebtedness, obligation or liability other than the items described in clauses (a), (b) and (c) of the definition of "Indebtedness" and (z) the amount of any Contingent Liability consisting of a "keep-well", "make well" or other similar arrangement shall be deemed to be zero unless and until the Borrower is required to make any payment with respect thereto (and shall thereafter be deemed to be the amount required to be paid).

         "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C.

         "Control Agreement" means one or more control agreements establishing a perfected first priority security interest over cash collateral required under the Loan Documents, with the Agent or other institution satisfactory to it acting as intermediary thereunder.

         "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

         "Convertible Senior Notes" means the $1,200,000,000 of 4% Convertible Senior Notes Due 2006 issued by the Borrower pursuant to the Shelf Indenture.

         "Convertible Subordinated Debentures" means the up to $284,536,100 of Convertible Subordinated Debentures due 2029 issued by the Borrower pursuant to the Indenture dated November 2, 1999, the up to $371,134,100 of Convertible Subordinated Debentures due 2030 issued by the Borrower pursuant to the Indenture dated January 31, 2000 and the up to $535,000,000 of Convertible Subordinated Debentures due 2030 issued by the Borrower pursuant to the Indenture dated August 9, 2000.

         "Credit Extension" means and includes (a) the advancing of any Loans by the applicable Lenders in connection with a Borrowing, and (b) any issuance or extension by an Issuer of a Letter of Credit.

         "Debt" means the outstanding principal amount of all Indebtedness of the Borrower and its consolidated Subsidiaries of the nature referred to in clauses (a), (b), (c) and (f) of the definition of "Indebtedness," and (without duplication) all Contingent Liabilities in respect of any of the foregoing.

         "Deeds of Trust" means, collectively, (i) in connection with the Domestic Gas Reserves, the Existing Deeds of Trust, as amended and restated by the Amended and Restated Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement and Fixture Filing, dated as of July 16, 2003, and each other mortgage, deed of trust or other real property collateral security instrument with respect to the Domestic Gas Reserves, from the Borrower to the Collateral Trustee (for the benefit of, among others, the Lenders), dated as of July 16, 2003 and delivered pursuant to Article VI hereof, as amended, supplemented, restated or otherwise modified from time to time and (ii) in connection with the Pledged Power Projects, each mortgage, deed of trust or other real property collateral security instrument with respect to a Pledged Power Project, from the Borrower to the Collateral Trustee (for the benefit of, among others, the Lenders), dated as of July 16, 2003 and delivered pursuant to
Article VI hereof, as amended, supplemented, restated or otherwise modified from time to time.

         "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "Designated Assets" means all geothermal energy assets (including any related extraction, processing or similar equipment and geothermal power plants) and all Domestic Gas Reserves and Canadian Gas Reserves (including any related extraction, processing or similar equipment, other than natural gas power plants) owned by the Borrower or any of its Subsidiaries from time to time, including the equity interests of any Subsidiary owning any Designated Assets, but excluding (i) any geothermal energy assets that are both unproven and undeveloped and (ii) contracts for the purchase or sale of natural gas and natural gas supplied under such contracts.

         "Disbursement" is defined in Section 4.5.

         "Disbursement Date" is defined in Section 4.5.

         "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Agent and the Required Lenders.

         "Dollar" and the sign "$" mean lawful money of the United States.

         "Domestic Gas Reserves" means the oil and gas reserves of the Borrower and its Subsidiaries located in the United States.

         "Domestic Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto. A Lender may have separate Domestic Offices for purposes of making, maintaining or continuing Base Rate Loans.

         "EBITDA" means, for any period, as applied to the Borrower, the sum of Consolidated Net Income (Loss) (but without giving effect to adjustments, accruals, deductions or entries resulting from purchase accounting, extraordinary losses or gains and any gains or losses from any Asset Sales), plus the following to the extent included in calculating Consolidated Net Income
(Loss): (a) Consolidated Income Tax Expense, (b) Consolidated Interest Expense,
(c) depreciation expense, (d) amortization expense and (e) all other non-cash items reducing Consolidated Net Income, less all non-cash items increasing Consolidated Net Income, in each case for such period; provided that, if the Borrower has any Subsidiary that is not a Wholly Owned Subsidiary, EBITDA shall be reduced (to the extent not otherwise reduced by GAAP) by an amount equal to
(A) the consolidated net income (loss) of such Subsidiary (to the extent included in Consolidated Net Income (Loss)) multiplied by (B) the quotient of
(1) the number of shares of outstanding common stock of such Subsidiary not owned on the last day of such period by the Borrower or any Wholly Owned Subsidiary of the Borrower divided by (2) the total number of shares of outstanding common stock of such Subsidiary on the last day of such period.

         "8 1/4% Senior Notes" means the $250,000,000 of 8 1/4% Senior Notes due 2005 issued by the Borrower pursuant to the Shelf Indenture.

         "8 1/2% Senior Notes" means the $2,000,000,000 of 8 1/2% Senior Notes due 2011 issued by the Borrower pursuant to the Shelf Indenture.

         "8 3/4% Senior Note Indenture" means that certain Indenture dated as of July 8, 1997, as supplemented by the First Supplemental Indenture dated as of September 10, 1997 and the Second Supplemental Indenture dated as of July 31, 2000, between the Borrower and The Bank of New York, as Trustee.

         "8 3/4% Senior Notes" means the $275,000,000 of 8 3/4% Senior Notes due 2007 issued by the Borrower pursuant to the 8 3/4% Senior Note Indenture.

         "8 5/8% Senior Notes" means the $750,000,000 of 8 5/8% Senior Notes due 2010 issued by the Borrower pursuant to the Shelf Indenture.

         "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

         "Equivalent Amount" means, on any date, and in respect of any Foreign Currency Letter of Credit, the equivalent amount in U.S. Dollars of the Stated Amount of any such Foreign Currency Letter of Credit (or any related Reimbursement Obligations or Disbursements) denominated in either Canadian Dollars or Sterling, as the case may be, determined by using the quoted spot rate at which the Issuer of such Letter of Credit offers to exchange Dollars for such Canadian Dollars or Sterling at the opening of business on such date.

         "Equivalent Amount Determination Date" is defined in Section 4.12.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

         "Event of Default" is defined in Section 9.1.

         "Excess Proceeds Basket" is defined in Section 8.2.6(b).

         "Excluded Assets" shall have the meaning set forth in the Collateral Trust Agreement.

         "Existing Deeds of Trust" means each mortgage, deed of trust, or other real property collateral security instrument from the Borrower in favor of the agent under the 2002 Credit Agreement, as amended, supplemented, restated or otherwise modified from time to time.

         "Existing Letters of Credit" means the letters of credit and bank guarantee described in Schedule 4.10.

         "Facility" means a power generation facility or energy producing facility and all related assets and facilities, including any related fuel reserves.

         "Fair Market Value" means the value that would be paid by a willing buyer to a willing seller in a transaction not involving duress or necessity of either party.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

                  (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

                  (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Scotia Capital from three federal funds brokers of recognized standing selected by it.

         "Fee Letters" means the fee letter agreements, each dated as of July 15, 2003, between the Borrower and the Agent.

         "Fiscal Quarter" means any period of three consecutive months ending on March 31, June 30, September 30 or December 31 of any year.

         "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g. the "2003 Fiscal Year") refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

         "Foreign Currency Letter of Credit" means any Letter of Credit denominated in either Canadian Dollars or Sterling.

         "Foreign Currency Letter of Credit Commitment Amount" means
$200,000,000.

         "Foreign Currency Letter of Credit Outstandings" means any Letter of Credit Outstandings in respect of Foreign Currency Letters of Credit.

         "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "GAAP" is defined in Section 1.4.

         "Gilroy Assignment Agreement" means the First Amendment Assignment and Security Agreement, dated as of July 16, 2003, by the Borrower in favor of the Collateral Trustee (for the benefit of, among others, the Lenders), in the form attached hereto as Exhibit J, as amended, supplemented, restated or otherwise modified from time to time.

         "Gilroy Receivable" means the Borrower's right, title and interest in all amounts due and payable to Calpine Gilroy by Pacific Gas & Electric Company under that certain Agreement, dated as of July 1, 1999, as amended, between Pacific Gas & Electric Company and Calpine Gilroy L.P., a California limited partnership (PG&E Log No. 08C002) For Termination and Buy-Out of Standard Offer 4 Power Purchase Agreement.

         "Granting Lender" is defined in Section 11.11.3.

         "Guaranteed Preferred Securities" means the preferred securities issued by one of the Trusts, from time to time, including, without limitation the $276,000,000 of principal amount of such securities issued in November, 1999, the $300,000,000 of principal amount of such securities issued in January, 2000, the $60,000,000 of principal amount of such securities issued in February, 2000, and the $517,500,000 of principal amount of such securities issued in August, 2000.

         "Guarantors" means, collectively, QM, JOQ and QCH and any other Subsidiary of the Borrower that executes a joinder to the Security Agreement and becomes a party thereto.

         "Hazardous Material" means

                  (a) any "hazardous substance", as defined by CERCLA;

                  (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

                  (c) any petroleum product; or

                  (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

         "Hazardous Materials Indemnity" means, collectively (i) the Amended and Restated Hazardous Materials Undertaking and Indemnity (Multistate), dated as of July 16, 2003, by the Borrower in favor of the Collateral Trustee (for the benefit of, among others, the Lenders) and (ii) the Amended and Restated Hazardous Materials Undertaking and Unsecured Indemnity (California), dated as of July 16, 2003, by the Borrower in favor of the Collateral Trustee (for the benefit of, among others, the Lenders), in each case in a form reasonably satisfactory to the Agent, as amended, supplemented, restated or otherwise modified from time to time.

         "Hedging Obligations" means, with respect to any Person, the net liabilities of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, foreign exchange contracts, currency swap agreements and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates and (b) commodity or power swap or exchange agreements.

         "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular section, paragraph or provision of this Agreement or such other Loan Document.

         "High Yield Indentures" means the Senior Note Indentures (other than the Shelf Indenture).

         "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification

                  (a) which is of a "going concern" or similar nature;

                  (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

                  (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause such Obligor to be in default of any of its obligations under Section 8.2.4.

         "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

         "Indebtedness" of any Person means, without duplication:

                  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (excluding the Convertible Subordinated Debentures and any other subordinated debt securities issued by the Borrower to a Trust and the Guaranteed Preferred Securities or any similar securities);

                  (b) all obligations, contingent or otherwise, relative to the stated amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person; provided, however, that if a letter of credit or banker's acceptance has been issued to support or secure any other form of Indebtedness, only the greater of the stated amount of such letter of credit or banker's acceptance or the outstanding principal amount of Indebtedness supported or secured, but not both, will be considered Indebtedness hereunder;

                  (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

                  (d) all other items other than deferred taxes, deferred revenue and deferred leases which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

                  (e) net liabilities of such Person under all Hedging Obligations;

                  (f) whether or not so included as liabilities in accordance with GAAP, all net obligations of such Person to pay the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business), and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, but excluding any royalties or similar payments to be made by such Person which are based on production or performance; and

                  (g) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person (i) shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless the indebtedness of such partnership or joint venture is expressly nonrecourse to such Person and (ii) shall exclude any preferred stock if, at the time of the incurrence or issuance thereof, it would not be recorded as debt of such Person, in accordance with GAAP.

         "Indemnified Liabilities" is defined in Section 11.4.

         "Indemnified Parties" is defined in Section 11.4.

         "Insurance Event" means an event resulting in receipt of the proceeds described in clause (b) of the definition of Net Available Cash.

         "Interest Coverage Ratio" means, for any period of four Fiscal Quarters, the ratio of (x) the consolidated EBITDA of the Borrower and its Subsidiaries during such period to (y) the Consolidated Interest Expense of the Borrower and its Subsidiaries (excluding from Consolidated Interest Expense for purposes of this clause (y) interest capitalized in connection with the construction of a new Facility which interest is capitalized during the construction of such Facility) incurred during such period. This ratio shall be calculated after giving pro forma effect to any Acquisition based upon the historical audited financial statements of the project that was the subject of the Acquisition. It is agreed that for purposes of clause (f)(i) of Section
8.2.2 only, the Interest Coverage Ratio shall be calculated in conformity in all respects with the calculation of "Consolidated Coverage Ratio" under the Pre-2000 Indentures.

         "Interest Coverage Ratio (Parent Only)" means, for any period of four Fiscal Quarters, the ratio of (x) the Borrower EBITDA during such period to (y) the Borrower Interest Expense (excluding from Borrower Interest Expense for purposes of this clause (y) interest capitalized in connection with the construction of a new Facility which interest is capitalized during the construction of such Facility) during such period; provided, however, that if the Interest Coverage Ratio (Parent Only) as so calculated falls below 1.70 to 1.00, then for purposes of Section 6.2.4, the Interest Coverage Ratio (Parent
Only) shall be calculated as of the end of any calendar month on a rolling twelve month basis until the Interest Coverage Ratio (Parent Only) equals or exceeds 1.70 to 1.00, at which time such ratio shall again be tested quarterly. This ratio shall be calculated after giving pro forma effect to any Acquisition.

         "Interest Period" means, relative to any LIBO Rate Loans, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.3 or 2.4 and ending on (but excluding) the day which numerically corresponds to such date one, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in each case as the Borrower may select in its relevant notice pursuant to Section 2.3 or 2.4; provided, however, that

                  (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than five different dates;

                  (b) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

                  (c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless, if such Interest Period applies to LIBO Rate Loans, such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

                  (d) no Interest Period may end later than the applicable Stated Maturity Date.

         "Investment" means, relative to any Person, without duplication,

                  (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business and prepaid expenses);

                  (b) any Contingent Liability of such Person; and

                  (c) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the Fair Market Value of such property.

         "Investment Joint Venture" means, with respect to any Person, any corporation, partnership or other Person of which 25% or more of the outstanding capital stock or other comparable ownership interest having ordinary voting power to elect not less than 25% of the board of directors of such corporation (irrespective or whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

         "Issuance Request" means a request and certificate duly executed by the chief executive, accounting or financial Authorized Officer of the Borrower, in substantially the form of Exhibit D (with such changes thereto as may be agreed upon from time to time by the Agent and the Borrower), together with a properly completed application for a Letter of Credit on an Issuer's standard form, executed by an Authorized Officer of the Borrower. In the event of a conflict between the terms of an application for a Letter of Credit and the terms of this Agreement, the terms of this Agreement shall prevail.

         "Issuer" means Scotia Capital, BayernLB, or any Affiliate or unit of agency of either, and any other Lender acceptable to the Borrower and the Agent, and any successor to any of the foregoing Persons.

         "Joint Venture" means, with respect to any Person, any corporation, partnership or other Person of which 50% of the outstanding capital stock or other comparable ownership interest having ordinary voting power to elect not less than 50% of the board of directors of such corporation (irrespective or whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

         "JOQ" means JOQ Canada, Inc., a Delaware corporation and indirect, Wholly Owned Subsidiary of CNGH.

         "Judgment Currency" is defined in Section 11.16.

         "knowledge" or "to the Borrower's knowledge" means the knowledge of or to the knowledge of the president, any vice president, the general counsel, the secretary, the chief financial officer, the controller or the vice president-finance of the Borrower.

         "L/C Advances" is defined in Section 4.5.

         "Lender Assignment Agreement" means a Lender Assignment Agreement substantially in the form of Exhibit E.

         "Lenders" is defined in the preamble.

         "Letter of Credit" is defined in Section 4.1.

         "Letter of Credit Agreement" means the Letter of Credit Agreement, dated as of July 16, 2003, among the Borrower, various lenders parties thereto, Scotia Capital, as administrative agent thereunder, and Scotia Capital and BayernLB, as issuers thereunder.

         "Letter of Credit Outstandings" means, at any time, an amount equal to the sum of (a) the aggregate Stated Amount at such time of all Letters of Credit then outstanding and undrawn (as such aggregate Stated Amount shall be adjusted, from time to time, as a result of drawings, the issuance of Letters of Credit, or otherwise) after converting the aggregate Stated Amounts of all Foreign Currency Letters of Credit to the Equivalent Amount thereof, plus (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations (after converting the aggregate Reimbursement Obligations with respect to Disbursements made in either Canadian Dollars or Sterling to the Equivalent Amount thereof).

         "Leverage Ratio" means the ratio of (a) Debt to (b) Debt plus Tangible Net Worth.

         "LIBO Rate" is defined in Section 3.2.1.

         "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

         "LIBO Rate (Reserve Adjusted)" is defined in Section 3.2.1.

         "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) as designated from time to time by notice from such Lender to the Borrower and the Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

         "LIBOR Reserve Percentage" is defined in Section 3.2.1.

         "Lien" means any security interest, mortgage, pledge, hypothecation, assignment for security, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

         "LLC Pledge Agreement" means the Second Amendment Pledge Agreement (Membership Interests), dated as of July 16, 2003, by the Borrower in favor of the Collateral Trustee (for the benefit of, among others, the Lenders), in the form attached hereto as Exhibit K, as amended, supplemented, restated or otherwise modified from time to time.

         "Loan" means, as the context may require, either a Term B Loan or a Revolving Loan.

         "Loan Documents" means this Agreement, the Notes, the Security Agreement, the Deeds of Trust, the Fee Letters, the Collateral Trust Agreement, the Control Agreements, the Stock Pledge Agreement, the Gilroy Assignment Agreement, the LLC Pledge Agreement, the Note Pledge Agreement, the Canadian Stock Pledge Agreement, the Hazardous Materials Indemnity and each other relevant agreement, document or instrument delivered in connection therewith.

         "Mandatory Prepayment Date" is defined in Section 3.1.1.

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets (including power projects), business or prospects of the Borrower and its Subsidiaries taken as a whole; or (b) a material adverse change in the ability of the Borrower or any other Obligor to perform under any Loan Document.

         "Material Designated Assets" means Designated Assets having a Fair Market Value in the aggregate in excess of $50,000,000.

         "Monetization" means, in respect of any tangible or intangible asset, any transaction or arrangement pursuant to which funds or access to cash or similar liquidity are obtained by subjecting such asset to any agreement, participation, production payment, forward sale, option or other right or disposition, assignment or transfer including any securitization involving such asset, but excluding (i) a transfer of assets between or among the Borrower and its Subsidiaries, (ii) the sale or disposition of cash or Cash Equivalent Investments, (iii) the sale or lease of products, services or accounts receivable in the ordinary course of business, (iv) any transaction or arrangement resulting in the creation of Indebtedness of the Borrower or any Subsidiary of the Borrower, (v) the sale or disposition of Excluded Assets and
(vi) any Asset Sale.

         "Moody's" means Moody's Investor Service, Inc.

         "Net Available Cash" means, (a) with respect to any Asset Sale, the cash or cash equivalent payments received by the Borrower or any of its Subsidiaries in connection with such Asset Sale (including any cash received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as or when received and also including the proceeds of other property received when converted to cash or cash equivalents) net of the sum of, without duplication, (i) all reasonable legal, title and recording tax expenses, reasonable commissions, and other reasonable fees and expenses incurred directly relating to such Asset Sale, (ii) all local, state, federal and foreign taxes required to be paid or accrued as a liability by the Borrower or any of its Subsidiaries as a consequence of such Asset Sale, (iii) payments made to repay Indebtedness which is secured by any assets subject to such Asset Sale in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or by applicable law, be repaid out of the proceeds from such Asset Sale and (iv) all distributions required by any contract entered into other than in contemplation of such Asset Sale to be paid to any holder of a minority equity interest in such Subsidiary as a result of such Asset Sale, so long as such distributions do not exceed such minority holder's pro rata portion (based on such minority holder's proportionate equity interest) of the cash or cash equivalent payments described above, net of the amounts set forth in clauses (i)-(iii) above; (b) all cash insurance proceeds received by the Borrower or any of its Subsidiaries from any condemnation awards or casualty losses (excluding proceeds of business interruption insurance) in respect of any asset the sale, transfer, lease or other disposition of which would constitute an Asset Sale, net of all payments made to repay Indebtedness which is secured by the assets which were the subject of such condemnation or casualty; provided, however, so long as no Event of Default shall have occurred and be continuing, upon the Borrower's request within 90 days after the date of such occurrence, such proceeds shall be retained by the Borrower or such Subsidiary or delivered to the Borrower or such Subsidiary to repair or replace the property subject to such casualty so long as the Borrower or such Subsidiary has undertaken and is diligently pursuing the repair of such property; provided, however, that if such repairs cease or if, after such repairs are completed, the Borrower or such Subsidiary retains any of such proceeds, such proceeds shall thereupon be applied as provided in Sections
2.2.2 and 3.1.1; and (c) with respect to any Monetization or any incurrence of Indebtedness, the cash proceeds received by the Borrower or any of its Subsidiaries from such Monetization or incurrence, net of attorneys' fees and expenses, banking and/or investment banking fees and expenses, accountants' fees and expenses, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

         "Net Equity Proceeds" means, with respect to any issuance by the Borrower or a Trust of any equity securities (including the Guaranteed Preferred Securities), the gross consideration received by or for the account of the issuer, net of attorneys' fees and expenses, banking and/or investment banking fees and expenses, accountants' fees and expenses, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

         "Nonmaterial Subsidiary Default" means any Default (excluding any Event of Default) arising or resulting from the default or potential default by a Subsidiary (other than a Significant Subsidiary) under any obligation or condition under Section 8.1 of this Agreement (but not any other section of this Agreement) or under any other agreement, contract or undertaking binding on such Subsidiary other than (i) the failure by such Subsidiary to make a required payment under any Indebtedness of such Subsidiary having a principal amount in excess of $10,000,000 and (ii) a default in the performance or observance of any obligation or condition with respect to any Indebtedness of such Subsidiary having a principal amount in excess of $10,000,000 and, as a result thereof, the holder or holders of such Indebtedness, or any trustee or agent for such holders, causes such Indebtedness to be repaid more quickly than theretofore scheduled, whether through the introduction of a "cash sweep," the increase of an existing "cash sweep" or otherwise.

         "Non-Recourse Debt" means Indebtedness of any Subsidiary of the Borrower (other than any Subsidiary that owns, directly or indirectly, any Material Designated Assets) that is incurred to finance the exploration, drilling, development, construction or purchase of or by, or repairs, improvements or additions to, property or assets of the Borrower or any Subsidiary (including power generation facilities); provided that such Indebtedness is without recourse to the Borrower (except as permitted by Section 8.2.3(n)) or any Subsidiary or to any property or assets of the Borrower or any Subsidiary other than property or assets (including capital stock or other comparable ownership interest) of a Subsidiary subject to a Lien permitted pursuant to Section 8.2.3(n) or property or assets (including capital stock or other comparable ownership interest) of a Subsidiary subject to a Lien permitted pursuant to Section 8.2.3(s).

         "Note" means, as the context may require, either a Revolving Note or a Term Note.

         "Note Pledge Agreement" means the First Amendment Note Pledge Agreement, dated as of July 16, 2003, by the Borrower in favor of the Collateral Trustee (for the benefit of, among others, the Lenders), in the form attached hereto as Exhibit L, as amended, supplemented, restated or otherwise modified from time to time.

         "Notes" means the Revolving Notes and the Term Notes.

         "Obligations" means all obligations (monetary or otherwise) of the Borrower and each other Obligor arising under or in connection with this Agreement, the Notes and each other Loan Document.

         "Obligor" means the Borrower, each Guarantor or any other Person (other than the Agent or any Lender) obligated under, or otherwise a party to, any Loan Document.

         "Organic Document" means, relative to any Obligor, its certificate of incorporation, partnership agreement, or similar organizational document, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock or other ownership interests.

         "Original Currency" is defined in Section 11.16.

         "Parity Lien Debt" means any Indebtedness incurred in compliance with the 2003 Senior Note Indenture that is secured by the Collateral on a parity basis with the 2003 Senior Notes and the Second Priority B Loans.

         "Participant" is defined in Section 11.11.2.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Pension Plan" means a "pension plan", as such term is defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

         "Percentage" means, as the context may require, a Lender's Revolving Percentage, Term Percentage or Aggregate Percentage.

         "Permitted Sale" means any individual sale, transfer, lease, contribution, conveyance or Monetization of a portion of the Domestic Gas Reserves or Canadian Gas Reserves (together with related tangible personal property) having a value, according to the most recent, year-end report evaluating the Domestic Gas Reserves and Canadian Gas Reserves prepared by an independent petroleum engineer acceptable to the Agent, of $5,000,000 or less; provided no such sale, transfer, lease, contribution or conveyance shall be a Permitted Sale to the extent that it would cause the aggregate value of all Permitted Sales during any period of twelve consecutive calendar months to exceed $25,000,000.

         "Person" means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

         "Plan" means any Pension Plan or Welfare Plan.

         "Pledged Entity" means (i) any Subsidiary of the Borrower, (ii) any Investment Joint Venture and (iii) any trading joint venture or similar arrangement in which the Borrower has made an Investment of any capital stock or equity related securities of CES or any CES Assets pursuant to Section 8.2.5(d), all of the Borrower's (and its Subsidiaries') equity in which Subsidiary, Investment Joint Venture or trading joint venture or similar arrangement has been directly pledged to the Collateral Trustee (for the benefit of, among others, the Lenders hereunder) pursuant to the Security Documents.

         "Pledged Power Project" means the power generation property and related equipment at each of the following locations: (i) the Goldendale Energy Center in Goldendale, Washington; (ii) the Otay Mesa Energy Center near San Diego, California; (iii) the Metcalf Energy Center near San Jose, California; (iv) the Santa Rosa Energy Center in Santa Rosa County, Florida; (v) the Washington Parish Energy Center near Bogalusa, Louisiana; (vi) the Deer Park Energy Center in Deer Park, Texas; and (vii) the Augusta Energy Center in Augusta, Georgia.

         "Prepayment Option Notice" is defined in Section 3.1.1.

         "Prepayment Letter Agreement" means the letter, dated as of July 16, 2003, from the Agent to the Borrower in connection with the payment or prepayment of the Convertible Senior Notes.

         "Pre-2000 Indentures" means the Senior Note Indentures (other than the Shelf Indenture, the 2003 Senior Note Indenture, the Second Priority Term Loan Agreement, any other documentation under which the Parity Lien Debt is incurred, the CCEF Indenture and the CCEFII Indenture).

         "pro forma" or "pro forma basis" means, for any period, that if the Borrower or any Subsidiary shall have made any acquisition or disposition of assets or capital stock (occurring by merger or otherwise) since the beginning of such period (including any acquisition or disposition of assets or capital stock occurring in connection with a transaction causing a calculation to be made hereunder), subject to the qualifications set forth in the definitions thereof, the Interest Coverage Ratio and Interest Coverage Ratio (Parent Only) calculated for such period shall be calculated after giving pro forma effect to such acquisition or disposition, based upon the historical audited financial statements covering the assets or stock so acquired or disposed.

         "Projected Cash Flow Statement" is defined in Section 6.1.12.

         "PUD" means any portion of the Domestic Gas Reserves or Canadian Gas Reserves to which only proved undeveloped oil and gas reserves or any category of unproved oil and gas reserves are attributed, or undeveloped acreage to which no oil and gas reserves are attributed.

         "QCH" means Quintana Canada Holdings, LLC, a Delaware limited liability company and indirect, Wholly Owned Subsidiary of CNGH.

         "QM" means Quintana Minerals (USA), Inc., a Delaware corporation and indirect, Wholly Owned Subsidiary of CNGH.

         "Quarterly Payment Date" means the last day of each March, June, September, and December or, if any such day is not a Business Day, the next succeeding Business Day.

         "Rating" means, as used in Section 8.2.9(a), the rating by the applicable Rating Agency of the senior secured debt (or, if no such rating exists, the implied rating thereof) of the Borrower (or, if the Borrower shall not be the survivor of a merger permitted under Section 8.2.9(a), of such survivor); provided that at any time after the credit facilities established by this Agreement shall be rated by such Rating Agency, "Rating" shall mean such rating.

         "Rating Agencies" means S&P and Moody's.

         "Register" is defined in Section 2.6.

         "Reimbursement Obligation" is defined in Section 4.6.

         "Release" means a "release", as such term is defined in CERCLA.

         "Repayable Restricted Capital" means all Restricted Capital of the Borrower and its Subsidiaries, other than the Convertible Senior Notes, the Convertible Subordinated Debentures, the Guaranteed Preferred Securities, any Subordinated Debt and any Contingent Liabilities in respect of any of the foregoing.

         "Required Lenders" means, at any time, Lenders owed or holding (a) if the Revolving Loan Commitments shall not have been terminated, at least 51% of the aggregate of all Term B Loans then outstanding, all unfunded Term B Loan Commitments, all Revolving Loans then outstanding, all Letter of Credit Outstandings on such date, and all unfunded Revolving Loan Commitments or (b) if the Revolving Loan Commitments shall have been terminated, at least 51% of the aggregate amount of all Loans and L/C Advances then outstanding.

         "Required Revolving Lenders" means, at any time, Revolving Lenders having Revolving Percentages aggregating at least 51%.

         "Reset Date" is defined in Section 4.12.

         "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to time.

         "Restricted Capital" means (i) any Senior Notes, Subordinated Debt or Convertible Senior Notes and (ii) any other Indebtedness of the Borrower described in clause (a) of the definition thereof without giving effect to the parenthetical thereto and clause (g) thereof to the extent guaranteeing Indebtedness of the type described in clause (a) thereof or clause (ii) of this definition, and including, for avoidance of doubt, any such Indebtedness related to preferred or trust preferred or similar capital, or convertible to equity capital, but excluding any Indebtedness permitted to be incurred under Section 8.2.2(a)(i), (a)(iii) or (d).

         "Restricted Capital Payment" is defined in Section 8.2.6(b).

         "Restricted Subsidiary" has the meaning given in the Pre-2000
Indentures.

         "Revolving Commitment Amount" means, on any date, $300,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

         "Revolving Commitment Availability" means, on any date, the excess of
(a) the then Revolving Commitment Amount, over (b) the sum of (i) the outstanding principal amount of all Revolving Loans on such date plus (ii) the Letter of Credit Outstandings on such date.

         "Revolving Lender" means each Lender that holds a Revolving Loan Commitment or a Revolving Loan.

         "Revolving Loans" is defined in Section 2.1.2.

         "Revolving Loan Commitment" is defined in Section 2.1.2.

         "Revolving Loan Commitment Termination Date" means the earliest of

                  (a) July 15, 2005;

                  (b) the date on which the Revolving Loan Commitments of the Revolving Lenders are terminated in full or reduced to zero pursuant to
         Section 2.2; and

                  (c) the date on which any Commitment/Loan Termination Event occurs.

Upon the occurrence of any event described in clause (b) or (c), the Revolving Loan Commitments shall terminate automatically and without any further action.

         "Revolving Note" means a promissory note of the Borrower payable to the order of any Revolving Lender, in the form of Exhibit A-1 (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Revolving Lender resulting from its outstanding Revolving Loans and L/C

Advances, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Revolving Percentage" means, relative to any Revolving Lender, the percentage set forth opposite its name on Schedule II under the caption "Revolving Percentage" or as set forth in its Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 11.11. After the Revolving Loan Commitment Termination Date, relative to any Revolving Lender, at any time, such Revolving Lender's "Revolving Percentage" shall be as in effect immediately prior to the Revolving Loan Commitment Termination Date and after giving effect to any Lender Assignment Agreement(s) of such Lender executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 11.11 at or prior to such time.

         "S&P" means Standard & Poor's Ratings Group.

         "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Borrower or a Subsidiary transfers such property to a Person and leases it back from such Person, other than leases for a term of not more than 36 months or between the Borrower and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries. "Sale/Leaseback Transactions" shall not include any arrangements or transactions constituting Capitalized Lease Liabilities.

         "Saltend" means Saltend Cogeneration Company Limited, UK private limited company, a United Kingdom private limited company and an indirect, Wholly Owned Subsidiary of the Borrower.

         "Scotia Capital" is defined in the preamble.

         "Second Priority B Loans" means the $750,000,000 of Second Priority Secured Term B Loans incurred by the Borrower pursuant to the Second Priority Term Loan Agreement.

         "Second Priority Term Loan Agreement" means the Credit Agreement, dated as of July 16, 2003, among the Borrower, Goldman Sachs Credit Partners L.P., as sole lead arranger, sole bookrunner and administrative agent, Scotia Capital, as arranger and syndication agent, TD Securities (USA) Inc., ING (U.S.) Capital LLC and Landesbank Hessen-Thuringen, as co-arrangers, and Credit Lyonnais New York Branch and Union Bank of California, N.A., as managing agents.

         "Security Agreement" means the Guarantee and Collateral Agreement, dated as of July 16, 2003, by the Borrower, QM, JOQ and QCH in favor of the Collateral Trustee (for the benefit of, among others, the Lenders), in the form attached hereto as Exhibit M, as amended, supplemented, restated or otherwise modified from time to time.

         "Security Documents" means the Security Agreement, the Deeds of Trust, the Collateral Trust Agreement, the Stock Pledge Agreement, the Gilroy Assignment Agreement, the LLC Pledge Agreement, the Note Pledge Agreement, the Canadian Stock Pledge Agreement, the

Control Agreements and each other relevant agreement, document or instrument delivered in connection therewith.

         "Senior Note Indentures" means, collectively, the 7 3/4% Senior Note Indenture, the 7 5/8% Senior Note Indenture, the 7 7/8% Senior Note Indenture, the 8 3/4% Senior Note Indenture, the Shelf Indenture (to the extent relating solely to the Senior Notes), the 10 1/2% Senior Note Indenture, the 2003 Senior
Note Indenture, the Second Priority Term Loan Agreement, any other documentation under which the Parity Lien Debt is incurred, the CCEF Indenture and the CCEFII Indenture.

         "Senior Notes" means, collectively, the 7 3/4% Senior Notes, the 7 5/8% Senior Notes, the 7 7/8% Senior Notes, the 8 1/4% Senior Notes, the 8 1/2% Senior Notes, the 8 3/4% Senior Notes, the 8 5/8% Senior Notes, the 10 1/2% Senior Notes, the Convertible Senior Notes, the 2003 Senior Notes, the Second Priority B Loans, the Parity Lien Debt, the CCEF Notes and the CCEFII Notes.

         "Senior Notes Basket" is defined in Section 8.2.6(b)(A)(y).

         "7 5/8% Senior Note Indenture" means that certain Indenture dated as of March 29, 1999, as supplemented by the First Supplemental Indenture dated as of July 31, 2000, between the Borrower and The Bank of New York, as Trustee.

         "7 5/8% Senior Notes" means the $250,000,000 of 7 5/8% Senior Notes due 2006 issued by the Borrower pursuant to the 7 5/8% Senior Note Indenture.

         "7 7/8% Senior Note Indenture" means that certain Indenture dated as of March 31, 1998, as supplemented by the First Supplemental Indenture dated as of July 24, 1998 and the Second Supplemental Indenture dated as of July 31, 2000, between the Borrower and The Bank of New York, as Trustee.

         "7 7/8% Senior Notes" means the $400,000,000 of 7 7/8% Senior Notes due 2008 issued by the Borrower pursuant to the 7 7/8% Senior Note Indenture.

         "7 3/4% Senior Note Indenture" means that certain Indenture dated as of March 29, 1999, as supplemented by the First Supplemental Indenture dated as of July 31, 2000, between the Borrower and The Bank of New York, as Trustee.

         "7 3/4% Senior Notes" means the $350,000,000 of 7 3/4% Senior Notes due 2009 issued by the Borrower pursuant to the 7 3/4% Senior Note Indenture.

         "Shelf Indenture" means that certain Indenture dated as of August 10, 2000, as supplemented from time to time, between the Borrower and Wilmington Trust Company, as Trustee.

         "Significant Subsidiary" means each Subsidiary of the Borrower that

                  (a) accounted for at least 10% of consolidated revenues of the Borrower and its Subsidiaries or 10% of consolidated earnings of the Borrower and its Subsidiaries before interest and taxes, in each case for the last four full Fiscal Quarters immediately preceding the date as of which any such determination is made; or

                  (b) has assets which represent at least 10% of the consolidated assets of the Borrower and its Subsidiaries as of the last day of the last Fiscal Quarter of the Borrower immediately preceding the date as of which any such determination is made, all of which shall be as reflected on the financial statements of the Borrower for the period, or as of the date, in question. Notwithstanding the foregoing,
(i) CCFCI shall be deemed to be a Significant Subsidiary for all purposes of this Agreement until such date as all Indebtedness under the CCFCI Credit Agreement shall have been repaid in full and all commitments to lend thereunder have been terminated and, thereafter, at any time when CCFCI meets the criteria set forth in the first sentence of this definition and (ii) CCFCII shall be deemed to be a Significant Subsidiary for all purposes of this Agreement until such date as all Indebtedness under the CCFCII Credit Agreement shall have been repaid in full and all commitments to lend thereunder have been terminated and, thereafter, at any time when CCFCII meets the criteria set forth in the first sentence of this definition.

         "Solvent" means, as to any Person at any time, that (i) the fair value of the property of such Person is greater than the amount of such Person's liabilities (whether subordinated, contingent, unmatured, unliquidated or otherwise); (ii) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (iii) such Person is able to pay its debts and other liabilities as they mature in the normal course of business; (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

         "SPC" is defined in Section 11.11.3.

         "Stated Amount" of each Letter of Credit means the "Stated Amount" as defined therein.

         "Stated Expiry Date" is defined in Section 4.1(b).

         "Stated Maturity Date" means, in the case of the Revolving Loans, July 15, 2005 and, in the case of the Term B Loans, July 15, 2007.

         "Sterling" and the sign "(pound)" shall mean freely transferable lawful money of the United Kingdom.

         "Stock Pledge Agreement" means the Second Amendment Pledge Agreement, dated as of July 16, 2003, by the Borrower in favor of the Collateral Trustee (for the benefit of, among others, the Lenders), in the form attached hereto as Exhibit N, as amended, supplemented, restated or otherwise modified from time to time.

         "Subordinated Debt" means all unsecured Indebtedness of the Borrower for money borrowed which is subordinated, upon terms satisfactory to the Agent and the Required Lenders, in right of payment to the payment in full in cash of all Obligations.

         "Subsidiary" means, with respect to any Person, any corporation, partnership or other Person of which at least 50% of the outstanding capital stock or other comparable ownership interest having ordinary voting power to elect a majority of the board of directors of such corporation, partnership or other Person (irrespective of whether at the time capital stock of any other class or classes of such corporation, partnership or other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

         "Supermajority Lenders" means, at any time, Lenders owed or holding (a) if the Revolving Loan Commitments shall not have been terminated, at least 66 2/3% of the aggregate of all Term B Loans then outstanding, all unfunded Term B Loan Commitments, all Revolving Loans then outstanding, all Letter of Credit Outstandings on such date, and all unfunded Revolving Loan Commitments or (b) if the Revolving Loan Commitments shall have been terminated, at least 66 2/3% of the aggregate amount of all Loans and L/C Advances then outstanding.

         "Tangible Net Worth" means the consolidated net worth of the Borrower and its Subsidiaries, including the aggregate outstanding face amount of the Guaranteed Preferred Securities, after subtracting therefrom the aggregate amount of any intangible assets of the Borrower and its Subsidiaries, including goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names.

         "Taxes" is defined in Section 5.6.

         "10 1/2% Senior Note Indenture" means that certain Indenture dated as of May 16, 1996, as supplemented by the First Supplemental Indenture dated as of August 1, 2000, between the Borrower and State Street Bank and Trust Company (as successor trustee to Fleet National Bank), as Trustee.

         "10 1/2% Senior Notes" means the $180,000,000 of 10 1/2% Senior Notes due 2006 issued by the Borrower pursuant to the 10 1/2% Senior Note Indenture.

         "Term B Lender" means each Lender that holds a Term B Loan Commitment or a Term B Loan.

         "Term B Loan" is defined in Section 2.1.1.

         "Term B Loan Commitment" is defined in Section 2.1.1.

         "Term B Loan Commitment Amount" means, on any date, $200,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

         "Term B Loan Commitment Termination Date" means the earliest of

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                  (a) July 15, 2003;

                  (b) the date on which the Term B Loan Commitments of the Term B Lenders are terminated in full or reduced to zero in accordance with
         Section 2.2; and

                  (c) the date on which any Commitment/Loan Termination Event occurs.

         Upon the occurrence of any event described above, the Term B Loan Commitments shall terminate automatically and without further action.

         "Term B Prepayment Amount" is defined in Section 3.1.1.

         "Term Note" means a promissory note of the Borrower payable to the order of any Term B Lender, in the form of Exhibit A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Term B Lender resulting from its outstanding Term B Loan, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Term Percentage" means, relative to any Term B Lender, the percentage set forth opposite its name on Schedule II under the caption "Term Percentage" or as set forth in its Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 11.11.

         "Third Party Indebtedness" means Indebtedness owed to and held by any Person other than the Borrower or any of its Subsidiaries.

         "Trust" means Calpine Capital Trust, Calpine Capital Trust II and Calpine Capital Trust III, each a Delaware business trust.

         "2000 Credit Agreement" means the Second Amended and Restated Credit Agreement, dated as of May 23, 2000, as amended, among the Borrower, Scotia Capital and the lenders party thereto.

         "2003 Senior Notes" means the $2,550,000,000 of Second Priority Senior Secured Floating Rate Notes due 2007, 8 1/2% Second Priority Senior Secured Notes due 2010 and 8 3/4% Second Priority Senior Secured Notes due 2013, in each case issued by the Borrower pursuant to the 2003 Senior Note Indenture.

         "2003 Senior Note Indenture" means that certain Indenture dated as of July 16, 2003 between the Borrower and Wilmington Trust Company, as Trustee.

         "2002 Credit Agreement" is defined in the recitals.

         "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

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

         "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

         "U.S. Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States of America.

         "Welfare Plan" means a "welfare plan", as such term is defined in
Section 3(1) of ERISA.

         "Wholly Owned Subsidiary" means a Subsidiary all the capital stock of which (other than directors' qualifying shares) is owned by the Borrower or another Wholly Owned Subsidiary.

         SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

         SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

         SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 8.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, generally accepted accounting principles ("GAAP") in effect in the United States from time to time.

                                   ARTICLE II

                   COMMITMENTS, BORROWING PROCEDURES AND NOTES

         SECTION 2.1. Commitments/Loans. On the terms and subject to the conditions of this Agreement (including Article VI), each Lender severally agrees to continue or make Loans pursuant to the Commitments described in this
Section 2.1.

         SECTION 2.1.1. Term B Loan Commitment. On the Closing Date, each Term B Lender severally will make loans in U.S. Dollars (relative to such Lender, its "Term B Loan") to the Borrower equal to such Lender's Term Percentage of the aggregate amount of the Borrowing of Term B Loans requested by the Borrower to be made on such day. The Commitment of each Term B Lender described in this
Section 2.1.1 is herein referred to as its "Term B Loan Commitment". At 2:00 p.m. (San Francisco time) on the Term B Commitment Termination Date, the Term B Loan Commitment shall terminate, and any portion of the Term B Loan Commitment Amount that is not borrowed prior to such time shall be extinguished. No amounts paid or prepaid with respect to Term B Loans may be reborrowed.

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

         SECTION 2.1.2. Revolving Loan Commitment. From time to time on any Business Day occurring prior to the Revolving Loan Commitment Termination Date, each Revolving Lender severally will make loans in U.S. Dollars (relative to such Lender, its "Revolving Loans") to the Borrower equal to such Lender's Revolving Percentage of the aggregate amount of the Borrowing of Revolving Loans requested by the Borrower to be made on such day. The Commitment of each Revolving Lender described in this Section 2.1.2 to make Revolving Loans is herein referred to as its "Revolving Loan Commitment". On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Revolving Loans.

         SECTION 2.1.3. Commitment to Issue Letters of Credit. From time to time on any Business Day, an Issuer will issue, and each Revolving Lender will participate in, the Letters of Credit, in accordance with Article IV.

         SECTION 2.1.4. Lenders Not Permitted or Required To Make Loans or Issue or Participate in Letters of Credit Under Certain Circumstances. No Lender or Issuer, as the case may be, shall be permitted or required to

                  (a) make its Term B Loan if, after giving effect thereto,

                           (i) the aggregate outstanding principal amount of all Term B Loans of all Lenders would exceed the Term B Loan Commitment Amount, or

                           (ii) the outstanding principal amount of the Term B Loans of such Lender would exceed such Lender's Term Percentage of the Term B Loan Commitment Amount;

                  (b) make any Revolving Loan if, after giving effect thereto,

                           (i) the aggregate outstanding principal amount of all Revolving Loans of all Lenders, together with all Letter of Credit Outstandings, would exceed the Revolving Commitment Amount, or

                           (ii) the aggregate outstanding principal amount of all Revolving Loans of such Lender, together with its Revolving Percentage of all Letter of Credit Outstandings, would exceed such Lender's Revolving Percentage of the Revolving Commitment Amount; or

                  (c) issue (in the case of an Issuer) or participate in (in the case of each Revolving Lender) any Letter of Credit prior to the Revolving Loan Commitment Termination Date, if, after giving effect thereto

                           (i) all Letter of Credit Outstandings together with the aggregate outstanding principal amount of all Revolving Loans of all Lenders would exceed the Revolving Commitment Amount,

                           (ii) in the case of the issuance of any Foreign Currency Letter of Credit, the Equivalent Amount of all Foreign Currency Letter of Credit

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

                  Outstandings would exceed the Foreign Currency Letter of Credit Commitment Amount, or

                           (iii) such Lender's Revolving Percentage of all Letter of Credit Outstandings together with the aggregate outstanding principal amount of all Revolving Loans of such Lender would exceed such Lender's Revolving Percentage of the then Revolving Commitment Amount.

         SECTION 2.2. Reduction of Revolving Commitment Amount and Term B Loans. The Revolving Commitment Amount and the Term B Loans are subject to reduction and prepayment from time to time pursuant to this Section 2.2. Each prepayment of the Loans under this Section 2.2 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

         SECTION 2.2.1. Optional Reduction. The Borrower may, from time to time on any Business Day, make a voluntary prepayment of the Term B Loans in accordance with Section 3.1.1. The Borrower may, from time to time on any Business Day voluntarily reduce the Revolving Commitment Amount; provided, however, that (i) all such reductions shall require at least three Business Days' prior notice to the Agent and be permanent reductions of the Revolving Commitment Amount, (ii) any partial reduction of the Revolving Commitment Amount shall be in a minimum amount of $2,000,000 and in an integral multiple of $500,000 and (iii) the last two sentences of Section 2.2.2(b) shall be applicable to each such reduction.

         SECTION 2.2.2. Mandatory Reductions.

                  (a) There shall be a mandatory prepayment of the outstanding Term B Loans and reduction of the Revolving Commitment Amount by the amounts and in the circumstances set forth in Section 3.1.1.

                  (b) Any prepayment of the outstanding Term B Loans and reduction of the Revolving Commitment Amount described in clause (a) shall be effective on the first Business Day following the Borrower's receipt of any related Net Available Cash. All such amounts shall be applied to the ratable (i) prepayment of the outstanding Term B Loans and (ii) permanent reduction of the Revolving Commitment Amount. Any such reduction of the Revolving Commitment Amount shall be accompanied by prepayment of the Revolving Loans to the extent, if any, that the sum of (i) the aggregate principal amount of all outstanding Revolving Loans plus (ii) the aggregate Letter of Credit Outstandings exceeds the amount of the Revolving Commitment Amount as so reduced, provided that if the aggregate principal amount of Revolving Loans then outstanding is less than the amount of such excess (because Letter of Credit Outstandings constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, deposit an amount in cash in a cash collateral account, consistent with and subject to the procedures set forth in Section 4.7 hereof, established with the Agent for the benefit of the Lenders. The application of any prepayment pursuant to
         Section 2.2 shall be made, first, to Base Rate Loans and, second, to LIBO Rate Loans.

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

         SECTION 2.2.3. Post Default Application. After the occurrence and during the continuance of an Event of Default, all optional and mandatory prepayments of outstanding Term B Loans and reductions of the Revolving Commitment Amount under Section 2.2.1 and Section 2.2.2 shall be applied to the pro rata prepayment of all outstanding Revolving Loans and Term B Loans and cash-collateralization of any Letters of Credit outstanding hereunder.

         SECTION 2.3. Borrowing Procedure. By delivering a Borrowing Request to the Agent on or before 10:00 a.m., San Francisco time, on a Business Day, an Authorized Officer of the Borrower may from time to time irrevocably request, on not less than three days, in the case of LIBO Rate Loans, or one day in the case of Base Rate Loans, nor more than five Business Days' notice, that a Borrowing be made in a minimum amount of $2,000,000 or in the unused amount of the applicable Commitment. The Agent shall promptly transmit the information in the Borrower's request to each applicable Lender. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 11:00 a.m. (San Francisco time) on the Business Day specified in such Borrowing Request each applicable Lender shall deposit with the Agent same day funds in an amount equal to such Lender's applicable Percentage of the requested Borrowing. Such deposit will be made to an account which the Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the applicable Lenders, the Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan or L/C Advance shall be affected by any other Lender's failure to make any Loan or L/C Advance.

         SECTION 2.4. Continuation and Conversion Elections. By delivering a Continuation/ Conversion Notice to the Agent on or before 10:00 a.m., San Francisco time, on a Business Day, an Authorized Officer of the Borrower may from time to time irrevocably elect, on not less than three nor more than five Business Days' notice that all, or any portion in an aggregate minimum amount of $2,000,000 of any Loans be, in the case of Base Rate Loans, converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, be converted into a Base Rate Loan or continued as a LIBO Rate Loan (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (i) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders, and (ii) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing. The Agent shall promptly transmit the information in each Continuation/Conversion Notice to each Lender.

         SECTION 2.5. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility; provided, further, that each Lender shall use reasonable efforts in making any such election to minimize the costs payable by the Borrower

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

hereunder with respect to any Loan, Commitment or Letter of Credit. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Section 5.1, 5.2, 5.3 or 5.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

         SECTION 2.6. Notes; Register. Unless the Agent shall have been advised by a Lender that it does not want to receive a Note, each Lender's Loans under each of its Commitments shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to such Lender's applicable Percentage of the original applicable Commitment Amount. Whether or not a Loan is evidenced by a Note, the Borrower hereby designates Agent to serve as its agent, solely for the purposes of this Section, to maintain a register (the "Register") on which Agent will record the name and address of each Lender, the Commitments and Loans and each repayment in respect of the principal amount of the Loans of each Lender from time to time. No payment with respect to the outstanding principal and interest applicable for each of the Loans shall be made to any Person other than the Person identified in such Register as the Lender. Failure to make any such recordation or any errors in such recordation shall not affect the Borrower's obligations in respect of such Loans. The entries in the Register shall be conclusive and binding on the Borrower absent manifest error. Upon reasonable notice and during normal business hours, representatives of the Borrower may from time to time inspect the Register. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans and L/C Advances evidenced thereby. Such notations shall be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.

                                  ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

         SECTION 3.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the applicable Stated Maturity Date therefor.

         SECTION 3.1.1. Payment Terms. Prior to the Stated Maturity Date of each Loan, the Borrower

                  (a) shall repay the Term B Loans of each Term B Lender in 16 consecutive quarterly installments, commencing on October 15, 2003 and ending on July 15, 2007, each of which shall be in an amount equal to such Lender's Term Percentage multiplied by $500,000; provided that the final installment shall be in an amount equal to such Lender's Term Percentage multiplied by $192,500,000;

                  (b) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that

                           (i) any such prepayment shall be made pro rata among Loans of the same type and, if applicable, having the same Interest Period, of all Lenders;

                           (ii) no such prepayment of any LIBO Rate Loan may be made on any day other than the last day of the Interest Period for such Loan, unless the Borrower also pays all losses and expenses (for which the Borrower has received written notice, including calculations in reasonable detail) as a result of such prepayment as provided in Section 5.4;

                           (iii) each such voluntary prepayment shall require at least three but no more than five Business Days' prior written notice to the Agent specifying whether such prepayment is of Revolving Loans or (subject to clause (v) below) Term B Loans or both;

                           (iv) each such voluntary partial prepayment shall be in an aggregate minimum amount of $2,000,000; and

                           (v) no voluntary prepayment of the Term B Loans shall be permitted unless the Revolving Commitment Amount is reduced pursuant to Section 2.2.1 by at least a ratable amount;

                  (c) shall, upon receipt by the Borrower or any Subsidiary of Net Available Cash from any Asset Sale, Monetization, Insurance Event or incurrence of secured Indebtedness permitted under Section 8.2.2(l) or (m) (excluding the CES Credit Facility), apply an amount equal to 100% of such Net Available Cash pro rata to prepayments of the outstanding Term B Loans and the reductions of the Revolving Loan Commitments (and to any related prepayments of the then outstanding Revolving Loans and to cash collateralization the Letters of Credit), in each case as contemplated under Section 2.2.2; provided that conversion of any non-cash proceeds realized from any Asset Sale, Monetization or Insurance Event to cash (including both the principal amount of such non-cash proceeds and any interest attributable thereto) shall be deemed to be Net Available Cash upon such conversion and applied pursuant to this clause (c); provided, further, that no such prepayments and reductions shall be required as a consequence of:

                           (i) without duplication of any other clause of this paragraph (c), any Asset Sale or Monetization by the Borrower of the Gilroy Receivable or any Asset Sale of uninstalled turbines or equipment, to the extent that an amount equal to the Net Available Cash with respect thereto is applied within 355 days of the consummation of such Asset Sale or Monetization (A) to make Restricted Capital Payments in respect of Repayable Restricted Capital pursuant to Section 8.2.6(b)(B) or (B) to make Capital Expenditures to the extent permitted under Section 8.2.7 (subject, however, to the Capex Requirement); provided that to the extent any such Net Available Cash is not so applied during such 355-day period, the Borrower shall make the mandatory prepayments and commitment reductions required by this paragraph (c) by the close of business on the last day of such 355-day period in an aggregate amount equal to the portion of such Net Available Cash not so applied; or

                           (ii) without duplication of any other clause of this paragraph (c), any Asset Sale or Monetization of, or Insurance Event with respect to, assets that are not Designated Assets or CES Assets, to the extent that an amount equal to the Net Available Cash with respect thereto is applied within 355 days after the consummation of such Asset Sale or Monetization, or the receipt by the Borrower of the Net Available Cash with respect to such Insurance Event, to make Capital Expenditures to the extent permitted under
                  Section 8.2.7 (subject, however, to the Capex Requirement); provided that to the extent any such Net Available Cash is not so applied during such 355-day period, the Borrower shall make the mandatory prepayments and commitment reductions required by this paragraph (c) by the close of business on the last day of such 355-day period in an aggregate amount equal to the portion of such Net Available Cash not so applied; and provided, further, that to the extent that at any time the aggregate amount of Net Available Cash described in this clause (ii) that has not been applied to make Capital Expenditures in accordance with this clause (ii) shall exceed the aggregate amount of Capital Expenditures then permitted to be made with such Net Available Cash under Section 8.2.7 during the applicable 355-day period described above, an amount equal to such excess shall, immediately thereafter, be applied in accordance with the immediately preceding proviso; or

                           (iii) without duplication of any other clause of this paragraph (c), any Permitted Sale; or

                           (iv) without duplication of any other clause of this paragraph (c), any sale, transfer, lease, contribution or conveyance by the Borrower or any of its Subsidiaries to any Person of an interest in a PUD pursuant to an agreement under which such Person commits to develop or to provide financing and/or funding to the Borrower or such Subsidiary solely for the development of such PUD; provided that (A) the Fair Market Value of such PUD interest (determined as of the date such agreement is entered into) is less than $25,000,000, (B) the aggregate Fair Market Value of all PUD interests (determined, in the case of each PUD, as of the date the agreement with respect to such PUD is entered into) sold, transferred, leased, contributed or conveyed as set forth in this clause
                  (iv) is less than $100,000,000, (C) the Borrower or such Subsidiary shall retain legal ownership of the entirety of such PUD (except to the extent of the interest so sold, transferred, leased, contributed or conveyed) and (D) the Borrower shall have delivered to the Agent a certificate of an Authorized Officer of the Borrower as to the satisfaction of the conditions set forth in clauses (A) and (B) above (it being understood that the Borrower shall, before or within a reasonable time after consummation of the relevant transaction, deliver to the Agent such other information in connection therewith as the Agent may reasonably request); or

                           (v) without duplication of any other clause of this paragraph (c), any Asset Sale or Monetization of Domestic Gas Reserves, Canadian Gas Reserves or geothermal energy assets, to the extent that an amount equal to the Net Available Cash with respect thereto is applied within 355 days after the consummation of such Asset Sale or Monetization (A) to make Capital Expenditures to the extent permitted under Section 8.2.7 (subject, however, to the Capex Requirement) or (B) to purchase additional Domestic Gas Reserves, Canadian Gas Reserves or geothermal energy assets, which additional assets (I) become Collateral under the Security Documents (in the case of any such Domestic Gas Reserves and domestic geothermal energy assets) or (II) are owned by CCNGP (in the case of any such Canadian Gas Reserves and Canadian geothermal energy assets); provided that to the extent any such Net Available Cash is not so applied during such 355-day period, the Borrower shall make the mandatory prepayments and commitment reductions required by this paragraph (c) by the close of business on the last day of such 355-day period in an aggregate amount equal to the portion of such Net Available Cash not so applied; and provided further that the sum of (x) the net proceeds of all such Asset Sales of Domestic Gas Reserves and Canadian Gas Reserves and (y) the gross proceeds of all such Asset Sales of geothermal energy assets under this clause (v) shall not exceed $50,000,000 in the aggregate; or

                           (vi) without duplication of any other clause of this paragraph (c), any Asset Sale or Monetization of CES Assets permitted under Section 8.2.10(c)(v) and any incurrence of Non-Recourse Debt by CES permitted under Section 8.2.2(m) (exclusive of the CES Credit Facility), to the extent that an amount equal to the Net Available Cash with respect thereto is applied within 355 days after the consummation of such Asset Sale or Monetization, or the incurrence of such Indebtedness, to make Capital Expenditures to the extent permitted under
                  Section 8.2.7 (subject, however, to the Capex Requirement); provided that to the extent any such Net Available Cash is not so applied during such 355-day period, the Borrower shall make the mandatory prepayments and commitment reductions required by this paragraph (c) by the close of business on the last day of such 355-day period in an aggregate amount equal to the portion of such Net Available Cash not so applied; and provided, further, that to the extent that at any time the aggregate amount of Net Available Cash with respect to any Asset Sale or Monetization described in this clause (vi) that has not been applied to make Capital Expenditures in accordance with this clause (vi) shall exceed the aggregate amount of Capital Expenditures then permitted to be made with such Net Available Cash under Section 8.2.7 during the applicable 355-day period described above, an amount equal to such excess shall, immediately thereafter, be applied in accordance with the immediately preceding proviso; or

                           (vii) without duplication of any other clause of this paragraph (c), any Asset Sale of any Canadian Gas Reserves to a royalty trust or income fund, to the extent that an amount equal to the Net Available Cash with respect thereto is applied within 355 days after the consummation of such Asset Sale (A) to repurchase or prepay the CCEFII Notes, (B) to make Capital Expenditures to the extent permitted under
                  Section 8.2.7 (subject, however, to the Capex Requirement) or
                  (C) to purchase additional Domestic Gas Reserves, Canadian Gas Reserves or geothermal energy assets, which additional assets
                  (I) become Collateral under the Security Documents (in the case of any such Domestic Gas Reserves and domestic geothermal energy assets) or (II) are owned by CCNGP

                  (in the case of any such Canadian Gas Reserves and Canadian geothermal energy assets); provided that to the extent any such Net Available Cash is not so applied during such 355-day period, the Borrower shall make the mandatory prepayments and commitment reductions required by this paragraph (c) by the close of business on the last day of such 355-day period in an aggregate amount equal to the portion of such Net Available Cash not so applied; and provided further that (x) the aggregate Fair Market Value of all Canadian Gas Reserves subject to such Asset Sales is less than Cdn$300,000,000 and
                  (y) the Borrower and/or one or more of its Subsidiaries shall at all times own not less than 25% of the units issued by such royalty trust or income fund (subject to dilution in accordance with the terms of such royalty trust or income fund) and such units shall be (I) if owned by the Borrower, pledged to the Collateral Trustee (for the benefit of, among others, the Lenders hereunder), (II) owned by a Pledged Entity or (III) if material adverse tax consequences to the Borrower or the Lenders would arise out of or result from the taking of either of the actions set forth in clauses (I) or (II) above, owned by a Subsidiary of a Pledged Entity; and

                  (d) shall, immediately upon any acceleration of any Loans or either Commitment Termination Date pursuant to Section 9.2 or Section 9.3, repay all Loans, unless, pursuant to Section 9.3, only a portion of all Loans is so accelerated.

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 5.4, and, in the case of clause (c) above, shall be made by the close of business of the day of receipt or deemed receipt of the relevant Net Available Proceeds. No voluntary prepayment of principal of any Revolving Loans shall cause a reduction in the Revolving Commitment Amount.

Notwithstanding anything to the contrary in Section 2.2.2 or 3.1.1, with respect to the amount of any mandatory prepayment described in Section 2.2.2 or 3.1.1 that is allocated to Term B Loans (such amount, the "Term B Prepayment Amount") at any time when Revolving Loan Commitments remain outstanding, the Borrower will, in lieu of applying such amount to the prepayment of the Term B Loans, on the date specified for such prepayment, give the Agent telephonic notice (promptly confirmed in writing) requesting that the Agent prepare and provide to each Term B Lender a notice (each, a "Prepayment Option Notice") as described below. As promptly as practicable after receiving such notice from the Borrower, the Agent will send to each Term B Lender a Prepayment Option Notice, which shall be in the form of Exhibit G, and shall include an offer by the Borrower to prepay on the date (each a "Mandatory Prepayment Date") that is ten calendar days after the date of the Prepayment Option Notice (but in no event later than the date which is 365 days after the applicable Asset Sale, Monetization or Insurance Event) the relevant Term B Loans of such Lender by an amount equal to the portion of the Term B Prepayment Amount indicated in such Lender's Prepayment Option Notice as being applicable to such Lender's Term B Loans. On the Mandatory Prepayment Date, (i) the Borrower shall pay to the relevant Term B Lenders the aggregate amount necessary to prepay that portion of the outstanding Term B Loans in respect of which such Lenders have accepted prepayment as described above and (ii) the Borrower shall permanently reduce the Revolving Loan Commitments (and prepay Revolving Loans and cash collateralize the Letters of Credit) as contemplated under Section 2.2.2 by an amount equal to the portion of the Term B Prepayment Amount not accepted by the relevant Term B Lenders.

         SECTION 3.1.2. Post Default Application of Payments. Notwithstanding any provision of Sections 2.2.2 or 3.1.1 to the contrary, after the occurrence and during the continuance of an Event of Default, all optional and mandatory payments under Section 3.1.1 shall be applied first to pay any fees and expenses then due and owing hereunder, second to the pro rata payment of accrued and unpaid interest on all Loans hereunder and third as set forth in Section 2.2.2(b).

         SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2.

         SECTION 3.2.1. Rates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

                  (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin; and

                  (b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin.

         The "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

         LIBO Rate                 =                        LIBO Rate
(Reserve Adjusted)                               -------------------------------
                                                 1.00 - LIBOR Reserve Percentage

The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Agent on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rates furnished to and received by the Agent from Scotia Capital, two Business Days before the first day of such Interest Period.

         "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to Scotia Capital's LIBOR Office in the London interbank market as at or about 11:00 a.m. London time two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of Scotia Capital's LIBO Rate Loan and for a period approximately equal to such Interest Period.

         "LIBOR Reserve Percentage" means, for each day of any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified from time to time under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board.

         All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

         SECTION 3.2.2. Post-Maturity Rates. After the date any principal amount of any Loan is due and payable (whether on the applicable Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin plus a margin of 2%.

         SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

                  (a) on the Stated Maturity Date therefor;

                  (b) on the date of any optional or required payment or prepayment, in whole or in part, of principal outstanding on such Loan being prepaid;

                  (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Closing Date;

                  (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, at the end of the third month of such Interest Period);

                  (e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and

                  (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 9.2 or Section 9.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the applicable Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

         SECTION 3.3. Fees. The Borrower agrees to pay the fees set forth in this Section 3.3. All such fees shall be non-refundable.

         SECTION 3.3.1. Commitment Fees. The Borrower agrees to pay to the Agent for the account of each Revolving Lender, for the period (including any portion thereof when any of its Commitments are suspended by reason of the Borrower's inability to satisfy any condition of

Article VI) commencing on the Closing Date and continuing through the Revolving Loan Commitment Termination Date, a commitment fee (the "Commitment Fee") at the rate of 0.50% per annum, calculated on such Lender's Revolving Percentage of the average daily unused portion of the Revolving Commitment Amount. Commitment Fees shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first such day following the Closing Date, and on the Revolving Loan Commitment Termination Date.

         SECTION 3.3.2. Fees. The Borrower agrees to pay to the Agent and the Lenders for their own accounts the fees described in the Fee Letters, at the times required in such letter.

         SECTION 3.3.3. Letter of Credit Fee. The Borrower agrees to pay to the Agent, for the account of the Revolving Lenders, for each Letter of Credit for the period from and including the date of the issuance of such Letter of Credit to (and including) the date upon which (or on the next succeeding Business Day upon which) such Letter of Credit expires or is returned to the Issuer that issued such Letter of Credit, a fee, in Dollars, on the average daily stated amount of such Letter of Credit (or the Equivalent Amount thereof with respect to Foreign Currency Letters of Credit) calculated at a per annum rate equal to the Applicable Margin for LIBO Rate Loans in effect from time to time. Such fee shall be payable by the Borrower in arrears on each Quarterly Payment Date, and on the date of termination or expiry of the last Letter of Credit outstanding hereunder (for any period then ending for which such fee shall not theretofore have been paid), commencing on the first such date after the issuance of such Letter of Credit.

         SECTION 3.3.4. Letter of Credit Issuing Fee. The Borrower agrees to pay to the Agent, for the account of each Issuer, an issuing fee, in Dollars, for each Letter of Credit issued by such Issuer for the period from and including the date of issuance of such Letter of Credit to (and including) the date upon which such Letter of Credit expires or is returned to the Issuer that issued such Letter of Credit at such rates as may be agreed in writing by the Borrower and the Issuers from time to time. Such fee shall be payable by the Borrower in arrears on each Quarterly Payment Date and on the date of termination or expiry of the last Letter of Credit outstanding hereunder for any period then ending for which such fee shall not theretofore have been paid, commencing on the first such date after the issuance of such Letter of Credit. For any Foreign Currency Letter of Credit, such issuing fee shall be calculated on the Equivalent Amount of the average daily stated amount thereof.

                                   ARTICLE IV

                                LETTERS OF CREDIT

         SECTION 4.1. Issuance Requests. By delivering to the Agent and an Issuer an Issuance Request on or before 12:00 noon, New York time, the Borrower may request, from time to time prior to the Revolving Loan Commitment Termination Date and on not less than three nor more than ten Business Days' notice, that such Issuer issue an irrevocable standby letter of credit, in Dollars, Canadian Dollars or Sterling (provided that the Equivalent Amount of the aggregate Stated Amount of all Foreign Currency Letters of Credit after giving effect to such issuance shall not exceed the Foreign Currency Letter of Credit Commitment Amount) and in such form as may be requested by the Borrower and approved by such Issuer (each, together with the Existing Letters of Credit and any Foreign Currency Letters of Credit, a "Letter of Credit"), in support of the general corporate purposes of the Borrower and its Subsidiaries (including credit support by the Borrower for gas and power contracts for CES, Calpine Energy Services Canada Partnership and Calpine Energy Services UK Limited) and which are described in such Issuance Request, provided that no Letter of Credit may be used (i) to finance acquisitions (other than acquisitions of equipment, sites and property in the ordinary course of the Borrower and its Subsidiaries' business, but in no event may Letters of Credit be used to finance acquisitions of power projects, reserves of geothermal steam and fluids and material gas reserves) or make any Investments in any third parties (other than Subsidiaries), directly or indirectly, through the Borrower or any of its Subsidiaries or Affiliates or (ii) to defease, repurchase or prepay any Subordinated Debt or any Senior Notes; and provided, further, that Letters of Credit shall only be used to secure or support obligations (other than for the deferred purchase price of property) entered into in the ordinary course of business of the Borrower and its Subsidiaries. Upon receipt of an Issuance Request, the Agent shall promptly notify the Revolving Lenders thereof. Each Letter of Credit shall by its terms:

                  (a) be issued in a Stated Amount which

                           (i) is at least the Equivalent Amount of $500,000 or such lesser amount as may be agreed by the Agent;

                           (ii) does not exceed (or would not exceed) the then Revolving Commitment Availability;

                  (b) be stated to expire on a date (its "Stated Expiry Date") no later than the earlier of (i) one year from its date of issuance and
         (ii) five days prior to the Stated Maturity Date for Revolving Loans; provided, however, that a Letter of Credit may provide that if it is not renewed prior to its Stated Expiry Date, it may be drawn by the beneficiary thereof; and

                  (c) on or prior to its Stated Expiry Date

                           (i) terminate immediately upon notice to the Issuer thereof from the beneficiary thereunder that all obligations covered thereby have been terminated, paid, or otherwise satisfied in full and surrender by the beneficiary of the Letter of Credit to such Issuer, and

                           (ii) reduce in part immediately and to the extent the beneficiary thereunder has notified the Issuer thereof that the obligations covered thereby have been paid or otherwise satisfied in part and that the Letter of Credit may be reduced.

         SECTION 4.2. Issuances and Extensions. On the terms and subject to the conditions of this Agreement (including Article VI), the Issuer to whom notice was given under Section 4.1 shall issue Letters of Credit, in accordance with the Issuance Requests made therefor. Such Issuer will make available the original of each Letter of Credit which it issues in accordance with the Issuance Request therefor to the beneficiary thereof (and will notify the Agent of any issuance or amendment and such notice will be accompanied by a copy of each Letter of Credit issued and any amendment thereto) and will notify the beneficiary under any Letter of Credit of any extension of the Stated Expiry Date thereof. The Agent will promptly notify the Revolving Lenders of issuances and amendments and, if requested in writing by a Revolving Lender, will provide copies of issuances and amendments to such requesting Revolving Lender.

         SECTION 4.3. Expenses. The Borrower agrees to pay to the Agent for the account of each Issuer the standard charges of such Issuer in connection with the issuance, maintenance, modification (if any) and administration of each Letter of Credit issued by such Issuer upon demand from time to time.

         SECTION 4.4. Other Revolving Lenders' Participation. Each Letter of Credit issued pursuant to Section 4.2 shall, effective upon its issuance and without further action, be issued on behalf of all Revolving Lenders (including the Issuer thereof) pro rata according to their respective Revolving Percentages. Each Revolving Lender shall, to the extent of its Revolving Percentage, be deemed irrevocably to have participated in the issuance of such Letter of Credit and shall be responsible to pay promptly to the Issuer thereof such Lender's Revolving Percentage of any unreimbursed drawings under a Letter of Credit which have not been reimbursed by the Borrower in accordance with
Section 4.5, or which have been reimbursed by the Borrower but must be returned, restored or disgorged by the Issuer thereof for any reason, and each Revolving Lender shall, to the extent of its Revolving Percentage, be entitled to receive from the Agent a ratable portion of the letter of credit fees received by the Agent pursuant to Section 3.3.3, with respect to each Letter of Credit. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 4.4 in respect of Letters of Credit issued or amended while such Revolving Lender remains a party to this Agreement is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment of any Letter of Credit or the occurrence and continuation of a Default or Event of Default or reduction or termination of the Revolving Loan Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. In the event that the Borrower shall fail to reimburse the Issuer thereof, or if for any reason Revolving Loans shall not be made to fund any Reimbursement Obligation, all as provided in Section 4.5 and Section 4.6 and in an amount equal to the amount of any drawing honored by such Issuer under a Letter of Credit issued by it, or in the event such Issuer must for any reason return or disgorge such reimbursement, such Issuer shall promptly notify each Revolving Lender of the unreimbursed amount of such drawing and of such Revolving Lender's respective participation therein. Each Revolving Lender shall make available to such Issuer, whether or not any Default shall have occurred and be continuing, an amount equal to its respective participation in same day or immediately available funds at the office of such Issuer specified in such notice not later than 2:00 p.m., New York time, on the Business Day (under the laws of the jurisdiction of such Issuer) after the date notified by such Issuer. In the event that any Revolving Lender fails to make available to an Issuer the amount of such Revolving Lender's participation in such Letter of Credit as provided herein, such Issuer shall be entitled to recover such amount on demand from such Revolving Lender together with interest at the daily average Federal Funds Rate for three Business Days and thereafter at the Alternate Base Rate plus 2%. Nothing in this Section shall be deemed to prejudice the right of any Revolving Lender to recover from any Issuer any amounts made available by such Revolving Lender to an Issuer pursuant to this Section in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by the Issuer thereof in respect of which payment was made by such Revolving Lender constituted gross negligence or willful misconduct on the part of such Issuer. Each Issuer shall distribute to each Revolving Lender which has paid all amounts payable by it under this Section with respect to any Letter of Credit issued by such Issuer such Lender's Revolving Percentage of all payments received by such Issuer from the Borrower in reimbursement of drawings honored by such Issuer under such Letter of Credit when such payments are received.

         SECTION 4.5. Disbursements. Each Issuer will notify the Borrower and the Agent promptly of the presentment for payment of any Letter of Credit issued by it, together with notice of the date (a "Disbursement Date") such payment shall be made (each such payment, a "Disbursement"). Unless otherwise agreed by the applicable Issuer and the Borrower, drawings under any Letter of Credit issued under Section 4.1 shall be made on sight. Subject to the terms and provisions of such Letter of Credit, each Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 2:00 p.m., New York time, on the Disbursement Date, the Borrower will reimburse each Issuer for all amounts in the currency which it has disbursed under the Letter of Credit or will notify such Issuer that it elects to make such reimbursement by requesting the Revolving Lenders to make a Revolving Loan in the Equivalent Amount of such required reimbursement. If Borrower elects to make such reimbursement by requesting a Revolving Loan in such amount and the conditions precedent in
Article VI shall have been satisfied, the Revolving Lenders shall fund such Reimbursement Obligation by making Base Rate Loans in the appropriate Equivalent Amounts in accordance with Section 2.3. To the extent an Issuer is not reimbursed in full on the date payment is made under a Letter of Credit, the Borrower's Reimbursement Obligation shall accrue interest at the Alternate Base Rate plus the Applicable Base Rate Margin for two Business Days and thereafter at the Post-Maturity Rate described in Section 3.2.2, payable on demand, until reimbursed in full. In the event an Issuer is not reimbursed by the Borrower on any Disbursement Date, or if an Issuer must for any reason return or disgorge such reimbursement, the Revolving Lenders (including such Issuer) shall fund the Reimbursement Obligation therefor by making, on the next Business Day, Loans (or, if the Revolving Loan Commitments shall no longer then be in effect, advances ("L/C Advances") that are payable on demand and have the same characteristics as Loans and which shall be Obligations hereunder) in the appropriate Equivalent Amounts which are Base Rate Revolving Loans (or L/C Advances bearing interest by reference to the Base Rate) (except that such Revolving Loans or L/C Advances shall be made upon demand by the Agent rather than upon notice by the Borrower and shall be made, notwithstanding anything in this Agreement to the contrary, without regard to the satisfaction of the conditions precedent to the making of Revolving Loans set forth in Article VI of this Agreement and notwithstanding any termination of the Commitments). Each Revolving Lender's obligation to make Revolving Loans or L/C Advances in the amount of its Revolving Percentage of any unreimbursed amounts outstanding under a Letter of Credit pursuant hereto is several, and not joint or joint and several. Except as specifically noted herein, all terms and provisions that are applicable to Revolving Loans under this Agreement shall be equally applicable to L/C Advances. For example, and without limitation, the provisions of Sections 3.1.1(c), 3.2.2, 3.2.3, 5.5, 5.6, 5.8, 5.9, 7.13, 8.2.10(c), 9.1.1, 10.5,
11.1(c), 11.4(a) and 11.11 shall equally apply to L/C Advances as well as Loans.

         SECTION 4.6. Reimbursement. The Borrower's obligation (a "Reimbursement Obligation") under Section 4.5 to reimburse an Issuer with respect to each disbursement (including interest thereon), and each Revolving Lender's obligation to make participation

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

payments in each drawing which has not been reimbursed by the Borrower, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which the Borrower may have or have had against any Revolving Lender or any beneficiary of a Letter of Credit, including any defense based upon the occurrence of any Default, any draft, demand or certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient, the failure of any disbursement to conform to the terms of the applicable Letter of Credit (if, in such Issuer's good faith opinion, such disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such disbursement, or the legality, validity, form, regularity, or enforceability of such Letter of Credit; provided, however, that nothing herein shall adversely affect the right of the Borrower to commence any proceeding against an Issuer for any wrongful disbursement made by such Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of such Issuer.

         SECTION 4.7. Cash Collateral. In the circumstances set forth in Section 2.2.2(b) or 3.1.1, or upon the occurrence and during the continuation of any Event of Default described in Section 9.1.9, or, at the election of the Agent acting on instructions from the Required Revolving Lenders, upon notice to the Borrower after the occurrence and during the continuation of any other Event of Default, an amount equal to that portion of Letter of Credit Outstandings attributable to outstanding and undrawn Letters of Credit (or a lesser amount, if applicable, required pursuant to Section 2.2.2(b)) shall be deemed to have been paid or disbursed by the Issuers under the Letters of Credit (notwithstanding that such amount may not in fact have been paid or disbursed), and, upon notification by the Issuers to the Agent and the Borrower of its obligations under this Section, the Borrower shall be immediately obligated to reimburse the Agent the amount deemed to have been so paid or disbursed by the Issuers. Any amounts so received by the Agent from the Borrower pursuant to this Section shall be held as collateral security for the repayment of the Borrower's obligations in connection with the Letters of Credit. At any time when such a Letter of Credit shall terminate and all L/C Advances and Obligations of the Borrower to the Issuers in respect of such Letter of Credit are either terminated or paid or reimbursed to the Revolving Lenders and the Issuers in full, the Obligations of the Borrower under this Section with respect to such Letter of Credit shall also terminate (subject, however, to reinstatement in the event any payment in respect of such Letter of Credit is recovered in any manner from any Issuer or Revolving Lender), and the Agent will return to the Borrower the aggregate amount deposited by the Borrower with the Agent in respect of such Letter of Credit and not theretofore applied by the Agent to any Reimbursement Obligation.

         At such time when all Events of Default shall have been cured or waived, the Agent shall return to the Borrower all amounts then on deposit with it pursuant to this Section. All amounts on deposit pursuant to this Section shall, until their application to any Reimbursement Obligation or their return to the Borrower, as the case may be, bear interest at the daily average Federal Funds Rate from time to time in effect (net of the costs of any reserve requirements, in respect of amounts on deposit pursuant to this Section, pursuant to F.R.S. Board Regulation D), which interest shall be held by the Agent as additional collateral security for the repayment of the Borrower's Obligations in connection with the Letters of Credit issued by the Issuers.

         SECTION 4.8. Nature of Reimbursement Obligations. The Borrower shall assume all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof. Neither

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

any Issuer (except to the extent of its own gross negligence or willful misconduct) nor any Revolving Lender shall be responsible for:

                  (a) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged;

                  (b) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

                  (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

                  (d) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or otherwise;

                  (e) any error, omission, interruption, loss or delay in the transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required in order to make a Disbursement thereunder) or of the proceeds thereof;

                  (f) any error in interpretation of technical terms;

                  (g) the performance of any transaction which underlies any Letter of Credit;

                  (h) any act or omission of any Person other than the Issuer and the Revolving Lenders;

                  (i) loss or destruction of any draft, demand, or document in transit or in the possession of others;

                  (j) lack of knowledge of any particular trade usage (other than standard United States and Western European banking usage as used in the normal course of business); or

                  (k) any consequence arising from causes beyond the control of the Issuer and the Revolving Lenders.

None of the foregoing shall affect, impair, or prevent the vesting of any of the rights or powers granted any Issuer or any Revolving Lender hereunder. In furtherance and extension, and not in limitation or derogation, of any of the foregoing, any action taken or omitted to be taken by an Issuer in good faith and which is not grossly negligent shall be binding upon the Borrower and shall not put such Issuer under any resulting liability to the Borrower; provided, however, that nothing herein shall relieve any Issuer, the Agent or any Revolving Lender for any liability for its gross negligence or willful misconduct.

         SECTION 4.9. Increased Costs; Indemnity. If by reason of

                  (a) any change after the Closing Date in applicable law, regulation, rule, decree or regulatory requirement or any change after the Closing Date in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement, or

                  (b) compliance by any Issuer or any Revolving Lender with any new or modified (after the Closing Date) direction, request or requirement (whether or not having the force of law) of any governmental or monetary authority, including Regulation D of the F.R.S. Board:

                           (i) any Issuer or any Revolving Lender shall be subject to any tax (other than franchise taxes or taxes measured by net income or receipts), levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this Article IV, whether directly or by such being imposed on or suffered by any Issuer or any Revolving Lender;

                           (ii) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letters of Credit issued by any Issuer or participations therein purchased by any Revolving Lender; or

                           (iii) there shall be imposed on any Issuer or any Revolving Lender any other condition regarding this Article IV, any Letter of Credit or any participation therein;

and the result of the foregoing is directly or indirectly to increase the cost to an Issuer or such Revolving Lender of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce any amount receivable in respect thereof by such Issuer or such Revolving Lender, then and in any such case such Issuer or such Revolving Lender may, at any time after the additional cost is incurred or the amount received is reduced, notify the Borrower thereof and provide Borrower with data and calculations supporting such costs, and the Borrower shall pay such amounts as such Issuer or Revolving Lender may specify to be necessary to compensate such Issuer or Revolving Lender for such additional cost or reduced receipt within ten (10) Business Days after receiving such notice, together with interest on such amount from the date of receipt of such notice until payment in full thereof at a rate equal at all times to the Alternate Base Rate plus the Applicable Margin; provided, however, that Section 5.6, rather than this Section
4.9 shall govern Borrower's obligations with respect to Taxes relating to payments by the Borrower described in the first sentence of Section 5.6(a). The good faith determination by an Issuer or Revolving Lender, as the case may be, of any amount due pursuant to this Section 4.9, as set forth in a statement setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest error, be final and conclusive and binding on all of the parties hereto. In addition to amounts payable as elsewhere provided in this
Article IV, the Borrower hereby agrees to protect, indemnify, pay and save the Issuers and the Revolving Lenders harmless from and against any and all claims, demands, liabilities, damages, losses,

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

costs, charges and expenses (including reasonable attorneys' fees) which any Issuer or any Revolving Lender may incur or be subject to as a consequence, direct or indirect, of

                  (x) the issuance of the Letters of Credit, other than as a result of the gross negligence or willful misconduct of an Issuer as determined by a court of competent jurisdiction, or

                  (y) the failure of an Issuer to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority.

         SECTION 4.10. Existing Letters of Credit. On the Closing Date, the Existing Letters of Credit shall continue to be deemed for all purposes to be Letters of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement. Each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuers on the Closing Date a participation in each such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Lender's Revolving Percentage times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of Section 2.1.2, the Existing Letters of Credit shall be deemed to utilize pro rata the Revolving Loan Commitment of each Revolving Lender.

         SECTION 4.11. Equivalent Amount Determinations. For purposes of determining the amount of Foreign Currency Letter of Credit Outstandings and for purposes of calculating fees payable under Section 3.3.3 with respect to Foreign Currency Letter of Credit Outstandings, the principal amount of such Foreign Currency Letter of Credit Outstandings shall be deemed to be, as of any date of determination, the Equivalent Amount thereof at such date. The initial Equivalent Amount of any Foreign Currency Letter of Credit shall be determined by the Issuer of such Letter of Credit and notified by such Issuer in writing to the Agent and the Borrower on the date of issuance thereof. If a Disbursement is made by an Issuer under any Foreign Currency Letter of Credit, the Equivalent Amount of such Disbursement shall be determined by the relevant Issuer on the Disbursement Date related thereto, and such Issuer shall notify the Agent and the Borrower promptly of such Equivalent Amount.

         SECTION 4.12. Currency Fluctuations, etc. Not later than 12:00 p.m., New York time, on each Quarterly Payment Date and on each other date specified by the Agent (each, an "Equivalent Amount Determination Date"), each Issuer shall determine the Equivalent Amount as of such Equivalent Amount Determination Date with respect to each Foreign Currency for which there are at such time outstanding Foreign Currency Letters of Credit issued by such Issuer or in respect thereof (after giving effect to any Loans to be made or repaid or Letters of Credit to be issued or Reimbursement Obligations to be repaid on such date). Each Issuer shall notify the Borrower, the Revolving Lenders and the Agent of such Equivalent Amount. The Equivalent Amount so determined shall become effective on the first Business Day immediately following the relevant Equivalent Amount Determination Date (each, a "Reset Date") and shall remain effective until the next succeeding Reset Date.

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

                                   ARTICLE V

                     CERTAIN LIBO RATE AND OTHER PROVISIONS

         SECTION 5.1. LIBO Rate Lending Unlawful. If any Lender shall determine in good faith (which good faith determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of all Lenders to make, continue, maintain or convert into any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Agent that the circumstances causing such suspension no longer exist, and all LIBO Rate Loans of such type shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion. Until such time as such Lender's obligation to make, continue and maintain LIBO Rate Loans is reinstated, the Borrower shall have the right (with the prior written consent of the Agent, which consent shall not be unreasonably withheld) to replace such affected Lender by obtaining another financial institution that is willing to purchase such affected Lender's interest herein for the full amount of any outstanding Loans, Reimbursement Obligations and other amounts owed hereunder (including principal, accrued interest, breakage costs and any other unreimbursed costs and expenses owed to such Lender), to assume such affected Lender's obligations under this Agreement and to become a Lender hereunder. In such event, the affected Lender shall, upon ten (10) Business Days notice from Borrower, assign one hundred percent (100%) of its interest hereunder to such replacement lender for the price described in the previous sentence.

         SECTION 5.2. Deposits Unavailable. If the Agent shall have determined that

                  (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Agent or any Lender in its relevant market; or

                  (b) by reason of circumstances affecting the Agent's or any Lender's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans, then, upon notice from the Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended (at the end of the applicable Interest Period, in the case of outstanding LIBO Rate Loans) until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

         SECTION 5.3. Increased LIBO Rate Loan Costs, etc. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans as a result in any change after the Closing Date, in applicable law, regulation, rule, decree or regulatory requirement or in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement. Such Lender shall promptly notify the Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within five Business Days of its receipt of such notice, and such notice shall, in the absence of manifest error and if given in good faith, be conclusive and binding on the Borrower. If such increased costs do not affect all of the Lenders, the Borrower shall have the right (with the prior written consent of the Agent, which consent shall not be unreasonably withheld) to replace the affected Lender by obtaining another financial institution that is willing to purchase such affected Lender's interest herein for the full amount of any outstanding Loans and Reimbursement Obligations (principal and accrued interest), to assume such affected Lender's obligations under this Agreement and to become a Lender hereunder. In such event, the affected Lender shall, upon five (5) Business Days notice from Borrower, assign one hundred percent (100%) of its interests hereunder to such replacement lender for the price described in the previous sentence and thereafter such Lender shall have no further obligations hereunder.

         SECTION 5.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of

                  (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto;

                  (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor other than as a result of any act or omission by such Lender;

                  (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/ Conversion Notice therefor other than as a result of any act or omission by such Lender; or

                  (d) any LIBO Rate Loan not being prepaid in accordance with a notice of prepayment,

then, upon the written notice of such Lender to the Borrower (with a copy to the Agent), the Borrower shall, within five Business Days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail and all information and documentation reasonably necessary to support such calculations) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

         SECTION 5.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank,

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

regulator or other governmental authority causes the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender attributable to or based upon the Loans, the Letters of Credit or Commitments hereunder to be increased, and such Lender determines (in its reasonable discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments, issuance of or participation in Letters of Credit or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error and if made in good faith, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its good faith discretion) shall deem applicable.

         SECTION 5.6. Taxes. (a) Subject to each Lender's compliance with this
Section 5.6, all payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

                           (i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                           (ii) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

                           (iii) pay to the Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

         Moreover, if any Taxes are directly asserted against the Agent or any Lender with respect to any payment received by the Agent or such Lender hereunder, the Agent or such Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

                  If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lenders, the

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

         required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 5.6, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

                  (b) Upon the request of the Borrower or the Agent, each Lender (including, any participant or Assignee Lender) that is (a) organized under the laws of the United States or a state thereof shall execute and deliver to the Borrower and the Agent one or more (as the Borrower or the Agent may reasonably request) appropriately completed United States Internal Revenue Service Forms W-9 (or any successor forms or documents) and (b) organized under the laws of a jurisdiction other than the United States shall, prior to the due date of and as a condition to any payments hereunder or under the Notes, execute and deliver to the Borrower and the Agent one or more (as the Borrower or the Agent may reasonably request) United States Internal Revenue Service Forms W-8ECI or Forms W-8BEN or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish that such Lender (or participant or Assignee Lender) is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes.

                  The Borrower shall not be required to pay any additional amounts to any Lender (or participant or Assignee Lender) in respect of Taxes pursuant to this Section 5.6 if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender (or participant or Assignee Lender) to comply with the provisions of this Section 5.6 unless such failure results from (a) a change in applicable treaty, law or regulation or interpretation thereof or (b) an amendment, modification or revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case after the date such Lender (or participant or Assignee Lender) becomes a party to this Agreement.

         SECTION 5.7. Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Notes or any other Loan Document shall be made by the Borrower to the Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m., San Francisco time, on the date due, in same day or immediately available funds, to such account as the Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Agent on the next succeeding Business Day. The Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan (other than when calculated with respect to the Federal Funds Rate), 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "Interest Period" with respect to LIBO Rate Loans) be

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

made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

         SECTION 5.8. Sharing of Payments. If any Lender shall obtain any payment or other recovery as a result of its receipt of any collateral or otherwise (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 5.3, 5.4 and 5.5) or Letter of Credit in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Loans made by them and/or Letters of Credit as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (a) the amount of such selling Lender's required repayment to the purchasing Lender to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 5.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

         SECTION 5.9. Use of Proceeds. The Borrower shall apply the proceeds of each Borrowing of Revolving Loans to the general corporate purposes of the Borrower and its Subsidiaries, including Capital Expenditures; Letters of Credit shall be used for general corporate purposes of the Borrower and its Subsidiaries (including credit support by the Borrower for gas and power contracts for CES, Calpine Energy Services Canada Partnership and Calpine Energy Services UK Limited). The Borrower shall apply the proceeds of the Term B Loans and of the 2003 Senior Notes and the Second Priority B Loans (a) to repay all amounts owing under the 2000 Credit Agreement and, except to the extent continued hereunder, the 2002 Credit Agreement and (b) after application as set forth in clause (a) above, to general corporate purposes. Without limiting the foregoing, no Letter of Credit or proceeds of any Loan will be used to (i) acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any "margin stock", as defined in F.R.S. Board Regulation U, (ii) finance acquisitions (other than the acquisition of equipment, sites and property in the ordinary course of the Borrower and its Subsidiaries' business, but in no event may Loans or Letters of Credit be used to finance acquisitions of power projects, reserves of geothermal steam and fluids and natural gas reserves), (iii) make Investments in any third parties (other than Investments in Subsidiaries), directly or indirectly, through the Borrower or any of its Subsidiaries or Affiliates, or (iv) defease, repurchase or prepay any Subordinated Debt or any Senior Notes.

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

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         SECTION 6.1. Effectiveness; Initial Credit Extension. The effectiveness of this Agreement and the obligation of each Lender to make its initial Credit Extension shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 6.1.

         SECTION 6.1.1. Credit Agreement; Other Loan Documents. The Agent shall have received, on or before the Closing Date, (i) this Agreement, executed and delivered by the Agent, the Borrower and each of the Lenders, (ii) the Security Agreement, executed and delivered by the Borrower, QM, JOQ and QCH in favor of the Collateral Trustee (for the benefit of, among others, the Lenders), (iii) the Collateral Trust Agreement, executed and delivered by the Agent, the Collateral Trustee and the Trustee under the 2003 Senior Note Indenture, (iv) the Deeds of Trust, executed and delivered by the Borrower to the Collateral Trustee (for the benefit of, among others, the Lenders), together with any additional supporting documentation as shall be reasonably requested by the Agent, including (w) title and security title opinions from title examiners, and in form and substance, reasonably acceptable to the Agent, confirming the Borrower's ownership of, and the first perfected lien and security interest of the Collateral Trustee in, Domestic Gas Reserves having an aggregate value of not less than ninety percent (90%) of all proven reserves shown in the report from Netherland, Sewell & Associates, Inc. entitled "Estimate of Reserves and Future Revenue to the Calpine Corporation Interest in Certain Oil and Gas Properties located in the United States as of December 31, 2002", a copy of which shall be delivered to the Agent; (x) a certificate from the Borrower's insurance advisor as to the sufficiency of the Borrower's insurance program and compliance with the insurance requirements of the Loan Documents, (y) the Hazardous Materials Indemnity, executed and delivered by the Borrower, and (z) copies of all consents and approvals required in connection with the execution and delivery by the Borrower of the Deeds of Trust, (v) the Stock Pledge Agreement, executed and delivered by the Borrower in favor of the Collateral Trustee (for the benefit of, among others, the Lenders), (vi) the Gilroy Assignment Agreement, executed and delivered by the Borrower in favor of the Collateral Trustee (for the benefit of, among others, the Lenders), (vii) the LLC Pledge Agreement, executed and delivered by the Borrower in favor of the Collateral Trustee (for the benefit of, among others, the Lenders), (viii) the Note Pledge Agreement, executed and delivered by the Borrower in favor of the Collateral Trustee (for the benefit of, among others, the Lenders), and (ix) the Canadian Stock Pledge Agreement, executed and delivered by QM, JOQ and QCH in favor of the Collateral Trustee (for the benefit of, among others, the Lenders). The Collateral Trustee shall be in possession of (a) all share certificates subject to the Security Documents together with undated stock powers duly executed in blank and (b) all promissory notes subject to the Security Documents together with all necessary instruments of transfer or assignment duly executed in blank.

         SECTION 6.1.2. Resolutions, etc. The Agent shall have received from each Obligor a certificate, dated the Closing Date, of its Secretary or Assistant Secretary, as to

                  (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it; and

                  (b) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Notes and each other Loan Document executed by it,

upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of such Obligor canceling or amending such prior certificate.

         SECTION 6.1.3. Delivery of Notes. The Agent shall have received (i) for the account of each Revolving Lender requesting same, its Revolving Note duly executed and delivered by the Borrower and (ii) for the account of each Term B Lender requesting same, its Term Note duly executed and delivered by the Borrower.

         SECTION 6.1.4. Lien Searches. The Agent shall have received the results of a recent lien search in the jurisdictions of incorporation of the Borrower and the Guarantors and where the Borrower's and the Guarantors' chief executive offices are located, and such search shall reveal no liens on any of the assets of the Borrower or the Guarantors except for liens permitted by Section 8.2.3 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Agent.

         SECTION 6.1.5. Compliance Certificate. The Agent shall have received a certificate, executed by an Authorized Officer of the Borrower, showing compliance with the financial covenants in Sections 6.2.4 and 8.2.4 as of December 31, 2002.

         SECTION 6.1.6. Fee Letters. The Agent shall have received the Fee Letters duly executed by all parties thereto.

         SECTION 6.1.7. Opinions of Counsel. The Agent shall have received opinions, dated the date of the Closing Date and addressed to the Agent and all Lenders, from

                  (a) Lisa Bodensteiner, Esq., general counsel of the Borrower, and Covington & Burling, special counsel to the Borrower, substantially in the forms of Exhibits F-1 and F-2, respectively; and

                  (b) Such other special and local counsel (including, without limitation, local counsel with respect to the Deeds of Trust) as may be required by the Agent, in each case in form and substance satisfactory to the Agent.

         SECTION 6.1.8. Closing Fees, Expenses, etc. The Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 and 11.3, if then invoiced.

         SECTION 6.1.9. No Material Adverse Effect. No Material Adverse Effect shall have occurred since December 31, 2002.

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

         SECTION 6.1.10. Required Proceeds from Issuance of 2003 Senior Notes. The Borrower shall have received at least $1,800,000,000 in aggregate gross cash proceeds from the issuance of the 2003 Senior Notes and the Second Priority B Loans.

         SECTION 6.1.11. Termination of Existing Facilities. The Agent shall have received evidence satisfactory to it that (i) the 2000 Credit Agreement and all commitments thereunder shall have been terminated and all amounts outstanding thereunder shall have been paid in full and (ii) except to the extent continued hereunder, all amounts outstanding under the 2002 Credit Agreement shall have been paid in full, in each case with the proceeds of the Term B Loans and of the 2003 Senior Notes and the Second Priority B Loans.

         SECTION 6.1.12. Projections. The Agent shall have received from the Borrower a consolidated statement of projected cash flows (including sources and uses of cash) for the Borrower and its Subsidiaries through the Stated Maturity Date for Revolving Loans (the "Projected Cash Flow Statement"), certified by an Authorized Officer of the Borrower.

         SECTION 6.1.13. Pledged Power Projects. The Agent shall have received evidence satisfactory to it that ownership of the Pledged Power Projects has been conveyed to the Borrower by merger or otherwise.

         SECTION 6.2. All Credit Extensions. The obligation of each Lender to make any Credit Extension (including the initial Credit Extension) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 6.2.

         SECTION 6.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Credit Extension (but, if any Default of the nature referred to in Section 9.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds of any Borrowing) the following statements shall be true and correct

                  (a) the representations and warranties set forth in Article VII (excluding, however, those contained in Section 7.7) and in each other Loan Document (excluding the representations and warranties set forth in the Deeds of Trust except to the extent that a breach thereof would reasonably be expected to cause a Material Adverse Effect) shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

                  (b) except as disclosed by the Borrower to the Agent and the Lenders pursuant to Section 7.7

                           (i)      no labor controversy, litigation,
                  arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Significant Subsidiaries which would reasonably be expected to cause a Material Adverse Effect or which purports to materially and adversely affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document; and

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                           (ii)     no development shall have occurred in any
                  labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 7.7 which might have a Material Adverse Effect; and

                  (c) no Default (other than a Nonmaterial Subsidiary Default) shall have then occurred and be continuing, and neither the Borrower, any other Obligor, nor any of its Significant Subsidiaries are in material violation of any law or governmental regulation or court order or decree which would reasonably be expected to cause a Material Adverse Effect.

         SECTION 6.2.2. Credit Request. The Agent shall have received a Borrowing Request or Issuance Request, as the case may be, for such Credit Extension. Each of the delivery of a Borrowing Request or an Issuance Request and the acceptance by the Borrower of the proceeds of the Borrowing or the issuance of the Letter of Credit, as applicable, shall constitute a representation and warranty by the Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) or the issuance of the Letter of Credit, as applicable, the statements made in Section 6.2.1 are true and correct.

         SECTION 6.2.3. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries or any other Obligors shall be satisfactory in form and substance to the Agent and its counsel; the Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Agent or its counsel may reasonably request.

         SECTION 6.2.4. Interest Coverage Ratio (Parent Only). The Interest Coverage Ratio (Parent Only), calculated as of the end of the most recently ended Fiscal Quarter or, if the Interest Coverage Ratio (Parent Only) had previously fallen below 1.70 to 1.00 and had not subsequently returned to 1.70 to 1.00 or better, calculated as of the end of the most recently ended calendar month, shall be at least 1.70 to 1.00 for the previous 12 months.

         SECTION 6.2.5. Indentures. (a) The Borrower shall have certified to the Agent that its incurrence of the Indebtedness under such Borrowing is permitted under the terms of Section 3.4 of the Pre-2000 Indentures. To the extent that the Borrower is relying on clause (a) of Section 3.4 of the Pre-2000 Indentures, the Borrower shall have delivered to the Agent a certificate of an Authorized Officer of the Borrower demonstrating its compliance with the incurrence test set forth therein.

                  (b) The Borrower shall have certified to the Agent that the incurrence of Liens in respect of such Borrowing is permitted under the terms of Section 3.7 of the Pre-2000 Indentures and Section 3.4 of the Shelf Indenture; provided that the Borrower may not rely upon Section 3.7(d) of the Pre-2000 Indentures in making such analysis and certification. To the extent the Borrower is relying on Section 3.7(f)(1) of each of the Pre-2000 Indentures and on Section 3.4(a)(i) of the Shelf Indenture, the Borrower shall have delivered to the Agent a certificate of an Authorized Officer of the Borrower demonstrating its compliance with the provisions thereof. To the extent that the Borrower is relying on the proviso to Section 3.7 of each of the Pre-2000 Indentures and

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         the proviso to Section 3.4 of the Shelf Indenture, the Borrower shall have delivered to the Agent a certificate of an Authorized Officer of the Borrower demonstrating its compliance with the incurrence tests set forth therein.

         SECTION 6.2.6. Solvency. Both before and after giving effect to any Borrowing of Loans or issuance of any Letter of Credit hereunder, the Borrower and its Subsidiaries, on a consolidated basis, shall be Solvent.

                                  ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders and the Agent to enter into this Agreement and to make Loans or L/C Advances and issue Letters of Credit hereunder, the Borrower represents and warrants unto the Agent and each Lender as set forth in this Article VII.

         SECTION 7.1. Organization, etc. The Borrower and each of its Significant Subsidiaries is a corporation, partnership, limited liability company or similar entity validly organized and existing and in good standing under the laws of the State of its organization, is duly qualified to do business and is in good standing as a foreign organization in each jurisdiction where the nature of its business requires such qualification and where the failure to so qualify would have a material adverse effect on the Borrower's or any Obligor's ability to perform its obligations under the Loan Documents to which it is a party, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and to own or hold under lease its property and to conduct its business substantially as currently conducted by it.

         SECTION 7.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it are within the Borrower's and each such Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not

                  (a) contravene the Borrower's or any such Obligor's Organic Documents;

                  (b) contravene any contractual restriction (including, without limitation, the Senior Note Indentures), law or governmental regulation or court decree or order binding on or affecting the Borrower or any such Obligor; or

                  (c) result in, or require the creation or imposition of, any Lien on any of the Borrower's or any other Obligor's properties.

         SECTION 7.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower or any other Obligor of this Agreement, the Notes or any other Loan Document to which it is a party,

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other than any such authorization, approval, action, notice or filing that has been obtained or made or, with respect to the Pledged Power Projects, will be obtained or made within its required period of time or the failure to obtain or make which would not have a Material Adverse Effect. Neither the Borrower nor any of its Significant Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 7.4. Validity, etc. This Agreement constitutes, and the Notes and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms except as enforceability may be subject to or limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors or (ii) general principles of equity, including the possible unavailability of specific performance or injunctive relief; and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms except as enforceability may be subject to or limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors or (ii) general principles of equity, including the possible unavailability of specific performance or injunctive relief.

         SECTION 7.5. Financial Information. The balance sheets of the Borrower and each of its Subsidiaries as at December 31, 2002 and the related statements of earnings and cash flow of the Borrower and each of its Subsidiaries, copies of which have been furnished to the Agent and each Lender, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the date thereof and the results of their operations for the period then ended.

         SECTION 7.6. No Material Adverse Effect. Since December 31, 2002, there has been no Material Adverse Effect.

         SECTION 7.7. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding, investigation, or labor controversy affecting the Borrower or any of its Significant Subsidiaries, or any of their respective properties, businesses, assets or revenues, which would reasonably be expected to have a Material Adverse Effect or which purports to materially and adversely affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document.

         SECTION 7.8. Subsidiaries. The Borrower has no Significant Subsidiaries, except those Significant Subsidiaries

                  (a) which are identified in Item 7.8 ("Existing Significant Subsidiaries") of the Disclosure Schedule; or

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                  (b) which are permitted to have been acquired in accordance with Section 8.2.5 or 8.2.9.

         The organizational chart attached hereto as Schedule 1.1 accurately reflects the ownership structures of the Borrower's equity interests in its Foreign Subsidiaries as of the Closing Date.

         SECTION 7.9. Ownership of Properties. The Borrower and each of its Significant Subsidiaries owns good and marketable title to all of its material properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section 8.2.3. As of the Closing Date, the Borrower owns all of the equity interests in CNGH, CNGH owns all of the equity interests in Calpine Holdings, the Canadian Gas Reserves are owned by CCNGP, substantially all of the Domestic Gas Reserves are owned by the Borrower and Calpine Holdings directly owns all of the partnership interests of CCFCI, and Saltend is indirectly owned by CCEC. All governmental filings necessary to perfect and protect, and establish and, so long as continuation statements are duly filed with the Secretary of State of the State of Delaware within the time periods required under the Uniform Commercial Code, maintain the priority of, the Liens created by the Security Documents have been duly effected or taken.

         SECTION 7.10. Taxes. The Borrower and each of its Significant Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         SECTION 7.11. Pension and Welfare Plans. No steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty. Neither the Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

         SECTION 7.12. Environmental Warranties. Except as set forth in Item
7.12 of the Disclosure Schedule,

                  (a) All facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Significant Subsidiaries have been, and continue to be, owned or leased by the Borrower and its Significant Subsidiaries in material compliance with all Environmental Laws;

                  (b) There have been no past, and there are no pending or, to the Borrower's knowledge, threatened

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

                           (i) claims, complaints, notices or requests for information received by the Borrower or any of its Significant Subsidiaries with respect to any alleged violation of any Environmental Law that, singly or in the aggregate, may reasonably be expected to result in a Material Adverse Effect, or

                           (ii) complaints, notices or inquiries to the Borrower or any of its Significant Subsidiaries regarding potential liability under any Environmental Law that, singly or in the aggregate, may reasonably be expected to result in a Material Adverse Effect;

                  (c) There are no unremediated Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower or any of its Significant Subsidiaries that, singly or in the aggregate, result in, or may reasonably be expected to result in, a Material Adverse Effect;

                  (d) The Borrower and its Significant Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary for their businesses;

                  (e) No property now or previously owned or leased by the Borrower or any of its Significant Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

                  (f) There are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower or any of its Significant Subsidiaries that, singly or in the aggregate, result in, or may reasonably be expected to result in, a Material Adverse Effect;

                  (g) Neither Borrower nor any Significant Subsidiary of the Borrower has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Borrower or such Significant Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

                  (h) There are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Borrower or any Significant Subsidiary of the Borrower that, singly or in the aggregate, result in, or may reasonably be expected to result in, a Material Adverse Effect; and

                  (i) No conditions exist at, on or under any property now or previously owned or leased by the Borrower which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law which would reasonably be expected to result in a Material Adverse Effect.

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         SECTION 7.13. Regulations U and X. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates F.R.S. Board Regulation U or X. Terms for which meanings are provided in F.R.S. Board Regulation U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

         SECTION 7.14. Accuracy of Information. All factual information (which shall not include projections) heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Agent, any Issuer or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower to the Agent or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified (except with respect to the financial statements of Borrower and its Subsidiaries, which will fairly present the financial condition of the entities covered thereby as of the date thereof) and, with respect to information provided prior to the execution of this Agreement, as of the date of execution and delivery of this Agreement by the Agent and such Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

         SECTION 7.15. Protection under Security Documents. Subject to the exceptions agreed to in the agreed form of such documents, the Security Documents create valid perfected first priority Liens in favor of the Collateral Trustee (for the benefit of, among others, the Lenders) on the property subject thereto. The Borrower hereby further represents and warrants to the Agent and each Lender that all stock certificates, LLC interest certificates and promissory notes required to be pledged under this Agreement and the Security Documents in accordance herewith and therewith have been delivered to the Collateral Trustee together with all necessary instruments of transfer or assignment duly executed in blank.

         SECTION 7.16. Indebtedness of Certain Subsidiaries. As of March 31, 2003, the only outstanding Third Party Indebtedness of any of Calpine Holdings and its Subsidiaries, CNGH and its Subsidiaries, QM, JOQ, QCH and CCEC and its Subsidiaries is as set forth on Item 7.16 of the Disclosure Schedule.

         SECTION 7.17. Designation of Subsidiaries. As of the Closing Date, each of CCEC and its Subsidiaries is an Unrestricted Subsidiary, as such term is defined in the Pre-2000 Indentures.

                                  ARTICLE VIII

                                    COVENANTS

         SECTION 8.1. Affirmative Covenants. The Borrower agrees with the Agent and each Lender that, from and after the Closing Date, until all Revolving Loan Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 8.1.

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         SECTION 8.1.1. Financial Information, Reports, Notices, etc. The
Borrower will furnish, or will cause to be furnished, to each Lender and the Agent copies of the following financial statements, reports, notices and information:

                  (a) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, (i) the consolidated balance sheet, statement of earnings and cash flow statement of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by an Authorized Officer of the Borrower and (ii) a consolidating balance sheet and a consolidating statement of earnings of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by an Authorized Officer of the Borrower;

                  (b) as soon as available and in any event within 120 days after the end of each Fiscal Year of the Borrower, (i) a copy of the annual audit report for such Fiscal Year for the Borrower and its Subsidiaries, including therein the consolidated balance sheet, statement of earnings and cash flow statement of the Borrower and its Subsidiaries as of the end of such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner acceptable to the Agent and the Required Lenders by PricewaterhouseCoopers LLC or other independent public accountants acceptable to the Agent and the Required Lenders and (ii) a consolidating balance sheet and a consolidating statements of earnings of the Borrower and its Subsidiaries as of the end of such Fiscal Year, certified by an Authorized Officer of the Borrower;

                  (c) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year and within 120 days after the end of each Fiscal Year, a certificate, executed by an Authorized Officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agent) compliance with the financial covenants set forth in Sections 6.2.4 and 8.2.4, and a certificate, executed by an Authorized Officer of the Borrower, showing (i) a computation of the amounts described in Section 3.1.1(c) and in clauses
         (x) and (y) of the last sentence of Section 8.2.3 and (ii) a computation of the utilization of all baskets contained within the negative covenants set forth in Section 8.2 as of the end of such period;

                  (d) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, a consolidated budget for the Borrower and its Subsidiaries for the following Fiscal Year, in form and substance satisfactory to the Revolving Lenders;

                  (e) if the Interest Coverage Ratio (Parent Only), calculated as of the end of the most recently ended Fiscal Quarter, had previously fallen below 1.70 to 1.00 and had not subsequently returned to 1.70 to
         1.00 or better, as soon as available and in any event within 30 days after the end of each calendar month thereafter, a certificate, executed by an Authorized Officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respect satisfactory to the Agent) the

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         calculation of the Interest Coverage Ratio (Parent Only) as of the end
         of such calendar month;

                  (f) as soon as possible and in any event within three days after the Borrower obtains knowledge of each Default, a statement of an Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

                  (g) as soon as possible and in any event within five days after the Borrower obtains knowledge of (x) any adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 7.7, (y) the commencement of any labor controversy, litigation, action, proceeding of the type described in
         Section 7.7, or (z) any other Material Adverse Effect, notice thereof and copies of all documentation relating thereto;

                  (h) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any of its security holders, and all reports and registration statements which the Borrower or any of its Significant Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

                  (i) immediately upon the Borrower's knowledge of the institution of any steps by the Borrower or any member of its Controlled Group to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

                  (j) as soon as available and in any event within 30 days after the end of each month during the 2003 and 2004 Fiscal Years of the Borrower, and thereafter within 60 days after the end of each Fiscal Quarter of the Borrower, an update of the Projected Cash Flow Statement, certified by an Authorized Officer of the Borrower;

                  (k) as soon as available and in any event within 30 days after the end of each month, a certificate signed by an Authorized Officer of the Borrower setting forth (i) the Borrower's consolidated cash balance as at the end of such month (identifying both the restricted and unrestricted portions thereof) and (ii) actual sources and uses of cash of the Borrower and its Subsidiaries on a consolidated basis during such month;

                  (l) within 30 days after any Asset Sale or Monetization by the Borrower or any of its Subsidiaries, an officer's certificate with respect to such Asset Sale or Monetization, which certificate shall be in form and substance reasonably satisfactory to the Agent and shall provide details of such Asset Sale or Monetization, including the amount of

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         proceeds thereof, the date of receipt thereof and any planned reinvestment to be made therewith;

                  (m) on or before August 15, 2003, an update of Item 7.16 of the Disclosure Schedule through June 30, 2003; and

                  (n) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Significant Subsidiaries as any Lender through the Agent may from time to time reasonably request and which the Borrower is legally permitted to provide to such Lender.

The Borrower may provide some or all of the information required in clauses (a) and (b) above by providing copies of its Forms 10-Q and/or 10-K filed with the Securities and Exchange Commission.

         SECTION 8.1.2. Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

                  (a) the maintenance and preservation of its existence and, if applicable, qualification as a foreign corporation or comparable entity; and

                  (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         SECTION 8.1.3. Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its material properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

         SECTION 8.1.4. Insurance.

                  (a) Except as provided in Section 8.1.4(b), the Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of the Agent, furnish to each Lender at reasonable intervals a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section. All insurance policies required to be maintained under the Deeds of Trust shall be in amounts satisfactory to the Agent and shall be issued on forms and by companies and with endorsements acceptable to the Agent.

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                  (b) With respect to the Domestic Gas Reserves, the Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained the insurance required by the Deeds of Trust.

         SECTION 8.1.5. Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions and permit the Agent or any of its representatives or any Lender, at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower's financial matters with the Agent or its representatives whether or not any representative of the Borrower is present) and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate records. The Borrower shall pay any fees of such independent public accountant incurred in connection with the exercise by the Agent of its rights pursuant to this Section; provided, however, after the occurrence and during the continuance of any Default, the Borrower shall pay for all fees of such independent accountants incurred with each exercise by the Agent or any Lender of its rights pursuant to this Section.

         SECTION 8.1.6. Environmental Covenant. The Borrower will, and will cause each of its Significant Subsidiaries to,

                  (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

                  (b) immediately notify the Agent and provide copies upon receipt of all material written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws; and

                  (c) provide such information and certifications which the Agent may reasonably request from time to time to evidence compliance with this Section 8.1.6.

         SECTION 8.1.7. Dividends of Subsidiaries. Promptly upon (but in no case more than five (5) Business Days after) the occurrence of an Event of Default, the Borrower shall cause each of its Wholly Owned Subsidiaries to declare and pay dividends on, or to make payments or distributions on account of, the shares of all classes of stock of such entity in an amount equal to (x) all funds legally and contractually available at such time to such Subsidiary for the payment of dividends minus (y) without duplication, such Wholly Owned Subsidiary's budgeted working capital and budgeted cash requirements for the following six months.

         SECTION 8.1.8. Intercompany Notes. The Borrower will, promptly upon the creation of any additional Indebtedness owing from any of its Subsidiaries that has not been evidenced by a non-recourse secured note pledged to the Collateral Trustee, cause such Indebtedness to be evidenced by a promissory note and pledged to the Collateral Trustee, pursuant to the Security Documents, as collateral security for the Obligations. It is understood and agreed that (i) upon

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the conversion to equity of all Indebtedness owing from a Subsidiary to the
Borrower or the repayment of all Indebtedness from a Subsidiary to the Borrower, the promissory note of such Subsidiary shall be released from the Security Documents and cancelled and (ii) subject to the approval of the Agent (not to be unreasonably withheld), the Borrower may substitute new non-recourse secured promissory notes for promissory notes previously pledged to the Collateral Trustee. If all of the Indebtedness owing to the Borrower from a Subsidiary that is a Pledged Entity shall be converted to equity, not later than ten days thereafter the Borrower shall pledge to the Collateral Trustee such equity interest and deliver to the Collateral Trustee the stock certificate, if any, evidencing such interest together with duly executed stock powers, in blank.

         SECTION 8.1.9. Additional Collateral, etc. (a) With respect to any personal property acquired after the Closing Date directly by the Borrower (other than any Excluded Assets and other than any property described in clause (b) below) as to which the Collateral Trustee, for the benefit of, among others, the Lenders, does not have a perfected Lien, the Borrower shall promptly (i) execute and deliver to the Collateral Trustee such amendments to the Security Documents or such other documents as the Agent reasonably deems necessary or advisable to grant to the Collateral Trustee, for the benefit of, among others, the Lenders, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Collateral Trustee, for the benefit of, among others, the Lenders, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Agent.

                  (b) With respect to any new direct Subsidiary (other than a Subsidiary that is an Excluded Asset) created or acquired after the Closing Date by the Borrower, the Borrower shall promptly (i) execute and deliver to the Collateral Trustee such amendments to the Security Documents as the Agent deems necessary or advisable to grant to the Collateral Trustee, for the benefit of, among others, the Lenders, a perfected first priority security interest in the capital stock of such new Subsidiary, (ii) deliver to the Collateral Trustee the certificates representing such capital stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower, and (iii) if reasonably requested by the Agent, deliver to the Agent legal opinions (which may be from in-house counsel) relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agent.

         SECTION 8.1.10. Ownership Interests. CNGH shall at all times directly or indirectly own 100% of all equity interests of CCEC, which shall, in turn, directly or indirectly own 100% of the equity interests in Saltend and in CCNGP. CCNGP shall at all times own all of the Canadian Gas Reserves. The Borrower shall at all times own 100% of the equity interests of CNGH. The Borrower shall at all times own 100% of the equity interests of Calpine Holdings. Calpine Holdings shall at all times own 100% of the equity interests of CCFCI. CNGH shall at all times own 100% of the equity interests of CCI; CCI shall at all times own 100% of the equity interests of QM, JOQ, and QCH; QM, JOQ and QCH shall at all times own 100% of the equity interests of CCEC; CCEC shall at all times own 100% of the equity interests of CCRC and CCNGC; and CCRC and CCNGC shall at all times own 100% of the equity interests of CCNGP.

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Nothing in this Section 8.1.10 shall, however, be deemed to limit (i) the reorganization of CCNGP's direct ownership such that the partnership interests in CCNGP are owned and held by (A) a Subsidiary of the Borrower formed as a result of the consolidation or merger of CCRC and CCNGC and (B) another Subsidiary of the Borrower or a new Subsidiary of the Borrower formed by the Borrower or one of its Subsidiaries, (ii) the ability of any one or more of QM, JOQ or QCH to merge or consolidate with one or more of the others (subject only to a delivery of a certificate in a form reasonably satisfactory to the Agent to the effect that the merged entity would not be liable for any Obligations of
CCEF) or (iii) the ability of the Borrower and its Subsidiaries to enter into transactions that are contemplated by Section 3.1.1(c)(i) through (vii) and permitted under Section 8.2.10.

         SECTION 8.1.11. Incremental Domestic Gas Reserves. The Borrower shall cause all acquisitions of additional Domestic Gas Reserves after the Closing Date to be made by the Borrower, a Subsidiary of the Borrower that is a Pledged Entity or a Subsidiary of any such Subsidiary.

         SECTION 8.1.12. Gas Reserves. Within 60 days after the acquisition of any Domestic Gas Reserves by the Borrower after the Closing Date, the Borrower shall execute and deliver to the Collateral Trustee such mortgages, deeds of trust, assignments, security agreements, financing statements and/or fixture filings, together with any additional supporting documentation, as shall be reasonably requested by the Agent in order to perfect a security interest in favor of the Collateral Trustee (on behalf of, among others, the Lenders) with respect to such Domestic Gas Reserves. The Borrower (a) shall notify the Lenders promptly after each acquisition by the Borrower or any of its Subsidiaries (in one transaction or a series of related transactions) of Domestic Gas Reserves or Canadian Gas Reserves having an aggregate value in excess of $5,000,000 and (b) shall provide to the Lenders updates not less frequently than every six months with respect to acquisitions by the Borrower and its Subsidiaries of Domestic Gas Reserves and Canadian Gas Reserves, in each case indicating the size, location and purchase price of such reserves.

         SECTION 8.2. Negative Covenants. The Borrower agrees with the Agent and each Lender that, from and after the Closing Date until all Revolving Loan Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 8.2.

         SECTION 8.2.1. Business Activities. The Borrower will not, and will not permit any of its Subsidiaries or Joint Ventures to, engage in any business activity, except the business of acquiring, developing, constructing, owning and operating power generation facilities, purchasing, developing and selling electricity and steam (including geothermal steam and fluids), purchasing, developing and selling natural gas and other fuels and related marketing activities, and such activities as may be incidental or related thereto; provided, however, that up to ten percent (10%) of the consolidated net assets of the Borrower and its Subsidiaries may be used for unrelated businesses.

         SECTION 8.2.2. Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

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                  (a) (i) Indebtedness created in connection with any Loan
         Document, (ii) any Indebtedness existing as of the Closing Date, (iii) any Indebtedness evidenced by promissory notes pledged to the Collateral Trustee pursuant to the Security Documents and (iv) the 2003 Senior Notes, the Second Priority B Loans and any Parity Lien Debt;

                  (b) Indebtedness which is incurred by the Borrower or any of the Borrower's Subsidiaries to a vendor of any assets to finance the acquisition of such assets so long as the only recourse of such vendor is to some or all of the assets so financed;

                  (c) unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities);

                  (d) (i) Indebtedness of the Borrower which is owed to and held by a Subsidiary (it being understood and agreed that the obligations of the Borrower under its subordinated debt securities issued to a Trust in connection with the Guaranteed Preferred Securities are not considered Indebtedness for purposes of this Agreement), (ii) Indebtedness of a Subsidiary which is owed to and held by the Borrower and (iii) Indebtedness of a Subsidiary which is owed to and held by a Subsidiary; provided, however, that any subsequent transfer of such Indebtedness (other than to the Borrower or a Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the Borrower or by a Subsidiary, as the case may be;

                  (e) Non-Recourse Debt of a Subsidiary of the Borrower other than CES;

                  (f) (i) Unsecured Subordinated Debt of the Borrower and other unsecured Indebtedness of the Borrower if, after giving effect to the issuance thereof, the Interest Coverage Ratio calculated as of the end of the most recent Fiscal Quarter on a pro forma basis is equal to or greater than 2.00 to 1.00 and (ii) unsecured Indebtedness of any Subsidiary of the Borrower (other than Indebtedness for borrowed money) incurred in the ordinary course of business up to an aggregate principal amount of $100,000,000 at any one time outstanding;

                  (g) Indebtedness secured by property or assets acquired by, or owned by any Person acquired by, the Borrower or any of its Subsidiaries that was in existence at the time such property, assets or Person are acquired so long as such Indebtedness was not incurred in contemplation of such acquisition; provided, however, that the Borrower would have been able to incur such Indebtedness at the time of closing of such acquisition pursuant to clause (f) above (assuming for purposes of this proviso that such Indebtedness was unsecured);

                  (h) unsecured Indebtedness of the Borrower or any of its Subsidiaries arising from the endorsements of instruments for collection in the ordinary course of business;

                  (i) Indebtedness of the Borrower or any of its Subsidiaries with respect to surety, appeal, indemnity, performance or other similar bonds in the ordinary course of business;

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                  (j) Hedging Obligations and Contingent Obligations associated therewith and other unsecured Contingent Liabilities of the Borrower or any of its Subsidiaries, in each case incurred in the ordinary course of business and not for speculative purposes and consistent with applicable risk management guidelines established by the Borrower from time to time;

                  (k) Indebtedness in respect of commercial paper issued and sold in the commercial paper market in an aggregate principal or stated amount not to exceed the unused availability under this Agreement;

                  (l) secured Indebtedness of the Borrower or any of its Subsidiaries (other than Indebtedness permitted under clause (e) above or clause (m) below) so long as (i) recourse for any such Indebtedness is limited solely to the asset or assets securing such Indebtedness and
         (ii) the Net Available Cash with respect thereto is applied in accordance with Section 3.1.1(c);

                  (m) Non-Recourse Debt of CES (including any CES Credit Facility) so long as (i) the aggregate outstanding principal amount of such Indebtedness, together with the aggregate Fair Market Value of CES Assets subject to Asset Sales and other Monetizations by CES which have been permitted under Section 8.2.10(c)(v), shall not exceed $500,000,000 during the term of this Agreement and (ii) other than with respect to the CES Credit Facility, the Net Available Cash with respect thereto is applied in accordance with Section 3.1.1(c);

                  (n) Contingent Liabilities of the Borrower in respect of Indebtedness of any Subsidiary which, but for such Contingent Liabilities, would be permitted to be incurred pursuant to clause (e) above; provided that the aggregate principal amount of Indebtedness incurred pursuant to this clause (n) shall not exceed $100,000,000 at any one time outstanding;

                  (o) Indebtedness incurred by any Subsidiary of the Borrower represented by letters of credit (or Contingent Liabilities in connection therewith) entered into in the ordinary course of business to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following a demand for reimbursement following payment on the letter of credit; provided that no such letter of credit shall constitute Indebtedness permitted pursuant to this clause (o) if it is issued in support of Indebtedness;

                  (p) Indebtedness of Thomassen Turbine Services B.V., a Dutch company, incurred for working capital purposes in an aggregate principal amount not to exceed $5,000,000 (or the equivalent thereof) at any one time outstanding;

                  (q) Indebtedness of the Borrower under the Letter of Credit Agreement; and

                  (r) refinancings, refundings, extensions, renewals or replacements of any of the foregoing permitted Indebtedness; provided that the outstanding principal amount of such Indebtedness is not increased (other than by an amount necessary to pay fees and expenses, including premiums, related to the refinancing, refunding, extension, renewal

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         or replacement of such Indebtedness), no obligor under such
         Indebtedness is liable for any such Indebtedness except to the extent it was liable for the Indebtedness so renewed or refinanced and if the Indebtedness being refinanced is subordinated to the Obligations, such Indebtedness shall be subordinated at least to the same extent; provided, further, that the limitations set forth in this clause (r) shall not apply to Indebtedness which is otherwise permitted under this
         Section 8.2.2, even if such Indebtedness is used to repay or refinance other existing Indebtedness.

provided, however, that no Indebtedness otherwise permitted by clauses (d)(ii),
(f), (g), (j) or (k) shall be incurred if, after giving effect to the incurrence thereof, any Default (other than a Nonmaterial Subsidiary Default) shall have occurred and be continuing and provided further that in no event shall CCNGP or any of its direct or indirect parent entities (other than any direct or indirect parent entities of QM, JOQ or QCH) create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness other than, without duplication, Indebtedness permitted by clauses (a), (b), (c), (d)(ii), (d)(iii) (provided that any such Indebtedness permitted by clause (d)(iii) shall be owed to and held by a Subsidiary that is a Pledged Entity or a Subsidiary of a Pledged Entity), (h), (i) and (r) of this Section 8.2.2.

         SECTION 8.2.3. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                  (a) Liens securing payment of the Obligations granted pursuant to any Loan Document;

                  (b) Liens granted prior to the Closing Date to secure payment of Indebtedness of the type permitted and described in clause (a) of
         Section 8.2.2;

                  (c) Liens granted to secure payment of Indebtedness of the type permitted and described in clause (b) of Section 8.2.2 where recourse is limited as described in clause (b) of Section 8.2.2;

                  (d) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (e) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (f) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

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                  (g) judgment Liens in existence less than 15 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

                  (h) Liens granted to secure payment of Indebtedness of the type permitted and described in clauses (g) and (l) of Section 8.2.2 where recourse is limited as described in clauses (g) or (l), as applicable, of Section 8.2.2;

                  (i) Zoning restrictions, easements, rights of way, title irregularities and other similar encumbrances which alone or in the aggregate do not materially detract from the value of the property subject thereto;

                  (j) Liens on the property or assets of any Subsidiary of the Borrower in favor of the Borrower;

                  (k) Banker's Liens and similar Liens (including set-off rights) in respect of bank deposits;

                  (l) Landlord's Liens and similar Liens in respect of leased property;

                  (m) Liens securing Attributable Debt with respect to outstanding leases entered into pursuant to Sale/Leaseback Transactions so long as, with respect to Sale/Leaseback Transactions closing after January 1, 2002, the amount thereof does not exceed 10% of the consolidated tangible assets of the Borrower and its Subsidiaries;

                  (n) (A) Liens on assets or property of a Subsidiary (other than Material Designated Assets) incurred by any Subsidiary to secure Indebtedness of such Subsidiary incurred to finance the exploration, drilling, development, construction or purchase of or by, or repairs, improvements or additions to, property or assets of the Borrower or such Subsidiary, which Liens may include Liens on the capital stock or other comparable ownership interest of such Subsidiary (other than CES or any Subsidiary that (i) is a direct Subsidiary of the Borrower, (ii) owns, directly or indirectly, Material Designated Assets or (iii) is a Pledged Entity); (B) Liens (other than Liens on Material Designated Assets) incurred by any Subsidiary that does not own, directly or indirectly, at the time of original incurrence of such a Lien under this clause (B) any Material Designated Assets or any operating properties or assets, securing Indebtedness incurred to finance the exploration, drilling, development, construction or purchase of or by, or repairs, improvements or additions to, property or assets of any Subsidiary that does not, directly or indirectly, own any operating properties or assets at the time of the original incurrence of such Lien, which Liens contemplated by this clause (n) may include Liens on the capital stock or other comparable ownership interest of one or more Subsidiaries (other than CES) that (i) are not direct Subsidiaries of the Borrower, (ii) do not, directly or indirectly, own any Material Designated Assets or operating properties or assets at the time of original incurrence of such Lien and (iii) are not Pledged Entities; or (C) without duplication, Liens (other than Liens on Material Designated Assets) incurred by any Subsidiary (which Liens may include Liens on the capital stock or other comparable

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

ownership interest of such Subsidiary (other than CES) so long as such Subsidiary is not a Pledged Entity) that owns as of the Closing Date all or part of one or more of the peaking power plants (and no other significant unrelated assets) constructed for the purpose of providing peaking capacity and energy to the California Department of Water Resources; provided that the Indebtedness secured by any such Lien contemplated by this clause (n) may not be issued more than 365 days (or, in the case of clause (C) above, two years) after the later of the exploration, drilling, development, completion of construction, purchase, repair, improvement, addition or commencement of full commercial operation of the property or asset being so financed;

                  (o) Liens on assets of Subsidiaries to secure letters of credit issued pursuant to Section 8.2.2(o); provided that if and to the extent such letters of credit are drawn upon, such drawing is reimbursed no later than the tenth Business Day following a demand for reimbursement following payment on the letter of credit;

                  (p) Liens (i) on cash and short-term investments of Subsidiaries to secure obligations with respect to (A) contracts for commercial and trading activities in the ordinary course of business and contracts (including physical delivery, option (whether cash or financial), exchange, swap and futures contracts) for the purchase, transmission, distribution, sale, lease or hedge of any energy-related commodity or service or (B) interest rate, commodity price, or currency rate management contracts or derivatives and (ii) encumbering assets of a Subsidiary, other than (A) Material Designated Assets or (B) accounts or receivables, which Liens arise out of contracts or agreements relating to the generation, distribution or transmission or sale of energy and/or fuel; provided that all such agreements or contracts are entered into in the ordinary course of business;

                  (q) Liens on assets of Thomassen Turbine Services B.V., a Dutch company, securing Indebtedness permitted under Section 8.2.2(p);

                  (r) Liens incurred by the Borrower on cash in an amount not to exceed $200,000,000 plus any earnings thereon, which Liens secure obligations of the Borrower under the Letter of Credit Agreement; and

                  (s) Liens incurred in connection with the refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) of Indebtedness secured by Liens permitted and described in clauses (b),
         (c), (h), (n), (o), (q) and (r) of this Section 8.2.3; provided, however, that (x) such new Lien shall be limited to all or part of the same property or assets that secured the original Lien (plus repairs, expansions, enhancements, improvements and additions to such property or assets) and (y) the Indebtedness secured by such Lien at such time is not increased (other than by an amount necessary to pay fees and expenses, including premiums, related to the refinancing, refunding, extension, renewal or replacement of such Indebtedness); provided, further, that the limitations set forth in this clause (s) shall not apply to Liens which are otherwise permitted under this Section 8.2.3, even if such Liens secure Indebtedness issued to repay or refinance existing Indebtedness permitted and described in clauses (b), (c), (h),
         (n), (o), (q) and (r) of this Section 8.2.3.

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         Without limitation of the foregoing, in no event shall CCNGP or any of its direct or indirect parent entities (other than any direct or indirect parent entities of QM, JOQ or QCH) create, incur, assume or suffer to exist a Lien upon any of its property, revenues, or assets, whether now owned or hereafter acquired, except for Liens permitted by clauses (a) through (g), (i) through (l), (o), (p) and (s) of this
         Section 8.2.3.

         SECTION 8.2.4. Financial Condition. The Borrower will not permit:

                  (a) Its Tangible Net Worth to be less than (i) $4,200,000,000 plus (ii) 50% of the Consolidated Net Income of the Borrower and its Subsidiaries (without giving effect to any losses) for each Fiscal Quarter ending on or after June 30, 2003 plus (iii) 100% of the Net Equity Proceeds from any equity offering by the Borrower after the Closing Date.

                  (b) Its Leverage Ratio to be greater than .80 to 1.00 as of the end of any Fiscal Quarter.

                  (c) Its Interest Coverage Ratio as of the end of any Fiscal Quarter, to be less than 1.75 to 1.00 for the twelve (12) month period comprising the four previous Fiscal Quarters.

                  (d) Its Interest Coverage Ratio (Parent Only) as of the end of any Fiscal Quarter, to be less than 1.60 to 1.00 for the twelve (12) month period comprising the four previous Fiscal Quarters.

         SECTION 8.2.5. Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, whether done in a single transaction or a series of related transactions, except:

                  (a) Investments existing on the Closing Date;

                  (b) Cash Equivalent Investments or Investments (as defined in the High Yield Indentures) by a Restricted Subsidiary in the Borrower or any other Restricted Subsidiary;

                  (c) Investments by the Borrower in any of its Subsidiaries or in any Person that becomes a Subsidiary as a result of such Investment or in any Investment Joint Venture of the Borrower or Investments by the Borrower's Subsidiaries in other Subsidiaries or in any Person that becomes a Subsidiary as a result of such Investment or in any Investment Joint Venture of the Borrower, whether now existing or hereafter organized in lines of business of the Borrower and its Subsidiaries permitted under Section 8.2.1 by way of contributions to capital or loans or advances (including guarantees and other forms of Contingent Liabilities to the extent that the occurrence of the obligations being guaranteed or supported would otherwise be permitted hereunder);

                  (d) Investments by the Borrower or any of its Subsidiaries constituting contributions of the stock or assets of CES to Persons that are neither Subsidiaries of the Borrower nor Investment Joint Ventures of the Borrower in connection with the establishment of a trading joint venture or similar arrangement; provided that no such

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         Investment shall be permitted hereunder unless the equity interests of the Borrower in such trading joint venture or similar arrangement are pledged by the Borrower to the Collateral Trustee for the benefit of, among others, the Lenders pursuant to a pledge agreement to be executed concurrently with the making of such Investment; and

                  (e) from and after the Closing Date, in the ordinary course of business, Investments by the Borrower or any of its Subsidiaries in Persons that are not Subsidiaries of the Borrower or Investment Joint Ventures of the Borrower so long as such Persons are engaged only in permitted lines of business of the Borrower and its Subsidiaries and lines of business related thereto and so long as no such single Investment (or series of related Investments) exceeds 5% of the Borrower's consolidated tangible assets as of the end of the most recent Fiscal Quarter for which the Borrower has delivered the financial statements required under Section 8.1.1 hereof and the aggregate of all such Investments at any time outstanding does not exceed 10% of the Borrower's consolidated tangible assets as of the end of the most recent Fiscal Quarter for which the Borrower has delivered the financial statements required under Section 8.1.1 hereof;

provided, however, that

                  (f) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

                  (g) no Investment otherwise permitted by clauses (c), (d) or
         (e) shall be permitted to be made if, immediately after giving effect thereto, any Material Adverse Effect or any Default (other than a Nonmaterial Subsidiary Default) shall have occurred and be continuing.

         SECTION 8.2.6. Restricted Payments, etc. On and at all times after the Closing Date:

                  (a) the Borrower will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Subsidiaries (other than Restricted Subsidiaries) to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries (other than Restricted Subsidiaries) to purchase or redeem, any shares of any class of capital stock (now or hereafter outstanding) of the Borrower, or warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower;

                  (b) the Borrower will not, and will not permit any of its Subsidiaries to make any payment or prepayment of principal of, or make any payment of interest in respect of, or

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

         redeem, purchase or defease any Restricted Capital (any such payment, prepayment, redemption, purchase or defeasance, a "Restricted Capital Payment"), other than Restricted Capital Payments on the scheduled dates and in the amounts provided in the documentation therefor as in effect on the Closing Date (provided that any such payments would not violate the subordination provisions of any Subordinated Debt), provided that, subject to each of the other clauses of this Section 8.2.6, (A) the Borrower shall be permitted to make Restricted Capital Payments in respect of all or a portion of the Repayable Restricted Capital if (x) both before and after giving effect thereto, no Default shall have occurred or be continuing and there are no Loans outstanding or Letter of Credit Outstandings hereunder or (y) both before and after giving effect thereto, no Default shall have occurred and be continuing and the aggregate amount of all such Restricted Capital Payments shall not exceed $400,000,000 (the "Senior Notes Basket"); (B) the Borrower shall be permitted to make Restricted Capital Payments in respect of all or a portion of the Repayable Restricted Capital, in addition to those permitted by clause (A) immediately preceding, with the sum (the "Excess Proceeds Basket") of (x) the gross proceeds of the offering of the 2003 Senior Notes and the Second Priority B Loans to the extent such gross proceeds exceed $1,800,000,000, (y) an amount equal to the aggregate Net Available Cash with respect to any Asset Sale or Monetization by the Borrower of the Gilroy Receivable and/or any Asset Sale of uninstalled turbines or equipment, to the extent that the Borrower is entitled to use such amount for such purpose pursuant to
         Section 3.1.1(c)(i)(A) and (z) an amount equal to 50% of the portion that has not been utilized pursuant to clause (G)(ii) below of the Net Equity Proceeds with respect to common stock of the Borrower issued more than 60 days prior to the date of such Restricted Capital Payment;
         (C) the Borrower shall be permitted to make Restricted Capital Payments
         (i) in connection with refinancings, refundings, extensions, renewals or replacements of Indebtedness permitted under Section 8.2.2(r) or
         (ii) with the proceeds of Parity Lien Debt; (D) any Restricted Capital Payment in respect of Repayable Restricted Capital permitted hereunder shall be at a price in respect of principal thereof not to exceed $1.00 per $1.00 of the principal amount of such Repayable Restricted Capital,
         (E) no Restricted Capital Payment in respect of Repayable Restricted Capital having a final maturity date prior to the Stated Maturity Date of the Term B Loans shall be made with the proceeds of any Indebtedness (other than the 2003 Senior Notes, the Second Priority B Loans and any Parity Lien Debt); (F) Restricted Capital Payments may be made with respect to Convertible Senior Notes, Guaranteed Preferred Securities and/or Convertible Subordinated Debentures (i) in accordance with the Prepayment Letter Agreement and (ii) with the proceeds of, or in exchange for, securities having substantially similar terms to the securities in respect of which such Restricted Capital Payment is made, except that such newly issued securities must have (x) a later final maturity and a longer weighted average life to maturity than the securities refinanced therewith and (y) an interest or dividend rate, as applicable, consistent with those prevailing at the time of issuance thereof in the market for similar securities; and (G) any Restricted Capital Payment may be made with (i) common stock of the Borrower or
         (ii) the Net Equity Proceeds with respect to common stock of the Borrower issued not more than 60 days prior to the date of such Restricted Capital Payment, in which case such Restricted Capital Payment shall not be deemed a usage of the Senior Notes Basket or the Excess Proceeds Basket and the limitations imposed by clause (D) above shall not be applicable thereto;

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

                  (c) the Borrower will not, and will not permit any Subsidiary to, make any deposit for any of the purposes described in clauses (a) or (b) of this Section 8.2.6 except to the extent a payment, prepayment or other Restricted Capital Payment would be otherwise permitted hereunder; and

                  (d) the Borrower will not, and will not permit any of its Subsidiaries to, make any voluntary prepayment of principal of any Indebtedness (other than the Loans and payments by any Subsidiary on Indebtedness permitted to be incurred under Section 8.2.2(d)(ii) or
         (d)(iii) (provided that any such Indebtedness shall be owed to and held by (i) a Restricted Subsidiary or (ii) a Subsidiary that is a Pledged Entity or a Subsidiary of a Pledged Entity)), if either before or after giving effect thereto, there shall exist a Default (other than a Nonmaterial Subsidiary Default) or an Event of Default.

         SECTION 8.2.7. Capital Expenditures and Investments. The Borrower will not, and will not permit any of its Subsidiaries to, (a) make or commit to make Capital Expenditures for or Investments in, or in connection with, any new project if a Default or Event of Default shall have occurred and be continuing or (b) make Capital Expenditures (excluding for purposes of this clause (b) any such Capital Expenditure or portion thereof made with the proceeds of any Non-Recourse Debt which is permitted to be incurred under Section 8.2.2) during any period set forth below in an aggregate amount for the Borrower and its Subsidiaries in excess of the amount set forth for such period below.

             PERIOD                                                        AMOUNT
             ------                                                        ------
Closing Date through December 31, 2003                                 $  862,500,000
2004 Fiscal Year                                                       $1,150,000,000
2005 Fiscal Year                                                       $  500,000,000

         SECTION 8.2.8. Rental Obligations. The Borrower shall not enter into any arrangement which does not create a Capitalized Lease Liability or a Sale/Leaseback Transaction and which involves the leasing by the Borrower from any lessor of any real or personal property (or any interest therein), except for arrangements which, together with all other such arrangements which shall then be in effect, will not require the payment of an aggregate amount of rentals by the Borrower in excess of (excluding escalations resulting from a rise in the consumer price or similar index) $25,000,000 in any Fiscal Year; provided, however, that any calculation made for purposes of this Section 8.2.8 shall exclude any amounts required to be expended for maintenance and repairs, insurance, taxes, assessments, and other similar charges.

         SECTION 8.2.9. Consolidation, Merger, etc. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except:

                  (a) the Borrower or a Wholly Owned Subsidiary may merge with another Person if (i) (A) Borrower or such Subsidiary is the continuing Person following such merger or (B) in the case of a merger by the Borrower, the Person (if other than the Borrower)

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

         formed by such merger (including a consolidation effected by a sale or transfer of all or substantially all of the assets of a Person) is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and expressly assumes the obligations of the Borrower under this Agreement, (ii) such merger or consolidation is otherwise permitted under the Senior Note Indentures, (iii) no Default (other than a Nonmaterial Subsidiary Default) has occurred and is continuing or would occur after giving effect thereto and (iv) after giving effect thereto, (x) the Rating by S&P shall be BB- or higher or the Rating by Moody's shall be Ba3 or higher; provided that if the Ratings by the Rating Agencies shall be at different levels, the Rating by the Rating Agency with the lower of such Ratings shall be no more than one level below the Rating of the Rating Agency with the higher of such Ratings;

                  (b) any Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other Subsidiary, and the assets or stock of any Subsidiary may be purchased or otherwise acquired by the Borrower or any other Subsidiary; provided, however, that if any Subsidiary that is a Pledged Entity shall merge with any other Subsidiary that is not a Pledged Entity, such Pledged Entity shall be the continuing Person following such merger; and provided, further, that if any Subsidiary that is a Pledged Entity shall liquidate or dissolve voluntarily into, or merge into, the Borrower or any other Subsidiary, or the assets or stock of any such Subsidiary are purchased or otherwise acquired by the Borrower or any other Subsidiary, the assets of such Subsidiary shall be transferred (whether by means of merger or otherwise) (i) to the Borrower (and pledged by the Borrower as collateral security for the Obligations) or (ii) to another Subsidiary that is a Pledged Entity;

                  (c) so long as no Default (other than a Nonmaterial Subsidiary Default) has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may purchase all or substantially all of the assets or stock of any Person if permitted by Section 8.2.5 and Section 8.2.7; and

                  (d) a Subsidiary may consolidate with, or merge into or with, another Person that is not the Borrower or a Subsidiary of the Borrower to the extent otherwise permitted under Section 8.2.10.

         SECTION 8.2.10. Asset Dispositions, etc. The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its assets (including accounts receivable and capital stock of Subsidiaries) to any Person (other than to the Borrower or any Subsidiary), whether done in a single transaction or a series of related transactions, unless

                  (a) such sale, transfer, lease, contribution or conveyance is
         (i) in the ordinary course of its business or (ii) permitted by Section 8.2.9; or

                  (b) in the event such sale, transfer, lease, contribution or conveyance involves the Domestic Gas Reserves or Canadian Gas Reserves, such sale, transfer, lease, contribution or conveyance, individually and taken together with all sales, transfers, leases, contributions or conveyances within the period of twelve consecutive calendar months

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

         during which such sale, transfer, lease, contribution or conveyance occurs, is a Permitted Sale; or

                  (c) such sale, transfer, lease, contribution or conveyance is not covered by clauses (a) or (b) above and (i) the Borrower or its Subsidiary receives consideration at the time of such sale, transfer, lease, contribution or conveyance at least equal to the Fair Market Value of assets being sold, transferred, leased, contributed or conveyed; (ii) at least seventy-five percent (75%) of the consideration received by the Borrower or such Subsidiary is in the form of cash or cash equivalents (other than with respect to the sale of the Gilroy Receivable, as to which there shall not be any minimum cash consideration requirement); (iii) in the case of all Asset Sales (other than the sale of the Gilroy Receivable), any non-cash consideration received by the Borrower or such Subsidiary in the form of Restricted Capital shall be deemed to be a usage of the Senior Notes Basket in an amount equal to the Fair Market Value of such Restricted Capital as of the date of consummation of such Asset Sale; (iv) in the case of the sale of the Gilroy Receivable, any non-cash consideration received by the Borrower or such Subsidiary shall not be deemed to be a usage of the Senior Notes Basket; (v) in the case of any Asset Sale or Monetization of CES Assets by CES (including any incurrence of secured Indebtedness by CES permitted under Section 8.2.2(m)), (A) such Asset Sale or Monetization provides for no recourse to the Borrower or any of its Subsidiaries (other than representations, warranties, covenants and indemnities entered into by the Borrower or any of its Subsidiaries which are customary in comparable Asset Sale or Monetization transactions) or any Lien on or recourse to any of their assets other than to CES and its Subsidiaries or to CES Assets (excluding, for avoidance of doubt, any capital stock of CES) and (B) the aggregate Fair Market Value of the CES Assets subject to all such Asset Sales and Monetizations, together with the aggregate outstanding principal amount of Non-Recourse Debt of CES incurred under Section 8.2.2(m), shall not exceed $500,000,000 during the term of this Agreement; (vi) in the case of any assets sold, transferred, leased, contributed or conveyed by the Borrower or any Subsidiary of the Borrower organized under the laws of the United States (or any State thereof, including the District of Columbia) to any Subsidiary of the Borrower organized under the laws of Canada or any province or territory thereof, the aggregate Fair Market Value of all such assets shall not exceed $100,000,000; and (vii) all prepayments required in respect thereof pursuant to Sections 2.2.2 and
         3.1.1 are made in accordance therewith.

         SECTION 8.2.11. Modification of Certain Agreements. The Borrower will not consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, any Restricted Capital described in clause (i) of the definition thereof, or any document or instrument evidencing or applicable thereto, other than (i) any amendment, supplement or other modification which (A) extends the date or reduces the amount of any required repayment or redemption or (B) cures any ambiguity, omission, defect or inconsistency therein or in any documentation under which such Restricted Capital is issued or incurred so long as such a cure is not adverse to the interests of the Lenders or (ii) any other change that is not adverse to the interests of the Lenders or that has been approved by the Required Lenders.

         SECTION 8.2.12. Transactions with Affiliates. Except for transactions between the Borrower and its Wholly Owned Subsidiaries or Cogen America or between one Wholly Owned

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

Subsidiary and another Wholly Owned Subsidiary or Cogen America, the Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement or contract is fair and equitable to the Borrower or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person which is not one of its Affiliates.

         SECTION 8.2.13. Negative Pledges, Restrictive Agreements, etc. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement which:

                           (i) prohibits the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of the Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

                           (ii) restricts the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower;

provided, however, that the above restriction shall not be applicable to (A) this Agreement or any other Loan Document; (B) any agreement governing Indebtedness permitted under Section 8.2.2(a), (b), (e), (f), (g), (j) (provided that the Borrower has delivered to the Agent a certificate of an Authorized Officer of the Borrower certifying that the provision contained in such agreement, which would otherwise cause such agreement to violate this Section 8.2.13, (I) is required in order to enter into such agreement, (II) is customary for such agreements and (III) applies only to the Person entering into such agreement and its Subsidiaries), (l), (m), (o) (provided that any such agreement, but for this proviso, would violate only clause (i) of this Section 8.2.13) or (p) (and refinancings, extensions and renewals of such Indebtedness permitted under Section 8.2.2(r)); (C) any agreement in respect of a Sale/Leaseback Transaction permitted under Section 8.2.3(m); or (D) any agreement pursuant to which any preferred equity shall be issued (provided that the provision contained in such agreement, which would otherwise cause such agreement to violate this Section 8.2.13, restricts only the right of the issuer of such preferred equity to pay dividends on the common equity of such issuer while any arrearage exists in the payment of dividends on such preferred equity).

         SECTION 8.2.14. Amendments to Canadian Documentation. The Borrower will not, and will not permit CCEC, CCEF or QCH, to amend the contractual arrangements among CCEC, QCH and CCEF in respect of the term debentures dated April 25, 2001, August 14, 2001 and August 23, 2001 between CCEC and CCEF and the documentation executed in connection therewith or the memorandum of association or articles of association of CCEC without the prior written consent of the Agent and the Arrangers, which consent shall not be unreasonably withheld or delayed. The Borrower will not permit any amendments to be made to the articles of incorporation of any Guarantor without the prior written consent of the Agent and the Arrangers, which consent shall not be unreasonably withheld or delayed. Nothing in this Section 8.2.14

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

shall, however, be deemed to limit the ability of any one or more of QM, JOQ or QCH to merge or consolidate with one or more of the others (subject only to a delivery of a certificate in a form reasonably satisfactory to the Agent to the effect that the merged entity would not be liable for any Obligations of CCEF).

         SECTION 8.2.15. Restrictions on Issuance of Preferred Equity. No Subsidiary of the Borrower shall issue any preferred or preference capital stock or other capital stock with rights prior to or in addition to those contained in common equity, other than any such equity issued by a Subsidiary of the Borrower (other than a Subsidiary that owns, directly or indirectly, any Material Designated Assets), the net proceeds of which are applied to finance the exploration, drilling, development, construction or purchase of or by, or repairs or improvements or additions to, property or assets of the Borrower or any Subsidiary.

         SECTION 8.3. No Restriction on Payments to the Borrower. Nothing herein shall restrict the ability of any Subsidiary of the Borrower to make any payment by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments or any other payment, directly or indirectly, to the Borrower.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

         SECTION 9.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 9.1 shall constitute an "Event of Default".

         SECTION 9.1.1. Non-Payment of Obligations. The Borrower shall default in the payment or prepayment when due of any principal of any Loan, the Borrower shall default in the payment when due of any Reimbursement Obligation, or the Borrower shall default (and such default shall continue unremedied for a period of five days) in the payment when due of interest on any Loan, any fee or of any other Obligation.

         SECTION 9.1.2. Breach of Warranty. Any representation or warranty of the Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of the Borrower or any other Obligor to the Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article VI) is or shall be incorrect when made in any material respect.

         SECTION 9.1.3. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of any of its obligations under Section 8.2 or the Fee Letter and such default shall continue unremedied for a period of 10 days after the earlier of (i) actual knowledge thereof by the Borrower or (ii) notice thereof has been given to the Borrower by the Agent or by any Lender.

         SECTION 9.1.4. Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a

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

period of 30 days after notice thereof shall have been given to the Borrower by the Agent or any Lender (or such longer period as the Required Lenders in their discretion, may agree, provided that such Obligor has commenced such cure within such 30 day period and thereafter diligently pursues such cure to completion).

         SECTION 9.1.5. Default on Other Indebtedness. (a) A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 9.1.1) of the Borrower or any of its Significant Subsidiaries or any other Obligor having a principal amount, individually or in the aggregate, in excess of $10,000,000, (b) a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or, in the case of the Borrower only, such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity (and notice of such default has been given to the relevant borrower), (c) a default shall occur in the performance or observance of any obligation or condition with respect to the Borrower's debt securities issued to a Trust or to any Indebtedness of any Significant Subsidiary (other than CCFCI and CCFCII) or Obligor, in either case having a principal amount in excess of $10,000,000, and, as a result thereof, the holder or holders of such debt securities or such Indebtedness, or any trustee or agent for such holders, causes such securities or Indebtedness to be repaid more quickly than theretofore scheduled, whether through the introduction of a "cash sweep," the increase of an existing "cash sweep" or otherwise, or (d) a default of a type described in clause (b) above shall occur with respect to any Indebtedness of CCFCI or CCFCII having an unpaid principal amount in excess of $10,000,000 (whether or not such default actually results in the acceleration of the applicable Indebtedness) and, as a result thereof, the holder or holders of such debt securities or such Indebtedness, or any trustee or agent for such holders, causes such securities or Indebtedness to be repaid more quickly than theretofore scheduled, whether through the introduction of a "cash sweep," the increase of an existing "cash sweep" or otherwise.

         SECTION 9.1.6. Judgments. Any final judgment or order (not covered by insurance) for the payment of money shall be rendered against the Borrower or any Significant Subsidiary or any other Obligor in an amount in excess of $25,000,000 (or its foreign currency equivalent) (treating any deductibles, self-insurance or retention as not so covered) which is not stayed or discharged within 30 days after entry of such final judgment or order, and there shall be any period of more than 30 consecutive days following entry of the final judgment or order in excess of $25,000,000 (or its foreign currency equivalent) during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

         SECTION 9.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan

                  (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such

         Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $10,000,000; or

                  (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

         SECTION 9.1.8. Control of the Borrower. Any Change in Control shall occur.

         SECTION 9.1.9. Bankruptcy, Insolvency, etc. The Borrower or any of its Significant Subsidiaries or any other Obligor shall

                  (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

                  (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Significant Subsidiaries or any other Obligor or any property of any thereof, or make a general assignment for the benefit of creditors;

                  (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Significant Subsidiaries or any other Obligor or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower, each Significant Subsidiary and each other Obligor hereby expressly authorizes the Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

                  (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any of its Significant Subsidiaries or any other Obligor, and, if any such case or proceeding is not commenced by the Borrower or such Significant Subsidiary or such other Obligor, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Significant Subsidiary or such other Obligor or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower, each Significant Subsidiary and each other Obligor hereby expressly authorizes the Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

                  (e) take any action authorizing any of the foregoing.

         SECTION 9.1.10. Impairment of Security, etc. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; or the Borrower, any other Obligor or any Subsidiary shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or

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

any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by such Loan Document.

         SECTION 9.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 9.1.9 shall occur with respect to the Borrower or any Significant Subsidiary or any other Obligor, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

         SECTION 9.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section
9.1.9 with respect to the Borrower or any Significant Subsidiary or any other Obligor) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate and the Agent may thereupon exercise any and all remedies available under the Loan Documents and applicable law.

                                   ARTICLE X

                                    THE AGENT

         SECTION 10.1. Actions. Each Lender hereby appoints Scotia Capital as its Agent under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes the Agent to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by such Person (with respect to which such Person agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agent and the Arrangers, pro rata according to such Lender's Aggregate Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Agent or any Arranger in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which the Agent or any Arranger is not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted from the Agent's or any Arranger's, as the case may be, gross negligence or willful misconduct. The Agent and the Arrangers shall not be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or

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any other Loan Document, unless they are indemnified hereunder to its satisfaction. If any indemnity in favor of the Agent or any Arranger shall be or become, in such Person's determination, inadequate, such Person may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

         SECTION 10.2. Funding Reliance, etc. Unless the Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., San Francisco time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its applicable Percentage of such Borrowing on the date specified therefor, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Agent, such Lender and the Borrower severally agree to repay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Agent made such amount available to the Borrower to the date such amount is repaid to the Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

         SECTION 10.3. Exculpation. Neither the Agent nor any of their respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by the Agent shall not obligate it to make any further inquiry or to take any action. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which it believes to be genuine and to have been presented by a proper Person.

         SECTION 10.4. Successor. The Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If the Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor thereto which shall thereupon become the Agent, as applicable, hereunder. If no successor shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Person may, on behalf of the Lenders, appoint a successor, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, as applicable, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as the Agent, the provisions of

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                  (a) this Article X shall inure to its benefit as to any
         actions taken or omitted to be taken by it while it was the Agent under this Agreement; and

                  (b) Section 11.3 (with respect to expenses incurred prior to resignation) and Section 11.4 shall continue to inure to its benefit.

         SECTION 10.5. Loans or Letters of Credit Issued by Agent or any Issuer.

                  (a) The Agent shall have the same rights and powers with respect to (x) the Loans made by it or any of its Affiliates, (y) the Notes held by it or any of its Affiliates, and (z) its participating interests in the Letters of Credit as any other Lender and may exercise the same as if it were not the Agent. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if such Person were not the Agent hereunder.

                  (b) Each Issuer shall have the same rights and powers with respect to (x) the Loans made by it or any of its Affiliates, (y) the Notes held by it or any of its Affiliates, and (z) its participating interests in the Letters of Credit as any other Lender and may exercise the same as if it were not an Issuer. Each Issuer and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not an Issuer hereunder.

         SECTION 10.6. Credit Decisions. Each Lender acknowledges that it has, independently of the Agent and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

         SECTION 10.7. Copies, etc. The Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Agent from the Borrower for distribution to the Lenders by the Agent in accordance with the terms of this Agreement.

         SECTION 10.8. Other Agents; Lead Arrangers. None of the Lenders identified on the facing page or signature pages of this Agreement as a "bookrunner," or "lead arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each

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Lender acknowledges that it has not relied, and will not rely, on any of the
Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

         SECTION 10.9. Collateral Matters.

                  (a) Each of the Lenders hereby acknowledges and agrees that Liens upon the Collateral granted to or held by the Agent or the Collateral Trustee under any Loan Document will be released:

                           (i) in whole, upon termination of the Revolving Loan Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit;

                           (ii)     as to any Collateral that is sold,
                  transferred or otherwise disposed of, or to be sold, transferred or otherwise disposed of, as part of any sale, transfer or other disposition, or proposed sale, transfer or other disposition permitted under Sections 8.2.9 or 8.2.10 (exclusive of any transfer (whether by means of merger or otherwise) to any Subsidiary of the Borrower permitted under Sections 8.2.9 or 8.2.10; provided, however, that if any Pledged Power Project is transferred from the Borrower to a Subsidiary that is a Pledged Entity or a Subsidiary of a Pledged Entity, the Lien created by the applicable Security Document thereon shall be so released);

                           (iii)    in connection with any abandonment,
                  forfeiture, surrender or release of oil and gas assets permitted under the Deeds of Trust;

                           (iv)     as to any Excluded Assets; and

                           (v)      to the extent permitted by Section 11.1(f).

                  (b) Each Lender hereby authorizes the Agent to act under the Collateral Trust Agreement to release the Collateral Trustee's Lien on applicable Collateral to the extent set forth in clause (a) above.

                  (c) Each Lender hereby authorizes and directs the Agent to transfer to the Collateral Trustee all Liens and security interests held by the Agent under the 2002 Credit Agreement, including the Agent's interest as beneficiary or mortgagee under the Existing Deeds of Trust, its interest as secured party under related financing statements and all rights, powers, duties and obligations under the Existing Deeds of Trust necessary or helpful in the exercise of the Collateral Trustee's duties and obligations under the Collateral Trust Agreement.

                  (d) The Borrower agrees that, in the case of any Lien to be released in connection with a proposed sale, transfer or other disposition pursuant to clause (a)(ii) above, (i) such release will only become effective in connection with a Permitted Sale, (ii) no Lien on such property has or will be granted to any other Person other than the Collateral Trustee (for the benefit of, among others, the Lenders hereunder) during the period between the date of such release and the date of the consummation of the Permitted Sale and (iii) in

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         the event that the consummation of the Permitted Sale does not take place (or a definitive binding agreement with respect to such Permitted Sale is not entered into) with 60 days of such release, the Lien of the Collateral Trustee (for the benefit of, among others, the Lenders hereunder) on such property will immediately and automatically be reinstated.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         SECTION 11.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and, except as set forth in the second proviso below, the Required Lenders; provided, however, that no such amendment, modification or waiver which would:

                  (a) modify this Section 11.1 or modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

                  (b) modify any requirement hereunder that any particular action be taken by the Required Revolving Lenders or change the definition of "Required Revolving Lenders" shall be effective unless consented to by each Revolving Lender;

                  (c) (i) increase (A) the Revolving Commitment Amount of any Revolving Lender or (B) the Revolving Percentage of any Revolving Lender shall be made without the consent of such Lender or (ii) extend the Revolving Loan Commitment Termination Date or change any provision expressly requiring the consent of all Revolving Lenders shall be made without the consent of each Revolving Lender;

                  (d) (i) increase (A) the Term B Loan Commitment Amount of any Term B Lender or (B) the Term Percentage of any Term B Lender shall be made without the consent of such Lender or (ii) change any provision expressly requiring the consent of all Term B Lenders shall be made without the consent of each Term B Lender;

                  (e) reduce any fees described in Article III shall be made without the consent of each Lender affected thereby or extend the due date for, or reduce the amount of, any scheduled payment of principal, interest or fees on any Loan (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of the Lender holding the Note evidencing such Loan;

                  (f) authorize the release of any Lien created by a Loan Document shall be effective without the consent of Lenders having at least 75% of the aggregate of all Term B Loans then outstanding, all unfunded Term B Loan Commitments, all Revolving Loans then outstanding, all Letter of Credit Outstandings on such date, and all unfunded Revolving Loan Commitments, except that no such consent shall be required to the extent that the sale or other disposition of the asset subject to the Lien is permitted hereunder and the proceeds thereof are applied as required by this Agreement;

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                  (g) modify the application of payments specified under
         Sections 2.2.2 and 3.1.1(c) shall be effective without the consent of the Supermajority Lenders;

                  (h) release any Guarantor shall be effective without the consent of all Lenders unless all or substantially all of the Collateral has been released hereunder;

                  (i) extend the due date for, or reduce the amount of, any Reimbursement Obligation for a Letter of Credit which has been drawn shall be made without the consent of the Issuer thereof and each Revolving Lender;

                  (j) affect adversely the interests, rights or obligations of an Issuer qua an Issuer shall be made without the consent of such Issuer; or

                  (k) affect adversely the interests, rights or obligations of the Agent qua the Agent shall be made without consent of the Agent; and

provided, further, that (a) none of the matters referred to in clauses (b),
(c)(i)(B), (c)(ii) or (i) of the immediately preceding proviso shall require the consent of any Term B Lender and (b) none of the matters referred to in clauses
(d)(i)(B) or (d)(ii) of the immediately preceding proviso shall require the consent of any Revolving Lender.

Notwithstanding the foregoing, Section 10.3 shall not be amended without the consent of the Agent. No failure or delay on the part of the Agent, any Lender or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Agent, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         SECTION 11.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

         SECTION 11.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable expenses of the Agent and the Arrangers (including the reasonable fees and out-of-pocket expenses of one special oil and gas counsel to the Agent and the Arrangers and one counsel to the Agent and the Arrangers covering all other matters, and of local counsel, if any, who may be retained by counsel to the Agent and the Arrangers) in connection with

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                  (a) the negotiation, preparation, execution, delivery or
         administration of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated,

                  (b) the filing, recording, refiling or rerecording of any Uniform Commercial Code financing statements and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof, and

                  (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

If the Agent or its counsel shall be precluded from undertaking the duties described in clause (b) above due to a conflict of interest, the Lenders may appoint another Lender and/or counsel to discharge such duties and the Borrower shall be responsible for the reasonable expenses of such Lender and counsel. The Borrower further agrees to pay, and to save the Agent, each Issuer and the Lenders harmless from all liability for, any stamp or other taxes (other than income taxes) which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, the issuance of the Notes, the issuance of the Letters of Credit, or any other Loan Documents. The Borrower also agrees to reimburse the Agent, each Issuer and each Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by the Agent or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations upon and during the continuing of an Event of Default.

         SECTION 11.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds the Agent, the Arrangers, the Issuers and each Lender and each of their respective Affiliates, officers, directors, employees and agents, and each other person controlling any of the foregoing within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, claims, liabilities and damages, and expenses incurred by any Indemnified Party in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

                  (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or the use of any Letter of Credit;

                  (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of the Required Lenders' refusal to make any Credit Extension as a result of the Borrower's failure to satisfy the conditions in Article VI

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         hereof but not including any breach of this Agreement or any other Loan
         Document by the Agent or any of the Lenders);

                  (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not the Agent or such Lender is party thereto;

                  (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material; or

                  (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, except for any such Indemnified Liabilities resulting from, arising out of or relating to the relevant Indemnified Party's gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. In addition to the foregoing, the Borrower hereby waives any and all rights to seek or obtain consequential damages from any Indemnified Party.

         The Lenders agree to indemnify each Issuer with respect to any acts taken or omissions suffered by the Issuer in connection with each Letter of Credit issued by it or proposed to be issued by it and the related Issuance Request (to the extent not reimbursed by the Borrower), ratably according to their respective Aggregate Percentages, from and against any and all claims, damages, losses, liabilities and expenses (including without limitation, reasonable fees and disbursements of counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any Issuer in any way relating to or arising out of any of the Loan Documents or the Letters of Credit or any action taken or omitted by such Issuer under the Loan Documents or the Letters of Credit (EXPRESSLY INCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF THE ISSUER, BUT EXCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE ISSUER). IT IS THE INTENT OF THE PARTIES HERETO THAT THE ISSUER SHALL, TO THE EXTENT PROVIDED IN THIS SECTION 11.4, BE INDEMNIFIED FOR ITS OWN ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE. Without limitation of the foregoing, each Lender agrees to reimburse each Issuer promptly upon demand for such Lender's ratable share of any reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by such Issuer in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in

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respect of rights or responsibilities under, the Loan Documents or the Letters of Credit, or any of them, to the extent that the Issuer is not reimbursed for such expenses by the Borrower.

         SECTION 11.5. Survival. The obligations of the Borrower under Sections 5.3, 5.4, 5.5, 5.6, 11.3 and 11.4, and the obligations of the Lenders under
Section 10.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by each Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

         SECTION 11.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 11.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

         SECTION 11.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower and the Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent, and the conditions precedent set forth in Section 6.1 shall have been satisfied.

         SECTION 11.9. Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

         SECTION 11.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

                  (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and all Lenders; and

                  (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 11.11.

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         SECTION 11.11. Sale and Transfer of Loans and Notes; Participations in
Loans and Notes. Each Lender may assign, or sell participations in, its Loans, Notes and Revolving Loan Commitments to one or more other Persons in accordance with this Section 11.11.

         SECTION 11.11.1. Assignments. Any Lender,

                  (a) with the written consent of the Borrower and the Agent (which consents shall not be unreasonably withheld and which consent, in the case of the Borrower, shall be deemed to have been given in the absence of a written notice delivered by the Borrower to the Agent, on or before the fifth Business Day after receipt by the Borrower of such Lender's request for consent, stating, in reasonable detail, the reasons why the Borrower proposes to withhold such consent and which consent shall not be required from the Borrower after the occurrence and during the continuance of an Event of Default) and each Issuer (which consent may be granted or withheld in its sole unfettered discretion) may at any time assign and delegate its Revolving Loans and/or Revolving Loan Commitments to one or more commercial banks or other financial institutions; provided that, in addition to the consents of the Agent and each Issuer as set forth above, only notice to and not the consent of the Borrower shall be required for the assignment and delegation of Revolving Loans and/or Revolving Loan Commitments (i) to any Affiliate or Approved Fund of such Lender or
         (ii) in connection with the primary syndication of the Revolving Loans and/or Revolving Loan Commitments by the Arrangers, and

                  (b) with the written consent of the Borrower and the Agent (which consents shall not be unreasonably withheld and which consent, in the case of the Borrower, shall be deemed to have been given in the absence of a written notice delivered by the Borrower to the Agent, on or before the fifth Business Day after receipt by the Borrower of such Lender's request for consent, stating, in reasonable detail, the reasons why the Borrower proposes to withhold such consent and which consent shall not be required from the Borrower after the occurrence and during the continuance of an Event of Default or in connection with the assignment and delegation of any Term B Loans) may at any time assign and delegate its Term B Loans to one or more commercial banks or other financial institutions; provided that, in addition to the consent of the Agent as set forth above, only notice to and not the consent of the Borrower shall be required for the assignment and delegation of Term B Loans (i) to any Affiliate or Approved Fund of such Lender or
         (ii) in connection with the primary syndication of the Term B Loans by the Arrangers,

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans, Commitments and other interests, in a minimum aggregate amount of $5,000,000 in the case of Revolving Loan Commitments or, if less, the amount of such Lender's Revolving Loan Commitment; provided, however, that any such Assignee Lender will comply, if applicable, with the provisions contained in Section 5.6 and further, provided, however, that, the Borrower, each other Obligor and the Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

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                           (i)      written notice of such assignment and
                  delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Agent by such Lender and such Assignee Lender,

                           (ii) such Assignee Lender shall have executed and delivered to the Borrower and the Agent a Lender Assignment Agreement, and to the extent and on the terms required herein, such agreement shall have been accepted by the Agent and the Borrower, and

                           (iii) the processing fees described below shall have been paid.

From and after the date that the Agent accepts such Lender Assignment Agreement,
(x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents with respect to obligations arising after the date of assignment. Within five Business Days after its receipt of notice that the Agent has received an executed Lender Assignment Agreement, the Borrower shall, if requested by the Assignee Lender, execute and deliver to the Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and Commitments and, if the assignor Lender has retained Loans and Commitments hereunder, replacement Notes in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Notes. The assignor Lender shall mark the predecessor Notes "exchanged" and deliver them to the Borrower. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Agent upon delivery of any Lender Assignment Agreement in the amount of $3,000. Any attempted assignment and delegation not made in accordance with this Section 11.11.1 shall be null and void. In addition to the foregoing, and notwithstanding any other provision hereof, (i) any Lender may at any time without notice to or consent by any other Person assign its rights under this Agreement to any Federal Reserve Bank and (ii) the Agent shall provide notice to the Lenders of any assignments by it under this Section 11.11.1.

         SECTION 11.11.2. Participations. Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests (or a sub-participating interest, in the case of a Lender's participating interest in a Letter of Credit) in any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however, that

                  (a) no participation or sub-participation contemplated in this
         Section 11.11 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document,

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

                  (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations,

                  (c) the Borrower and each other Obligor and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents,

                  (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (b) of
         Section 11.1, and

                  (e) the Borrower shall not be required to pay any amount under
         Section 5.6 that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees that each Participant, for purposes of Sections 5.3, 5.4, 5.5, 5.6, 5.8, 5.9, 11.3 and 11.4, shall be considered a
Lender.

         SECTION 11.11.3. Special Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by the Granting Lender to the Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender is obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall remain obligated to make such Loan pursuant to the terms hereof, (iii) the Borrower shall not be required to pay any amount under Section 5.6 that is greater than the amount which it would have been required to pay had there been no grant to an SPC and any SPC (or assignee of an SPC) will comply, if applicable, with the provisions contained in Section 5.6. No grant by any Granting Lender to an SPC agreeing to provide a Loan or making of such Loan by any SPC shall operate to relieve such Granting Lender of its liabilities and obligations hereunder, except to the extent of the making of such Loan by such SPC. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In addition, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and the Agent, each in its sole discretion) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section may not be amended without the written consent of any SPC that

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holds an option to provide Loans. No recourse under any obligation, covenant, or agreement of the SPC contained in this Agreement shall be had against any shareholder, officer, agent or director of the SPC as such, by the enforcement of any assessment or by any proceeding, by virtue of any statute or otherwise;
it being expressly agreed and understood that this Agreement is a corporate obligation of the SPC and no personal liability shall attach to or be incurred by any officer, agents or member of the SPC as such, or any of them under or by reason of any of the obligations, covenants or agreements of the SPC contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the SPC of any such obligations, covenants or agreements, either at law or by statute or constitution, of every such shareholder, officer, agent or director is hereby expressly waived by all parties to this Agreement as a condition of and consideration for the SPC entering into this Agreement; provided, however, that the foregoing shall not relieve any such person or entity of any liability they might otherwise have as a result of fraudulent actions or omissions taken by them. All parties to this Agreement acknowledge and agree that the SPC shall only be liable for any claims that each of them may have against the SPC only to the extent of the SPC's assets. The provisions of this clause shall survive the termination of this Agreement.

         SECTION 11.12. Other Transactions. Nothing contained herein shall preclude the Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

         SECTION 11.13. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK OR IN ANY MANNER PROVIDED BY LAW. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH

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

LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         SECTION 11.14. Waiver of Jury Trial. THE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION AMONG ANY OF THE AGENT, THE LENDERS AND THE BORROWER BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

         SECTION 11.15. Confidentiality. The Lenders shall hold all non-public information (which has been identified as such by the Borrower) obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure to any of their examiners, their Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any bona fide transferee, participant or assignee or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided, however, that

                  (a) unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information;

                  (b) prior to any such disclosure pursuant to this Section 11.15, each Lender shall require any such bona fide transferee, participant and assignee receiving a disclosure of non-public information to agree in writing

                           (i)      to be bound by this Section 11.15;

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

                           (ii) to require such Person to require any other Person to whom such Person discloses such non-public information to be similarly bound by this Section 11.15;

                  (c) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, no Lender shall be obligated or required to return any materials furnished by the Borrower or any Subsidiary; and

                  (d) to any direct or indirect contractual counterparty in swap agreements or to such contractual counterparty's advisor (so long as such contractual counterparty or advisor agrees to be bound by the provisions of this Section 11.15).

Notwithstanding anything herein to the contrary, the parties to this Agreement (and their employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure. However, no such party shall disclose any information relating to such tax treatment or tax structure to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws. For this purpose, "tax structure" is limited to facts relevant to the U.S. federal income tax treatment of the transactions contemplated by this Agreement and does not include information relating to the identity of the Borrower, its affiliates, agents or advisors.

         SECTION 11.16. Judgment Currency. The Obligations of the Borrower and any other Obligor in respect of any sum due to any Lender or the Agent hereunder, under the Notes or under or in respect of any other Loan Document shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum was originally denominated (the "Original Currency"), be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent of any sum adjudged to be so due in the Judgment Currency, such Lender or the Agent, in accordance with normal banking procedures, purchases the Original Currency with the Judgment Currency. If the amount of Original Currency so purchased is less than the sum originally due to such Lender or the Agent, the Borrower agrees as a separate obligation and notwithstanding any such judgment, to indemnify each Lender and the Agent, as the case may be, against such loss, and if the amount of Original Currency so purchased exceeds the sum originally due to such Lender and the Agent, as the case may be, each Lender and the Agent agree to remit any excess to the applicable Obligor. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due under any Loan Document in another currency into Dollars, Canadian Dollars or Sterling, as the case may be, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the applicable Lender could purchase such other currency with Dollars, Canadian Dollars or Sterling, as the case may be, in New York, at the close of business on the Business Day immediately preceding the day on which final judgment is given, together with any premiums and costs of exchange payable in connection with such purchase.

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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                           CALPINE CORPORATION

                                           By: /s/ Michael Thomas
                                               ---------------------------------
                                               Name: Michael Thomas
                                               Title:

                                           Address: 50 West San Fernando Avenue
                                                    San Jose, CA 95113

                                           Facsimile No.: (408) 995-0505

                                           Attention: Treasurer

                             THE BANK OF NOVA SCOTIA,
                             as Agent

                             By: /s/ Denis P. O'Meara
                                 -----------------------------------------
                                 Name: Denis P. O'Meara
                                 Title: Managing Director

                             Address: Scotia Capital
                                      One Liberty Plaza
                                      New York, NY 10006

                             Facsimile No.: (212) 225-5480

                             Attention: Denis P. O'Meara

                             with a copy to: The Bank of Nova Scotia
                                             600 Peachtree Street N.E.
                                             Suite 2700
                                             Atlanta, GA 30308

                             Facsimile No.: (404) 888-8998

                             Attention: Hilma Gabbidon
                                        Administrative Agent
                                        Loan Administration

                             BAYERISCHE LANDESBANK, CAYMAN ISLANDS BRANCH, as Lender

                             By: /s/ Dietmar Rieg             /s/ James H. Boyle
                                 -----------------------------------------------
                                 Name: Dietmar Rieg               James H. Boyle
                                 Title: First Vice President      Vice President

                             Address: 560 Lexington Avenue
                                      New York, New York 10022

                             Facsimile No.: 212-310-9930

                             Attention: Loan Administration

                             CREDIT LYONNAIS NEW YORK BRANCH,
                             as Lender

                             By: /s/ Martin C. Livingston
                                 -------------------------------------------
                                 Name: Martin C. Livingston
                                 Title: Vice President

                             Address: 1301 Avenue of the Americas
                                      New York, NY 10019

                             Facsimile No.: 212.261.3421

                             Attention: Project Finance Department

                             ING CAPITAL LLC,
                             as Lender

                             By: /s/ Charles M. O'Neil
                                 -----------------------------------------
                                 Name: Charles M. O'Neil
                                 Title: Managing Director

                             By: /s/ G. Dominick Bellamy, Jr.
                                 -----------------------------------------
                                 Name: G. Dominick Bellamy, Jr.
                                 Title: Director

                             Address: 1325 Avenue of the Americas
                                      7th Floor
                                      New York, New York 10019

                             Facsimile No.: 646-424-6440 / 6441

                             Attention: Charmen Smith

                             UNION BANK OF CALIFORNIA, N.A.,
                             as Lender

                             By: /s/ Bryan Read
                                ------------------------------------------------
                                Name: Bryan Read
                                Title: Vice President

                             Address: Union Bank of California, N.A.
                                      Energy Capital Services
                                      445 South Figueroa St. 15th Floor
                                      Los Angeles, CA 90071

                             Facsimile No.: (213) 236-4096

                             Attention: Bryan Read

                             TORONTO DOMINION (TEXAS) INC.,
                             as Lender

                             By: /s/ Lynn Chasin
                                 -----------------------------------------------
                                 Name: Lynn Chasin
                                 Title: Vice President

                             Address: 909 Fannin St.,
                                      Suite 1700
                                      Houston, Texas 77010

                             Facsimile No.: 713-951-9921

                             Attention: Lynn Chasin